As filed with the Securities and Exchange Commission on May 11, 1999

                                                      Registration No. 333-69265
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


       SOUTHERN STATES COOPERATIVE,
               INCORPORATED                    SOUTHERN STATES CAPITAL TRUST I
-----------------------------------          -----------------------------------
  (EXACT NAME OF REGISTRANT AS                    (EXACT NAME OF REGISTRANT AS
    SPECIFIED IN ITS CHARTER)                       SPECIFIED IN ITS CHARTER)



           VIRGINIA                                      DELAWARE
------------------------------------         -----------------------------------
  (STATE OR OTHER JURISDICTION OF             (STATE OR OTHER JURISDICTION OF
   INCORPORATION OR ORGANIZATION)              INCORPORATION OR ORGANIZATION)


              5191                                         5191
------------------------------------         -----------------------------------
   (PRIMARY STANDARD INDUSTRIAL                (PRIMARY STANDARD INDUSTRIAL
    CLASSIFICATION CODE NUMBER)                 CLASSIFICATION CODE NUMBER)

         54-0387200                                    51-6509316
------------------------------------         -----------------------------------
(I.R.S. EMPLOYER IDENTIFICATION NO.)        (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             6606 WEST BROAD STREET
                            RICHMOND, VIRGINIA 23230
                                 (804) 281-1000
                   ------------------------------------------
                        (ADDRESS AND TELEPHONE NUMBER OF
                    REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)


                             N. HOPPER ANCARROW, JR.
                        SOUTHERN STATES COOPERATIVE, INC.
                             6606 WEST BROAD STREET
                            RICHMOND, VIRGINIA 23230
                                 (804) 281-1205
               --------------------------------------------------
                (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR
                                    SERVICE)

                                   COPIES TO:
 F. CLAIBORNE JOHNSTON, JR., ESQ.                      MICHAEL W. WEIR, ESQ.
     MAYS & VALENTINE, L.L.P.                           SULLIVAN & CROMWELL
      1111 EAST MAIN STREET                               125 BROAD STREET
    RICHMOND, VIRGINIA 23218                         NEW YORK, NEW YORK 10004
        (804) 697-1214                                   (212) 558-3941

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
----------------------------- ------------------- --------------- ------------------ ------------
                                                     PROPOSED     PROPOSED MAXIMUM
   TITLE OF EACH CLASS             PROPOSED           MAXIMUM         AGGREGATE       AMOUNT OF
     OF SECURITIES TO               MAXIMUM          OFFERING      OFFERING PRICE    REGISTRATION
      BE REGISTERED                AMOUNT TO           PRICE           (1) (2)       FEE (3) (4)
                                 BE REGISTERED       PER UNIT
                                    (1) (2)
----------------------------- ------------------- --------------- ------------------ ------------
  Capital Securities of
 Southern States Capital          $86,250,000         $25.00         $86,250,000       $23,978
         Trust I
----------------------------- ------------------- --------------- ------------------ ------------
----------------------------- ------------------- --------------- ------------------ ------------
   Junior Subordinated
  Debentures of Southern              (7)
 States Cooperative, Inc.
due _______ ___, 2029 (5)
----------------------------- ------------------- --------------- ------------------ ------------
----------------------------- ------------------- --------------- ------------------ ------------
   Guarantee of Capital
  Securities by Southern              (7)
 States Cooperative, Inc.
           (6)
----------------------------- ------------------- --------------- ------------------ ------------



     (1) Includes $11,250,000 liquidation amount of Capital Securities ("Capital Securities") offered hereby which may be sold to cover over-allotments, if any.

     (2) Represents the aggregate liquidation amount of the Capital Securities to be issued hereunder and the principal amount of the Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") that may be distributed to holders of Capital Securities upon any liquidation of Southern States Capital Trust I (the "Trust").

     (3) The registration fee is calculated in accordance with Section 6 of the Securities Act of 1933, as amended.

     (4) The entire $23,978 fee was paid with our initial filing of this Registration Statement on December 18, 1998.

     (5) The Junior Subordinated Debentures will be purchased by the Trust with the proceeds of the sale of the Capital Securities. The Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of the Capital Securities of the Trust upon its dissolution and the distribution of its assets.

     (6) No separate consideration will be received for the Guarantee of the Capital Securities by Southern States Cooperative, Inc. (the "Guarantee").

     (7) This Registration Statement is deemed to cover the Junior Subordinated Debentures of Southern States Cooperative, Inc., the rights of holders of the Junior Subordinated Debentures under the Junior Subordinated Indenture (as defined herein), and the rights of holders of Capital Securities of the Trust under the Trust Agreement (as defined herein) and the Guarantee which, taken together, fully, irrevocably and unconditionally guarantee the obligations of the Trust under the Capital Securities.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS
-----------------------


                     $75,000,000 ___% Capital Securities
                        SOUTHERN STATES CAPITAL TRUST I
               (Liquidation Amount $25 per Capital Security)
                  Fully and Unconditionally Guaranteed by
                  SOUTHERN STATES COOPERATIVE, INCORPORATED
                           --------------------

            Southern States Capital Trust I is offering up to $75,000,000 aggregate liquidation amount of its ___% Capital Securities. The Capital Securities are registered under the Securities Act of 1933. The proceeds from the sale of the Capital Securities will be used to buy a series of ___% Junior Subordinated Debentures due _____, 2029 issued by Southern States Cooperative, Incorporated. If you purchase these Capital Securities, you will be entitled to receive annual distributions at a rate of __%. Distributions will be paid quarterly. Interest payments on the junior subordinated debentures may be deferred up to 20 consecutive quarters (5 years). If the interest payments are deferred, Southern States Capital Trust I will also defer distributions. See "Prospectus Summary."

            We urge you to carefully read the "Risk Factors" section beginning on page __, where we describe specific risks associated with these Capital Securities, along with the rest of this prospectus before you make your investment decision.

            We plan to list the Capital Securities on the New York Stock Exchange under the trading symbol __________. We expect that the Capital Securities will begin trading on the New York Stock Exchange within 30 days after they are first issued.

                       --------------------

Underwriting commissions of $________ per Capital Security (or $________ for all Capital Securities) will be paid by Southern States Cooperative, Incorporated.


                                            Per Capital
                                             Security                Total
                                             --------                -----
    Public Offering Price.............        $25.00              $75,000,000
    Underwriting Discount.............          --                    --
    Proceeds to the Trust.............        $25.00              $75,000,000


            The underwriters may also purchase up to an additional $11,250,000 liquidation amount of Capital Securities at $25 per capital security within 30 days from the date of this prospectus to cover over-allotments. Southern States Cooperative, Incorporated will pay an underwriting commission of $_____ for each such Capital Security purchased.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

            The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                        --------------------

                  FIRST UNION CAPITAL MARKETS CORP.

LEHMAN BROTHERS                          NATIONSBANC MONTGOMERY SECURITIES LLC

                        --------------------

       The date of this preliminary prospectus is ___________, 1999.

[To follow front cover for EDGAR filing only]

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this Prospectus nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of Southern States or the Trust since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                              TABLE OF CONTENTS
                                                                 Page
                                                                 ----
Prospectus Summary..............................................   2
Risk Factors....................................................   9
Southern States Capital Trust I.................................  15
Use of Proceeds.................................................  16
Capitalization..................................................  18
Unaudited Pro Forma Condensed Combined Financial Information....  19
Selected Historical Consolidated Financial Information..........  24
Management's Discussion and Analysis of Financial Condition and
  Results of Operations.........................................  28
Farm Cooperatives...............................................  45
Southern States.................................................  46
Business of Southern States.....................................  51
Acquisition of the Gold Kist Inputs Business....................  67
Management......................................................  72
Description of the Capital Securities...........................  82
Description of the Junior Subordinated Debentures...............  98
The Guarantee................................................... 109
The Expense Agreement........................................... 112
Effect of Obligations Under the Junior Subordinated Debentures,
   the Guarantee and the Expense Agreement...................... 112
United States Federal Income Taxation........................... 115
ERISA Considerations............................................ 121
Underwriting.................................................... 122
Legal Matters................................................... 124
Experts......................................................... 124
Available Information........................................... 124
Disclosure Regarding Forward Looking Statements................. 125
Index to Financial Statements................................... F-1

[Inside fold out page with map of Southern States Cooperative, Incorporated operating territory]

           [Picture of Agricultural Retail Farm Supply Store]

                     [Picture of Metro Retail Store]

                   [Picture of Fertilizer Application]

               [Picture of Petroleum and Propane Operations]

                         PROSPECTUS SUMMARY

        Because this is a summary, it does not contain all the information that may be important to you. You should read the entire document before making a decision. Also please note that the description under "Business of Southern States" in the full text portion of this prospectus does not include information relating to the acquisition of the Gold Kist Inputs Business. For a description of the Gold Kist Inputs Business and its integration with Southern States' business operations, see "Acquisition of the Gold Kist Inputs Business." Southern States' fiscal year ends on June 30.



              SOUTHERN STATES COOPERATIVE, INCORPORATED

Overview

         Southern States Cooperative, Incorporated ("Southern States") is a regional farmers' supply and marketing cooperative. With fiscal 1998 sales of $1.1 billion, we are one of the largest agricultural cooperatives east of the Mississippi River.

        We serve a wide range of rural and urban customers in our traditional six-state Mid-Atlantic territory of Delaware, Maryland, Virginia, West Virginia, Kentucky and North Carolina and, more recently, in Michigan, Ohio and Indiana. We also expanded our operations in the fall of 1998 into the Southeastern and South Central states through the acquisition of the agricultural farm supply operations of Gold Kist Inc., another agricultural cooperative organization.

        Taking into account this recent acquisition, our business is now owned by over 300,000 farmer and local cooperative members. We are the principal cooperative in a cooperative distribution system that now encompasses almost 700 retail locations. See "Southern States--The Southern States Distribution System."

        Founded in 1923, we operated for many years exclusively as a supply (or "inputs") cooperative, purchasing, manufacturing, processing and distributing fertilizer, crop protectants, feed, seed and other farm supply items for our farmer members. Since 1977, we have also marketed grain for our members and currently market approximately 25 to 30 million bushels of grain annually in our Mid-Atlantic territory. During the last fiscal year, we entered into the livestock marketing business through the acquisition of Michigan Livestock Exchange, a 75-year-old livestock marketing cooperative operating in the four-state territory of Michigan, Ohio, Indiana and Kentucky. As a result, we believe we are now the largest livestock marketing cooperative in the United States.

        We are making this offering of Capital Securities to raise additional capital to support the continued growth of our business.

                          THE OFFERING




The Capital Securities to Be Offered by Southern States Capital Trust I

            Southern States Capital Trust I ("Southern States Capital Trust" or the "Trust") will sell its Capital Securities to the public and its Common Securities to Southern States. Southern States Capital Trust will use the proceeds from these sales to buy a series of ___% Deferrable Interest Junior Subordinated Debentures due _________, 2029 from Southern States with the same payment terms as the Capital Securities.

You Will Be Entitled to Receive Quarterly Distributions on the Capital
Securities

            If you purchase the Capital Securities, you will be entitled to receive cumulative cash distributions at an annual rate of ____% of the liquidation amount of $25 per Capital Security. Distributions will accumulate from the date the trust issues the Capital Securities and will be paid quarterly in arrears on January 1, April 1, July 1, and October 1 of each year, beginning _____ 1, 1999.

Quarterly Distributions May Be Deferred for up to 20 Consecutive Quarters

            As long as no default under the junior subordinated debentures has occurred, Southern States may defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods, but not beyond the maturity date of the junior subordinated debentures. See "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period." If Southern States defers interest payments on the junior subordinated debentures, the trust will also defer distributions on the Capital Securities. During this deferral period, you will still accumulate distributions at an annual rate of __% of the liquidation amount of $25 per Capital Security and (to the extent permitted by law) on any unpaid distributions. You will also be required to accrue interest income and include it in your gross income for United States federal income tax purposes, even if you are a cash basis taxpayer.

The Capital Securities May Be Redeemed Prior to Maturity

            The Tust must redeem the Capital Securities when the junior subordinated debentures are paid at maturity or upon any earlier redemption. Southern States has the option at any time on or after _____________, 2004 to redeem the junior subordinated debentures for the liquidation amount plus any unpaid distributions. In addition, Southern States may redeem the junior subordinated debentures before __________, 2004, if specific tax events occur. Upon any redemption, you will receive the liquidation amount of $25 per Capital Security plus any unpaid distributions accrued to the date of redemption.

As Owner of the Capital Securities, You Will Have Limited Voting Rights

            Generally, holders of the Capital Securities will not have any voting rights, except under the limited circumstances described under "Description of the Capital Securities--Voting Rights." The holders of a majority in liquidation amount of the Capital Securities, however, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any trust or power conferred upon the property trustee.

Southern States Has Fully and Unconditionally Guaranteed the Capital Securities on a Subordinated Basis

            Southern States has fully and unconditionally guaranteed the Capital Securities based on:

o its obligations to make payments on the junior subordinated debentures;

o           its obligations under the guarantee agreement; and

o its obligations under the expense agreement (as that term is defined below in the section captioned "Southern States Capital Trust I").

            For a discussion of Southern States' obligations listed above, see the sections entitled "The Guarantee" and "Effect of Obligations Under the Junior Subordinated Debentures, the Guarantee and the Expense Agreement."

            The guarantee does not cover payments when Southern States Capital Trust does not have sufficient funds to make the payments. If Southern States does not make a payment on the junior subordinated debentures, the Trust will not have sufficient funds available to make distributions on the Capital Securities and will not make such distributions. As a result, you will not be able to rely upon the guarantee for payment of these amounts. Instead, you or the property trustee may enforce the rights of the trust under the junior subordinated debentures directly against Southern States.

The Junior Subordinated Debentures Will Be Subordinate to Existing and Future Senior Indebtedness of Southern States

            Southern States' obligations under the junior subordinated debentures will be subject to payment on its Senior Indebtedness (as defined in "Description of the Junior Subordinated Debentures--Subordination") and will be effectively subordinate to all existing secured and unsecured debt of Southern States and its subsidiaries. The junior subordinated debentures also will be subordinate to all future debt of Southern States unless, by its terms, such debt is on a parity with or subordinate to the junior subordinated debentures. As of December 31, 1998, the aggregate amount of Senior Indebtedness and liabilities and obligations of Southern States and its subsidiaries that would have effectively ranked senior to the junior subordinated debentures was approximately $331.8 million.

You Have Certain Rights in the Event of Default by Southern States

The following are events of default under both the Indenture and the Trust Agreement (as these terms are defined in "Southern States Capital Trust I"):

o Southern States' failure for 30 days or more to pay interest on the junior subordinated debentures when due;

o Southern States' failure to pay principal of or premium, if any, on the junior subordinated debentures when due;

o Southern States' failure to perform any other covenant in the Indenture which continues for 60 days after written notice;

o           specific bankruptcy, insolvency or reorganization events.

If any of these events of default occurs and is continuing, either the property trustee or the holders of at least 25% of the principal amount of the junior subordinated debentures may declare the principal of and interest on the junior subordinated debentures due and payable immediately. Since Southern States Capital Trust will hold all of the junior subordinated debentures, the property trustee will have the authority to declare the principal of and interest on the junior subordinated debentures due and payable.

The holders of a majority of the principal amount of the junior subordinated debentures may, under certain circumstances, rescind and annul any acceleration of the payment of the principal and interest as a result of an event of default. See "Description of the Junior Subordinated Debentures--Debenture Events of Default."

If the property trustee fails to enforce its rights, any holder of the Capital Securities may proceed directly against Southern States to enforce the property trustee's rights. In addition, if an event of default arises due to the failure of Southern States to pay principal or interest on the junior subordinated debentures, any holder of Capital Securities may proceed directly against Southern States to collect its proportionate share of unpaid principal and interest. Holders of Capital Securities have similar rights in the event of a default by Southern States under the guarantee.

If an event of default has occurred or if Southern States has defaulted on its obligations under the guarantee, Southern States will not be permitted to:

o declare or pay any dividends or make any distributions with respect to its capital stock or patrons' equity;

o redeem, purchase, acquire or make a liquidation payment with respect to its capital stock or patrons' equity;

o redeem any patronage refund allocations (discussed in "Southern States--Cooperative Structure--Patronage Refunds"); or

o pay any principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equal with or junior to the junior subordinated debentures.

Southern States May Liquidate the Trust at Any Time

            Southern States will have the right at any time to liquidate the Trust and cause the junior subordinated debentures to be distributed to the holders of the Capital Securities and Common Securities of the Trust in liquidation of the Trust.

            In the event of the involuntary or voluntary liquidation, dissolution, winding up or termination of the Trust, the holders of the Capital Securities will be entitled to receive for each Capital Security a liquidation amount of $25 plus any accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the junior subordinated debentures are distributed to the holders of the Capital Securities.

            If the junior subordinated debentures are so distributed, Southern States will use its best efforts to list them on the New York Stock Exchange or such other stock exchange or automated quotation system, if any, on which the Capital Securities are then listed or quoted.

You will not Receive a Certificate for the Capital Securities

            The Capital Securities will be represented by a global security that will be deposited with and registered in the name of The Depository Trust Company, New York, New York, or its nominee. This means that you will not receive a certificate for the Capital Securities.

            We expect  the  Capital  Securities  will be ready for  delivery  in
book-entry  form  only  through  The  Depository   Trust  Company  on  or  about
____________, 1999.


                         BUSINESS OF SOUTHERN STATES

        Southern States is both a supply and a marketing cooperative:

>> As a supply cooperative, we provide agricultural supplies ("inputs") and services to our members and others through our crops, feed, petroleum, retail farm supply, and farm and home divisions.

>> As a marketing cooperative, we provide marketing services for our members through our grain marketing and livestock marketing divisions.

        Crops.  Our  Crops  division  procures,   manufactures  and  distributes
fertilizer, seed and crop protectants such as herbicides and pesticides to members and other customers throughout Southern States' Mid-Atlantic territory. The Crops division also customizes seeds for our customers by incorporating licensed genetics into our seed stock.

        Feed. Our Feed division procures, manufactures and distributes a wide range of dairy, livestock, equine, poultry, pet and aquaculture feeds.

        Petroleum. Our Petroleum division sells petroleum products, including all grades of gasoline, kerosene, fuel oil, diesel fuel and propane, as well as petroleum equipment.

        Retail Farm Supply. Our Retail Farm Supply division operates approximately 200 company-owned and managed local cooperative retail farm supply locations in our Mid-Atlantic territory. These locations provide members and other customers with "one-stop shopping" for a full range of agricultural production materials and related services.

        Farm and Home. Our Farm and Home division distributes farm and home products at wholesale to our retail farm supply locations and at retail through 26 metropolitan retail locations. This division also distributes fertilizer, crop protectants, seeds and other agronomic supplies to dealers and commercial accounts in several eastern and midwestern states through Southern States' wholly owned subsidiary, Wetsel, Inc.

        Marketing. We conduct most of our marketing activities through our Grain Marketing and Livestock Marketing divisions. The Grain Marketing division operates a year-round market for produced grains--primarily corn, soybeans, wheat and barley.

        The Livestock Marketing division was established in April 1998, through the acquisition of Michigan Livestock Exchange. This division operates 11 livestock auction facilities and 28 swine buying stations, 10 of which are also livestock auction facilities, in the four-state territory of Michigan, Ohio, Indiana and Kentucky.

        Acquisition of Gold Kist Inputs Business. In October 1998, we purchased the agricultural farm supply business of Gold Kist Inc., a major southeastern marketing and supply cooperative. Through this portion of our business, we purchase, manufacture and process fertilizers, crop protectants, seed, pet food, livestock feed and other farm supply items for distribution and sale in the eight-state territory of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, South Carolina and Texas. This acquisition has significantly added to the size and geographical scope of our business. See "Use of Proceeds" and "Acquisition of the Gold Kist Inputs Business" for additional information concerning the terms of the agreement between Southern States and Gold Kist for the purchase of the Gold Kist Inputs Business. See also "Risk Factors--Our Ability to Improve the Profitability of the Gold Kist Inputs Business May Affect Operating Results" and "--Our Ability to Integrate the Gold Kist Inputs Business May Affect Operating Results" for a discussion of risks associated with the acquisition.

                            ---------------


        Our executive offices are located at 6606 West Broad Street, Richmond, Virginia 23230, and our telephone number is 804-281-1000.

               UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

        The following unaudited pro forma combined condensed financial data give effect to (i) the acquisition of the Gold Kist Inputs Business using the purchase method of accounting and (ii) the issuance of the Capital Securities. The unaudited pro forma combined condensed financial data are intended for information purposes only and are not necessarily indicative of the future financial position or results of operations of Southern States had the acquisition described above occurred on the indicated dates or been in effect for the period presented. The unaudited pro forma combined condensed financial data should be read in conjunction with, and are qualified in their entirety by, the unaudited pro forma financial statements and the historical consolidated financial statements of Southern States and the Gold Kist Inputs Business, including in each case, the related notes thereto, included elsewhere in this prospectus, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                              Six Months                  Fiscal Year
                                                                Ended                       Ended
                                                           December 31,  1998             June 30, 1998
                                                           ------------------             -------------
                                                                       (amounts in thousands)
Statement of Operations Data:
Sales and other operating revenue.............................    $574,482                 $1,600,045
Cost of products purchased and marketed.......................     471,155                  1,322,131
Selling, general and administrative expenses.                      130,632                    281,075
                                                                   -------                    -------
Loss on operations (1)........................................   $ (27,305)                 $  (3,161)
                                                                 ==========                 ==========
Statement of Operations Data:
EBITDA (2) ...................................................    $    395                   $ 46,784
Interest expense..............................................      17,487                     26,876
Ratio of earnings to fixed charges (3) (4)....................         ---                        ---
Ratio of EBITDA to interest expense...........................         .02x                      1.74x

                                                                 As of
                                                           December 31, 1998
                                                           ------------------
Balance Sheet Data:
Working capital...............................................    $150,222
Total assets..................................................     749,022
Long-term debt................................................     195,274

Other Balance Sheet Data:
Current ratio (5).............................................        1.51x
Long-term debt to total capitalization (6)....................         .45x



(1)   Savings  (loss)  on  operations   represents  income  (loss)  before other
      deductions, other income, income taxes and distributions on capital securities of trust subsidiary.

(2) EBITDA is defined as savings before income tax and distributions on manditorily redeemable capital securities of trust subsidiary plus interest, depreciation and amortization expenses. EBITDA should not be considered as an alternative to net savings(as determined in accordance with generally accepted accounting principles), as a measure of operating performance or as an alternative to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of its ability to meet cash needs. Southern States believes that EBITDA is a measure commonly reported and widely used by investors as a measure of operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to interest, taxes, depreciation and amortization, which can vary significantly depending upon capitalization structure, tax status (particularly when comparing a cooperative company to a non-cooperative company), accounting methods (particularly when acquisitions are involved) or non operating factors (such as historical cost). Accordingly, this information and the related other EBITDA ratios, including the ratio of EBITDA to interest expense, have been disclosed in this prospectus to permit a more complete comparative analysis of operating performance relative to companies within and outside of the industry and of Southern States' debt servicing ability. However, EBITDA and EBITDA to interest expense may not be comparable in all instances to other similar types of measures used by other companies in the agricultural industry.

(3) In the calculation of the ratio of earnings to fixed charges, earnings consist of net savings (loss) before income taxes after consideration of distributions on the Capital Securities plus fixed charges. Fixed charges consist of interest expense on indebtedness, amortization of financing costs, that portion of rental expense representative of the interest factor and distributions on the Capital Securities.

(4) On a pro forma basis, earnings were insufficient to cover fixed charges by $29.3 million and $5.1 million for the six months ended December 31, 1998 and the year ended June 30, 1998, respectively.

(5) Current ratio is defined as total current assets divided by total current liabilities.

(6)  Total   capitalization   is  defined  as  the  total  of  long-term   debt,
     company-obligated mandatorily redeemable capital securities of trust subsidiary, net, mandatorily redeemable preferred stock, capital stock and patrons' equity.


                            SELECTED HISTORICAL DATA
                                 (in thousands)

Southern States:


                                             Six Months
                                          Ended December 31                   Fiscal Year Ended June 30
                                          -----------------    -------------------------------------------------------
                                           1998      1997             1998      1997       1996      1995      1994
                                           ----      ----             ----      ----       ----      ----      ----
Supply

 Feed--tons............................     589        456              917       924        895      875       834
 Fertilizer--tons......................     357        324            1,155     1,137      1,054    1,021     1,057
      Seed--pounds, 100 wt.............     947        968            1,673     1,384      1,305    1,412     1,051
 Petroleum--gallons.................... 150,309    171,319          314,614   349,863    340,556  306,874   287,958

 Marketing
     Grain marketing--bushels.........   11,649     14,781           24,830    29,380     27,637   28,517    20,543
     Livestock marketing--head
       Cattle.........................      300       N/A               642       599       N/A      N/A       N/A
       Swine..........................      793       N/A             2,689     2,516       N/A      N/A       N/A
       Other..........................       77       N/A               136       120       N/A      N/A       N/A



Gold Kist Inputs Business:
                                                    Fiscal Year Ended
                                 -----------------------------------------------
                                       June 27,      June 28,    June 29,
                                         1998          1997        1996
                                         ----          ----        ----
 Supply
     Feed--tons..............           272            279         292
     Fertilizer--tons........         1,126          1,127       1,036
     Grain--bushels handled..        10,563         13,862         N/A
     Cotton--bales ginned....           102            110         N/A
     Peanuts--tons handled...            35             57         N/A

                             RISK FACTORS

       You should carefully read the following risk factors and the other sections of this prospectus before purchasing any Capital Securities.

Risk Factors Relating to the Capital Securities

Southern States' Obligations Under the Guarantee and the Junior Subordinated Debentures Are Subordinated to Its Senior Indebtedness

        Southern  States'   obligations  under  the  guarantee  and  the  junior
subordinated debentures are unsecured and will rank in priority of payment:

o           junior to all of Southern States' present and future Senior
            Indebtedness,

o           senior to Southern States' existing preferred stock,

o           senior to Southern States' common stock, and

o           senior to Southern States' patronage equity.

        This means that Southern States cannot make any payments on the guarantee or the junior subordinated debentures if it defaults on a payment on any of its Senior Indebtedness, except any indebtedness made equal with or subordinate to the guarantee and the junior subordinated debentures by its terms. In the event of bankruptcy, liquidation or dissolution of Southern States, its assets would be available to pay obligations under the guarantee and the junior subordinated debentures only after all payments had been made on senior indebtedness, except indebtedness made equal with or subordinate to the guarantee and the junior subordinated debentures by its terms. At December 31, 1998, the aggregate amount of senior indebtedness of Southern States that would have effectively ranked senior to the guarantee and the junior subordinated debentures was approximately $331.8 million.

        Neither the indenture, the guarantee nor the trust agreement limits the ability of Southern States or any of its subsidiaries to incur additional indebtedness. See "Description of the Junior Subordinated Debentures--Subordination" and "The Guarantee--Status of the Guarantee."

        Southern States is contemplating an offering of $50 million of Series A Cumulative Redeemable Preferred Stock. This preferred stock, if issued, will rank junior in right of payment to the Capital Securities. See "Use of Proceeds" for a further discussion of this preferred stock.

Southern States' Ability to Defer Interest Payments Has Tax Consequences for You

        As long as no event of default (as described in "Description of the Junior Subordinated Debentures--Debenture Events of Default") has occurred and is continuing, Southern States has the right at any time or from time to time to defer interest payments on the junior subordinated debentures for up to 20 consecutive quarters, but not beyond the maturity date of the junior subordinated debentures.

        During any such interest payment deferral period, the trust would defer distributions on the Capital Securities. However, you would still accumulate distributions at an annual rate of ___% on the liquidation amount and (to the extent permitted by law) on the amount of any unpaid distributions.

        Prior to the termination of any such deferral period, Southern States may further defer the payment of interest, provided that no interest payment deferral period may exceed 20 consecutive quarters or extend beyond the maturity date of the junior subordinated debentures.

        Upon the termination of any interest payment deferral period and the payment of all accrued and unpaid interest (together with interest thereon at an annual rate of ___%, compounded quarterly, to the extent permitted by applicable law), Southern States may elect to begin a new deferral period subject to the above conditions. Southern States is not limited as to the number of times that it may elect to begin an interest payment deferral period. See "Description of the Capital Securities--Distributions; Option to Extend Interest Payment Period" and "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."

        During an interest payment deferral period, you would be required to accrue interest income for United States federal income tax purposes with respect to your proportionate share of the junior subordinated debentures held by the trust. As a result, you would be required to include the accrued interest in your gross income for United States federal income tax purposes prior to your receiving the cash distribution. You also would not receive the cash distribution related to any accrued and unpaid interest from the trust if you sold the Capital Securities before the end of any deferral period. See "United States Federal Income Taxation--US Holders--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

        Southern States has no current intention of exercising its right to defer interest payments on the junior subordinated debentures. However, if Southern States exercises its right in the future, the market price of the Capital Securities is likely to be affected. If you sell the Capital Securities during an interest payment deferral period, you may not receive the same return on investment as someone else who continues to hold the Capital Securities.

The Capital Securities May Be Redeemed at Any Time if a Tax Event Occurs

        Southern States has the right to redeem the junior subordinated debentures in whole (but not in part) at any time a tax event occurs and is continuing. A tax event is the occurrence of adverse tax consequences to the trust or Southern States as more fully defined in "Description of the Capital Securities--Redemption." The redemption of the junior subordinated debentures will cause a mandatory redemption of the Capital Securities and Common Securities within 90 days of the event at a redemption price equal to the liquidation amount of $25 per security plus any unpaid distributions.

Distribution of the Junior Subordinated Debentures May Have an Adverse Effect on Market Prices and May Have Tax Consequences for You

        Southern States Capital Trust may be terminated before its expiration at any time at Southern States' option. As a result, and subject to the terms of the trust agreement, the trustees may distribute the junior subordinated debentures to the holders of the Capital Securities and Common Securities. See "Description of the Capital Securities--Liquidation Amount Upon Dissolution."

        Under current United States federal income tax law and assuming that the Trust will not be taxable as a corporation, a distribution of the junior subordinated debentures upon such a liquidation of the trust should not be a taxable event to holders of the Capital Securities. However, if a tax event were to occur, a distribution of the junior subordinated debentures could be a taxable event to the trust and to the holders of the Capital Securities. See "United States Federal Income Taxation--US Holder--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

        Southern States cannot predict the market prices for the Capital Securities or the junior subordinated debentures that may be distributed in exchange for Capital Securities if the trust is liquidated. Accordingly, the Capital Securities or the junior subordinated debentures that you receive upon a distribution, may trade at a discount to the price that you paid to purchase the Capital Securities.

        Because payments on the Capital Securities will be made with proceeds of the junior subordinated debentures and because you may receive junior subordinated debentures on dissolution of the trust, you are also making an investment decision with regard to the junior subordinated debentures and should carefully review all the information regarding the junior subordinated debentures. See "Description of the Junior Subordinated Debentures."

        The Ability of the Trust to Make Timely Distributions Is Dependent on Southern States Making Payments on the Junior Subordinated Debentures; The Guarantee Covers Payments Only if the Trust Has Available Funds

        The sole source of revenue for Southern States Capital Trust will be payments made by Southern States on the junior subordinated debentures. Consequently, the ability of the Trust to timely pay distributions on the Capital Securities depends entirely upon Southern States making the related payments on the junior subordinated debentures when due.

        If Southern States defaults on its obligation to pay principal of or interest on the junior subordinated debentures, the Trust will not have sufficient funds to pay distributions or the $25 per Capital Security liquidation amount. As a result, you will not be able to rely upon the guarantee for payment of these amounts. Instead, the property trustee may enforce the rights of the trust under the junior subordinated debentures directly against Southern States or you may institute a direct proceeding against Southern States to enforce payment of principal and interest on an amount of the junior subordinated debentures equal to the liquidation amount of the Capital Securities that you hold.

You Will Have Limited Voting Rights

        Holders of the Capital Securities have limited voting rights. In general, only Southern States can replace or remove any of the trustees. However, if any event of default under the Trust agreement is continuing only the holders of at least a majority in aggregate liquidation amount of the Capital Securities may replace the property trustee and the Delaware trustee.

        The trustees and Southern States may, subject to certain conditions, amend the trust agreement without the consent of holders of the Capital Securities to cure any ambiguity or make other provisions not inconsistent with other provisions under the trust agreement or to ensure that the Trust:

o will not be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes, or

o will not be required to register as an "investment company" under the Investment Company Act.

            See   "Description  of  the  Capital   Securities--Voting   Rights",
"--Modification of the Trust Agreement" and "--Removal of Trustees; Appointment of Successors."

Potential Tax Law Changes

        From time to time, certain tax law changes have been proposed that would deny interest deductions to corporate issuers of debt instruments with terms that include many of the terms of the junior subordinated debentures. In addition, the IRS has challenged taxpayers' treatment as indebtedness of securities issued with characteristics similar to the junior subordinated debentures. To date, such tax law change proposals have not been enacted, and the only known challenge that has advanced as far as litigation was settled short of trial, with a resolution favorable to the taxpayer's position. However, if any similar tax law change were enacted or any such challenge by the IRS were upheld, such event could give rise to a tax event which could result in an early redemption of the Capital Securities.

Risk Factors Relating to Southern States

Declining Commodity Prices Have Affected Our Recent Operating Results

       Our recent operating results have been adversely affected by declines in a wide range of agricultural commodity prices. Southern States' net savings from operations for its fiscal year ended June 30, 1998, were $10.7 million. This was significantly below the net savings of $27.5 million for the year ended June 30, 1997 and $27.6 million for the year ended June 30, 1996. This reduction in net savings in fiscal 1998 was attributable to narrower margins as a result of significant declines in prices for fuels, fertilizers, feeds, grains and livestock, coupled with volume reductions in petroleum and grain marketing as a result of warmer than usual weather during the winter heating season and drought conditions that adversely affected grain harvests.

       The decline in commodity prices that affected Southern States in fiscal 1998 continued to impact Southern States in the six-month period ended December 31, 1998. If lower than usual commodity prices continue, they will continue to adversely affect our operating results in future periods.

       Agriculture is generally cyclical in nature. Agricultural commodities are subject to wide fluctuations in price, based on the supply of farm commodities and demand for raw or processed products. In addition, a portion of our business is dependent on the demand of farmers for the particular products, which is influenced by the general farm economy and the success of particular crops. The cyclical nature of our operations related to various commodities may result in variations from year to year in sales volume, cost of goods, and cost of raw materials. See "Business of Southern States--Other Factors Affecting the Business of Southern States--Commodity Price Hedging Activities."

Our Ability to Improve the Profitability of the Gold Kist Inputs Business May Affect Operating Results

       The Gold Kist Inputs Business incurred operating losses of $12.3 million for the year ended June 27, 1998. A continuation of such losses following Southern States' acquisition of the Gold Kist Inputs Business would severely impact Southern States' operating results and could result in Southern States' inability to achieve any net savings from operations for the year ended June 30, 1999, and possibly for periods thereafter. See "Acquisition of the Gold Kist Inputs Business."

Our Ability to Integrate the Gold Kist Inputs Business May Affect Operating Results

        The acquisition of the Gold Kist Inputs Business increased Southern States' total assets by approximately $250 million. This increase in size increases the demands placed upon management, including demands resulting from the need to integrate operations of the Gold Kist Inputs Business with those of Southern States. We could encounter difficulties in integrating the acquired operations with our operations and we might not realize the benefits anticipated to be realized from such integration as quickly as, or to the extent, anticipated. Such difficulties may arise from the necessity of coordinating geographically separated organizations, integrating different strategies and integrating personnel with disparate business backgrounds and corporate cultures. Failure to achieve the desired level of integration, and resulting synergies, could have a material adverse effect on our business, results of operations, liquidity and financial condition. See "Acquisition of the Gold Kist Inputs Business."

Weather Conditions Impact the Demand for Our Products and Services

        Historically, weather has had a significant impact on the farm economy and, consequently, our operating results. Weather conditions also affect the demand for, and in some cases the supply of, our products, which in turn has an impact on their prices. For example, weather patterns such as flood, drought or frost can cause crop failures, thereby affecting the supply of feed and seed and the marketing of grain products, as well as the demand for fertilizer, crop protectants, seeds and other agronomic supplies. Weather conditions also directly affect the demand for petroleum products, particularly during the winter heating season. Accordingly, weather patterns and events may have a material effect on our business, financial condition, and results of operations. Adverse weather conditions also impact the financial position of agricultural producers who do business with us, and may as a result adversely affect the ability of such producers to repay their obligations to Southern States in a timely manner.

The Agribusiness Industry Is Highly Competitive

        Competition in feed, fertilizer, seed, grain, livestock, petroleum and farm supplies exists with large national and regional manufacturers and suppliers as well as small independent businesses operating in Southern States' territory. However, major competitors vary from area to area. Some of these companies may have capital resources, research and development staffs, facilities, or name recognition that may be greater than ours. Our potential inability to compete successfully could have a material adverse effect on Southern States' business, financial condition, and results of operations. See "Business of Southern States--Other Factors Affecting the Business of Southern States--Competition."

We Have Exposure to Environmental Liabilities

        The use and handling of fertilizer, crop protectants and petroleum products can and does result in environmental contamination. We are subject to stringent and changing federal, state and local environmental laws and regulations, including those governing the labeling, use, storage, discharge, and disposal of hazardous materials. These laws and regulations may also impose liability for the cleanup of environmental contamination. Because we use hazardous substances in certain of our manufacturing processes, changes in environmental requirements or an unanticipated significant adverse environmental event could have a material adverse effect on our business, financial condition and results of operations. See "Business of Southern States--Other Factors Affecting the Business of Southern States--Matters Involving the Environment."

First Union Capital Markets Corp. and NationsBanc Montgomery Securities, LLC Are Underwriters in the Offering and May Have an Interest in a Successful Offering Other Than as Underwriters

        Investors in the Capital Securities should be aware that corporate affiliates of certain of the underwriters are creditors of Southern States and expect to be repaid out of the proceeds from the sale of Capital Securities. The net proceeds of the offering will be applied to repay indebtedness outstanding under a bridge loan facility used by Southern States to finance the purchase of the Gold Kist Inputs Business. The bridge loan facility was provided by CoBank, ACB, NationsBank, N.A. and First Union National Bank. NationsBank is an affiliate of NationsBanc Montgomery Securities, LLC, and First Union National Bank is an affiliate of First Union Capital Markets Corp. As a result of these relationships and the intended use of the net proceeds, First Union Capital Markets and NationsBanc Montgomery Securities have a further interest in the successful completion of the offering in addition to the underwriting fees they would receive upon such completion. See "Underwriting" for a description of the independent underwriting procedures that are being utilized in connection with the offering.

                     SOUTHERN STATES CAPITAL TRUST I

General

        As used in this prospectus, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between Southern States and First Union National Bank, as trustee (the "debenture trustee"), pursuant to which the junior subordinated debentures are issued, (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Southern States Capital Trust, as amended and supplemented from time to time, among Southern States, as depositor, First Union National Bank, as property trustee, First Union Trust Company, National Association, as Delaware trustee, and Wayne A. Boutwell and Jonathan A. Hawkins, the administrative trustees (collectively with the property trustee and the Delaware trustee, the "trustees") and (iii) the "guarantee" means the guarantee agreement relating to the Capital Securities, as amended and supplemented from time to time, between Southern States and First Union National Bank, as guarantee trustee.

            The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on December 16, 1998, and will be governed by the Trust Agreement. The two administrative trustees are individuals who are employees or officers of or affiliated with Southern States, which will be the sole holder of the Common Securities. See "Description of The Capital Securities--Miscellaneous."

            The Trust exists for the exclusive purposes of:

o issuing and selling the Capital Securities and the related Common Securities (together, the "Trust Securities"),

o using the proceeds from the sale of the Trust Securities to acquire the junior subordinated debentures and

o engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the junior subordinated debentures will be the sole assets of the Trust, and payments under the junior subordinated debentures will be the sole source of revenue of the Trust.

            All of the Common Securities will initially be owned by Southern States. The Common Securities will rank equal to, and payments will be made thereon ratably, with the Capital Securities, except that upon the occurrence and during the continuation of a debenture event of default arising as a result of any failure by Southern States to pay any amounts in respect of the junior subordinated debentures when due, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of The Capital Securities--Subordination of Common Securities." Southern States will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust has a term of 50 years, but may dissolve earlier as provided in the Trust Agreement. The principal executive office of the Trust is 6606 West Broad Street, Richmond, Virginia 23230, Attention: Chief Financial Officer, and its telephone number is (804) 281-1000.

        No separate financial statements of the Trust are included in this prospectus. Southern States and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because (i) the Trust is a special purpose entity, has no independent operations, and is not engaged in, and does not propose to engage in, any activity other than the issuance of the Trust Securities and the investment of the net proceeds from the sale of them in the junior subordinated debentures; (ii) Southern States owns, directly or indirectly, all of the voting securities of the Trust; and (iii) under the guarantee, Southern States will guarantee the payment of distributions and amounts on liquidation and redemption of Capital Securities to the extent described in this prospectus.

Accounting Treatment

        The financial statements of the Trust will be consolidated in Southern States' consolidated financial statements, with the Capital Securities being treated as a minority interest and shown in Southern States' consolidated balance sheet as "company-obligated mandatorily redeemable capital securities of trust subsidiary." The notes to the Southern States financial statements will reflect that the primary assets of the Trust are approximately $____ million principal amount junior subordinated debentures, bearing interest at ___% and maturing on ________ __, 2029. In addition, a note to Southern States' financial statements will reflect that the guarantee, when taken together with Southern States' obligations under the junior subordinated debentures and the Indenture and its obligations under the expense agreement, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Capital Securities.


                             USE OF PROCEEDS

        The proceeds from the sale of the Capital Securities will be invested by the Trust in junior subordinated debentures issued by Southern States under the Indenture and ultimately will be used by Southern States to reduce bank indebtedness incurred in connection with the acquisition of the Gold Kist Inputs Business.

        Southern States consummated its purchase of the Gold Kist Inputs Business on October 13, 1998, utilizing a senior bridge loan facility provided by CoBank, ACB, NationsBank, N.A. and First Union National Bank. Southern States borrowed $218.3 million under the bridge loan facility to pay the cash portion of the purchase price paid at the closing, which totaled approximately $218.3 million. In February, 1999, Southern States repaid $118.3 million of its outstanding indebtedness under the bridge loan facility by borrowing an equivalent amount under a newly-established three-year $200 million revolving credit facility. The revolving credit facility provides that Southern States not use in excess of $118.3 million of that facility to repay the bridge loan facility. The bridge loan facility, which had an outstanding principal balance of $100 million at March 31, 1999, and which bears interest at LIBOR plus variable increments (effective rate of 5.755% at March 31, 1999), is repayable in full on or before October 8, 1999. Southern States intends to repay the remaining balance of the bridge loan facility in part from the proceeds of the offering of Capital Securities made by this prospectus, and in part with the proceeds of a contemplated sale of shares of Series A Cumulative Redeemable Preferred Stock. This preferred stock, if sold, will be perpetual, non-voting and subject to redemption by Southern States on or after January 1, 2009. This preferred stock will rank on a parity with Southern States' other preferred stock.

        In the event the offering of Capital Securities made by this prospectus is not consummated prior to October 5, 1999, and the sale of the preferred stock is not completed by that date, Southern States may elect, pursuant to a financing commitment entered into between Southern States and Gold Kist, to sell up to $60 million of capital securities of another Delaware business trust, and up to $40 million of preferred stock substantially similar to the preferred stock referenced above, to Gold Kist. See "Acquisition of the Gold Kist Inputs Business--The Financing Commitment." The proceeds from the sale of such securities to Gold Kist would be used to repay the bridge loan facility.

        For further information on the calculation of and the funding for the purchase price for the purchase of the Gold Kist Inputs Business, see the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. See also Notes (1) and (4) under "Capitalization" for information concerning Southern States' revolving credit facility.

                              CAPITALIZATION

            The  following   table  sets  forth  our   historical   consolidated
capitalization at December 31, 1998, and our pro forma consolidated capitalization at December 31, 1998, adjusted to reflect the application of the proceeds from the sale of the Capital Securities by the Trust. In that connection, as described in this prospectus, the primary assets of the Trust will be the junior subordinated debentures with a principal amount of $75 million (net of issuance costs of $2,750), bearing interest at a rate of ___ % per year and maturing on __________, 2029, if not earlier redeemed. See "Use of Proceeds." The table should be read in conjunction with the our consolidated financial statements and notes thereto included in this prospectus.

                                                                                        At December 31, 1998
                                                                                Actual
                                                                            Southern States                    Pro forma
                                                                                                   (Amounts in thousands)
Short-term notes payable...........................................       $         2,400                  $      2,400
                                                                          ===============                  ============
Long-term debt:

    Term notes, 6.99%, due 2005....................................       $        36,000                  $     36,000
    Industrial revenue financings..................................                12,570                        12,570
    Revolving credit facility (1)..................................                62,000                        62,000
    Bridge loan facility (4).......................................               218,313                       146,063
    Capitalized lease obligations..................................                 2,344                         2,344
    Other debt.....................................................                   107                           107
                                                                          ---------------                 -------------

    Total long-term debt (including current maturities)............               331,334                       259,084
    Less current maturities........................................                63,810                        63,810
                                                                          ---------------                  ------------
    Total long-term debt (excluding current maturities)............               267,524                       195,274
                                                                          ---------------                  ------------

Company-obligated mandatorily redeemable capital securities of
 trust subsidiary (5)..............................................                                              72,250

Redeemable preferred stock.........................................                2,114                          2,114

Capital stock:
     Preferred stock...............................................                1,465                          1,465
     Common stock..................................................               12,166                         12,166
Patrons' equity:
     Patronage refund allocations (2)..............................               67,939                         67,939
     Operating capital (3).........................................               82,819                         82,819
                                                                          ---------------                  ------------
          Total patrons' equity....................................              150,758                        150,758
                                                                          ---------------                  ------------
               Total capitalization (4)............................             $434,027                     $  434,027
                                                                          ===============                  ============


(1) On January 12, 1999, Southern States closed a new syndicated $200 million, three-year credit facility with CoBank, ACB, NationsBank, N.A. and First Union National Bank to replace the $38 million short-term and $100 million long-term credit facilities with CoBank in place at December 31, 1998. In February of 1999, Southern States repaid $118.3 million of its outstanding indebtedness under the bridge loan facility by borrowing an equivalent amount under this new credit facility. At April 30, 1999, the bridge loan facility had an outstanding principal of $100 million.
(2) Represents retained earnings, which may be redeemed in the discretion of the Board of Directors of the Company, subject to certain limitations.
(3) Represents retained earnings from non-member sourced income that is retained as permanent capital.
(4) Subsequent to the Capital Securities offering, Southern States also plans to curtail its outstanding indebtedness under the bridge loan facility through a separate offering of $50 million of preferred stock.
(5) This amount does not reflect the possibility that the underwriters may exercise their option to purchase up to an additional $11,250,000 in Capital Securities to cover over-allotments.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial statements have been prepared from and should be read in conjunction with, the historical financial statements and the related notes of Southern States and the Inputs Business of Gold Kist, Inc. included elsewhere in this prospectus.

       The unaudited pro forma condensed combined balance sheet has been prepared to give effect to the offering of the mandatorily redeemable Capital Securities, as though such transactions occurred on December 31, 1998. The unaudited pro forma condensed combined statements of operations for the year ended June 30, 1998 and the interim period ended December 31, 1998, have been prepared to give effect to the aforementioned transaction as well as the acquisition of the Gold Kist Inputs Business as if such transactions occurred on July 1, 1997. Management has allocated the estimated the purchase price for the Gold Kist Inputs Business based on preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed. The final purchase price and its allocation is subject to a post-closing adjustment as well as final purchase price allocations of fixed assets acquired. In that connection, Southern States and Gold Kist, Inc. have been unable to agree on the final purchase price due to a dispute over the valuation of acquired accounts receivable. On December 24, 1998, Southern States asserted that the final purchase price would result in the repayment of $16 million by Gold Kist, Inc. to Southern States while Gold Kist, Inc. asserted that Southern States owes Gold Kist, Inc. an additional $6.0 million. If Gold Kist, Inc. and Southern States are unable to agree on the final purchase price this matter will be submitted to a mutually agreed upon arbitrator. See a detailed discussion of this matter under the heading titled "Acquisition of Gold Kist Inputs Business--The Asset Purchase Agreement--Purchase Price Adjustment."

        No pro forma adjustments are included for Southern States' April 1, 1998 purchase of Michigan Livestock Exchange because its balance sheet is included in Southern States' June 30, 1998 historical balance sheet and its operating results are not material. The historic results of operations of Michigan Livestock Exchange for the three months ended June 30, 1998 are included in Southern States' operating results for the year ended June 30, 1998.

        The pro forma adjustments are based upon available information and certain estimates and assumptions which management of Southern States believes are reasonable. The unaudited pro forma condensed combined statements of operations do not purport to represent what Southern States' results of operations would have actually been had the transactions described in the respective notes occurred on July 1, 1997. In addition, the unaudited pro forma condensed combined financial statements do not purport to project Southern States' financial position or results of operations for any future date or period.

                        SOUTHERN STATES COOPERATIVE, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                December 31, 1998



                                                        Historical
                                                        Southern                 Pro Forma                Pro Forma
                                                          States                 Adjustments               Combined
                                                        ----------               -----------              ---------
Assets
   Cash............................................     $  54,601              $   72,250(1)
                                                                                  (72,250)(1)             $  54,601

   Accounts receivable.............................       129,640                                           129,640
   Crop notes receivable...........................
   Inventories.....................................       245,328                                           245,328
   Other...........................................        17,113                                            17,113
                                                        ---------               ----------                ---------
          Total current assets.....................       446,682                     --                    446,682

 Investments
      Statesman Financial Corporation.............         18,172                                            18,172
      Michigan Livestock Credit
          Corporation.............................         12,878                                            12,878
      Other companies (principally
           cooperatives)..........................         75,732                                            75,732

   Receivables....................................          1,511                                             1,511
   Other assets...................................         10,965                                            10,965
   Property plant and equipment, net..............        183,082                                           183,082
                                                         ---------              -----------               ---------

                                                       $  749,022              $       --                  $749,022
                                                         ========               ===========               =========

Liabilities and Stockholders' and Patrons' Equity
   Short term notes payable......................      $    2,400                                          $ 2,400
   Current portion of long-term debt.............          63,810                                           63,810
   Accounts payable..............................         158,029                                          158,029
   Accrued expenses..............................          48,921                                           48,921
   Patronage refunds payable in cash.............           1,803                                            1,803
   Advances from managed member coops............          21,497                                           21,497
                                                         --------               -----------               --------
          Total current liabilities..............         296,460                                          296,460

   Bridge loan facility..........................         218,313                 (72,250) (1)             146,063
   Long-term debt................................          49,211                                           49,211
   Other non-current liabilities.................          14,405                                           14,405
   Deferred income tax liabilities...............           4,130                                            4,130

  Company-obligated mandatorily redeemable
   capital securities of trust subsidiary, net...                                  72,250 (1)               72,250
Redeemable preferred stock.......................           2,114                                            2,114

Capital Stock:
      Preferred stock............................           1,465                                            1,465
      Common stock...............................          12,166                                           12,166

Patrons' equity..................................         150,758                                          150,758
                                                      -----------              ----------              -----------
                                                      $   749,022              $       --              $   749,022
                                                      ===========              ==========              ===========


      See Notes to Unaudited Pro Forma Condensed Combined Financial Statements


                        SOUTHERN STATES COOPERATIVE, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   For the Six Months Ended December 31, 1998

                                                                    Historical
                                                         -------------------------------
                                                                             Gold Kist
                                                            Southern           Input            Pro Forma         Pro Forma
                                                             States           Business         Adjustments         Combined
                                                            --------         ---------         -----------        ---------
                                                                             (amounts in thousands)
Net sales.....................................              $482,974          $91,508                            $  574,482
Cost of sales.................................               392,568           78,506                   81 (3)      471,155
                                                            --------          -------            ---------        ---------

      Gross margin............................                90,406           13,002                  (81)         103,327

Selling, general and administrative...........               108,578           22,054                               130,632
                                                            --------          -------            ---------        ---------

      Savings (loss) on operations............               (18,172)          (9,052)                 (81)         (27,305)

Other income (deductions):
      Interest income and finance charges.....                 8,737            3,209                                11,946
      Interest expense........................               (13,357)          (3,994)              (4,024)(4)
                                                                                                     3,888 (4)      (17,487)
      Miscellaneous income, net...............                 3,536              171                                 3,707
                                                            --------         --------            ----------       ---------


                                                              (1,084)            (614)                (136)          (1,834)
                                                            ---------        ---------           -----------      ---------
      Loss before income tax and distributions
      on manditorily redeemable capital securities
      of trust subsidiary......................              (19,256)          (9,666)                (217)         (29,139)


Income tax expense (benefit)...................               (4,795)          (3,625)              (1,381)(6)
                                                                                                       (86)(5)       (9,887)

Distributions on capital securities of trust
subsidiary.....................................                                                      3,469 (6)
                                                                                                        28 (6)        3,497
                                                            ---------        ---------           -----------       -----------

      Net savings (loss)......................             $ (14,461)        $ (6,041)          $   (2,427)       $ (22,749)
                                                            ==========       =========           ===========       ===========


     See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                        SOUTHERN STATES COOPERATIVE, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED JUNE 30, 1998



                                                              Historical
                                                     ---------------------------
                                                                       Gold Kist
                                                     Southern           Inputs       Pro Forma             Pro Forma
                                                      States           Business     Adjustments             Combined
                                                     --------          --------    ------------            ---------
                                                                          (amounts in thousands)
Net sales.................................         $ 1,119,503         $480,542                            $1,600,045
Cost of sales.............................             927,652          393,711       $  257  (2)
                                                                                         511  (3)           1,322,131
                                                  ------------      -----------      -----------           ----------

      Gross margin........................             191,851           86,831         (768)                 277,914

Selling, general and administrative.......             175,784          105,291                               281,075
                                                  ------------      -----------      -----------           -----------


      Savings (loss) on operations........              16,067          (18,460)        (768)                  (3,161)

Other income (deductions):
      Interest income and finance charges.               7,800           10,041                                17,841
      Interest expense....................             (16,859)         (12,675)      (9,583)(4)
                                                                                      12,241 (4)              (26,876)
      Miscellaneous income, net...........               6,625            1,169                                 7,794
                                                  -------------     ------------     -----------           -----------
                                                        (2,434)          (1,465)       2,658                   (1,241)
                                                  -------------     ------------     -----------           -----------


      Savings (loss) before income tax
      and distributions on capital
      securities of trust subsidiary......              13,633          (19,925)       1,890                   (4,402)

Income tax expense (benefit)..............               2,966           (7,576)      (2,762) (6)
                                                                                         752  (5)              (6,620)

Distributions on capital securities of
    trustsubsidiary.......................                                             6,938  (6)
                                                                                          55  (6)               6,993
                                                  --------------    ------------     -----------           ----------
      Net savings (loss)..................         $    10,667        $ (12,349)    $ (3,093)               $  (4,775)
                                                  ==============    ============     ============          ===========



   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                                 FINANCIAL STATEMENTS
                 (in thousands of dollars, unless otherwise noted)

Basis of Presentation

               Effective October 13, 1998, Southern States acquired the Gold Kist Inputs Business. The Gold Kist Inputs Business results of operations have been included in Southern States' historical consolidated statement of operations since the date of acquisition. The results of operations of the Gold Kist Inputs Business from July 1, 1998 through September 30, 1998 have been included as a pro forma adjustment in the unaudited pro forma condensed combined statement of operations for the six months ended December 31, 1998. The results of operations for the Gold Kist Inputs Business for the 13 day period from October 1, 1998 to October 13, 1998 have been excluded. This nine business day period is not considered material for this presentation.

        The Gold Kist Inputs Business fiscal year is based upon a 52-53 week year ending on the Sunday nearest to June 30. Southern States' fiscal year is based upon a 12 calendar month year ended June 30, 1998. Gold Kist Inputs Business quarterly information includes 13 weeks. Southern States quarterly information is based upon three month calendar quarters.

Pro Forma Adjustments

(1) To reflect the issuance of $75 million of Capital Securities net of related issuance costs of $2,750 and the retirement of $72,250 of outstanding debt under the bridge loan facility.

(2) To reflect the increase in cost of sales for the year ended June 30, 1998, of an assumed $257 purchase price adjustment to inventory at July 1, 1997.

(3) Adjustment to increase depreciation expense based on the amounts assigned and the estimated remaining useful lives of plant and equipment ranging from 2 to 19 years.

(4) To reflect increased interest expense on borrowings utilizing the bridge loan facility with a weighted average borrowing rate of approximately 6.66% and 6.32% for the periods ended June 30, 1998 and December 31, 1998, respectively. Also, to reflect the elimination of interest expense on liabilities not assumed by Southern States. Interest expense on the historical Gold Kist Inputs Business' financial statements was allocated by Gold Kist, Inc. to the Gold Kist Inputs Business based on assets employed.

(5) To record the income tax effect of the pro forma adjustments affecting income at the applicable income tax rate, including the elimination of interest expense allocated by Gold Kist, Inc. to the Gold Kist Inputs Business based on assets employed.

(6) To reflect dividends ($6,938 and $3,469, respectively) on the Capital Securities at an assumed annual dividend rate of 9.25% and to reflect the resulting income tax benefit at Southern States' statutory income tax rates of $2,761 and $1,381, respectively as such dividends are deductible as interest for income tax purposes. Also, to reflect accretion of $55 and $28 for the year ended June 30, 1998, and six months ended December 31, 1998, respectively, of the difference between the face amount of the securities and the net proceeds over 30 years utilizing the effective interest method.

Items Not Reflected in the Pro Forma Financial Information

        Subsequent to the Capital Securities offering, Southern States also plans to curtail its outstanding indebtedness under the bridge facility through a separate offering of $50 million of preferred stock.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

            The following selected historical consolidated financial data (except wholesale volume data) for Southern States are derived from the unaudited financial statements of Southern States as of and for the six months ended December 31, 1998 and 1997, which only include adjustments of a normal and recurring nature, and from the audited financial statements of Southern States as of and for the six-months ended December 31, 1998 and 1997 and for each of the years in the five-year period ended June 30, 1998. The selected historical financial data for the Gold Kist Inputs Business are derived from the audited financial statements of the Gold Kist Inputs Business as of and for the years ended June 27, 1998, June 28, 1997, and June 29, 1996. The following selected historical financial data should be read in conjunction with information appearing in the respective consolidated financial statements and the notes thereto included in this prospectus.


Southern States Cooperative, Incorporated


                                                 Six Months Ended December 31           As of and for the Fiscal Year Ended June 30
                                                 ----------------------------    ---------------------------------------------------
                                                                           (Amounts in thousands)
                                           1998          1997          1998         1997           1996        1995          1994
                                           ----          ----          ----         ----           ----        ----          ----
                                        Unaudited      Unaudited

Summary of Operations:
Net purchases by patrons..............   $438,109     $420,397     $1,022,847    $1,097,174    $1,008,841    $ 911,449    $ 870,032
Net marketings for patrons............     42,773       57,739         92,863       115,972       110,667       99,185       77,476
Other operating revenue...............      2,093        1,439          3,793         2,954         3,141        3,093        2,824
                                         --------     --------     ----------    ----------    ----------    ---------    ---------
     Total revenue....................   $482,975     $479,575     $1,119,503    $1,216,100    $1,122,649   $1,013,727    $ 950,332

Cost of products purchased and
  marketed.........                       392,568      405,670        927,652     1,014,440       926,753      835,139      786,354
                                         --------     --------     ----------    ----------    ----------   ----------    ---------
 Gross margin.........................     90,407       73,905        191,851       201,659       195,896      178,588      163,978
Selling, general & administrative.....    108,578       81,850        175,784       166,132       157,809      150,678      149,256
                                         --------     --------     ----------    ----------    ----------   ----------    ---------
       Savings (loss) on operations...    (18,171)      (7,946)        16,067        35,527        38,087       27,910       14,722

Other deductions (net)................      1,085        1,802          2,434         1,987         3,441        4,738        2,992
                                         --------     --------     ----------    ----------    ----------   ----------    ---------
       Savings (loss) before income
         taxes.......                     (19,256)      (9,748)        13,633        33,540        34,646       23,172       11,730

Income taxes (benefit)................     (4,795)      (2,125)         2,966         6,039         7,052        4,929        3,646
Cumulative effect of change in
   accounting  principle (1)..........        ---          ---           ---            ---           ---          ---         (909)
                                         ---------    ---------    ----------    -----------   ----------   ----------    ---------
        Net savings (loss) (2)........  $ (14,461)   $  (7,623)   $    10,667        27,501        27,594    $  18,243     $  7,175
                                         =========    =========    ==========    ===========  ===========   ==========    =========

Distribution of Net Savings (Loss):
Dividends on stock....................        ---          ---            961      $    805           989    $   1,108    $   1,274
Patronage refunds payable in cash.....        ---          ---          2,379         6,884         6,669        3,812        1,089
Patronage refund allocations..........        ---          ---          3,703        10,591        10,306        5,961        1,743
Retained in the business..............    (14,461)      (7,623)         3,624         9,221         9,630        7,362        3,069
                                         ---------    --------     ----------    ----------   -----------   ----------    ---------

       Net savings (loss)............. $  (14,461)    $ (7,623)      $ 10,667      $ 27,501      $ 27,594    $ 18,243       $ 7,175
                                         =========    =========    ==========    ==========   ===========    =========    =========

Statement of Cash Flows and Other
     Statement of Operations Data:
Cash flow from operating activities... $   90,886      $45,337        $33,602      $ 31,430      $ 25,631     $19,560       $21,243
Cash flow used by
     investing activities.............   (230,450)     (17,739)       (43,833)      (20,981)      (19,690)    (21,537)      (20,002)
Cash flow from (used by)
     financing activities.............    178,813      (19,549)         8,730       (11,881)         (141)      4,859        (1,125)

EBITDA (3) ........................... $    4,476      $ 7,173       $ 48,104      $ 65,704      $ 66,150    $ 53,297      $ 38,085

Interest expense......................     13,357        8,524         16,859        15,566        15,237      14,798        12,258
Depreciation and amortization.........     10,374        8,397         17,612        16,598        16,267      15,327        14,097
CF Industries, Inc.
     patronage dividend (4)...........        ---          ---          5,513        13,128        12,729       4,846           ---
Capital expenditures..................     24,909       17,269         33,905        19,945        18,529      17,333        18,424

Balance Sheet Data:
Working capital.......................  $ 150,222     $ 76,254       $ 90,098      $108,682      $103,911    $ 92,154      $ 75,913
Property, plant and equipment (net)...    183,082      111,950        129,193       104,002       101,549      99,535        98,409
Investments...........................    106,782       83,854        103,874        82,369        71,549      63,849        59,747
Total assets..........................    749,022      427,881        462,296       409,160       385,551     343,173       323,888
Long-term debt........................    267,524       97,575        136,041       109,902       107,523      99,580        89,011

Selected Ratios:
Ratio of earnings to combined fixed
  charges and preferred stock
  dividends (5)..................
                                              ---          ---           1.63x         2.76x         2.89x       2.30x         1.76x
Ratio of EBITDA to interest expense...        .34x         .84x          2.85x         4.22x         4.34x       3.60x         3.11x
Long-term debt/EBITDA.................      59.77x        13.10x         2.83x         1.67x         1.63x       1.87x         2.34x
Current ratio (6).....................       1.52x         1.51x         1.71x         2.00x         2.00x       2.11x         1.88x
Long-term debt to total
    capitalization (7)................        .62x         .37x          0.43x         0.38x         0.40x       0.40x         0.39x

Wholesale Volume Data (`000's):
Supply
     Feed--tons.......................        589          456            917           924           895         875           834
     Fertilizer--tons.................        357          324          1,155         1,137         1,054       1,021         1,057
     Seed -pounds, 100 wt.............        947          968          1,673         1,384         1,305       1,412         1,051
     Petroleum--gallons...............    150,309      171,319        314,614       349,863       340,556     306,874       287,958
Marketing
     Grain marketing-bushels..........     11,649       14,781         24,830        29,380        27,637      28,517        20,543
     Livestock marketing-head
        Cattle........................        300          N/A            642           599           N/A         N/A           N/A
        Swine.........................        793          N/A          2,689         2,516           N/A         N/A           N/A
        Other.........................         77          N/A            136           120           N/A         N/A           N/A

Statesman Financial Corporation (8):
Total assets..........................   $180,684     $144,433       $236,143      $152,400      $168,971    $144,384      $138,139
Receivables financed..................     74,937       93,340        202,908       127,717       140,158      97,167        92,763
Debt..................................    149,250      124,705        200,795       133,230       150,024     126,409       122,383
Total equity..........................     31,759       18,547         31,574        18,349        18,078      17,050        15,025


Gold Kist Inputs Business



                                                           As of and for the Fiscal Year Ended
                                             -----------------------------------------------------------
                                                           June 27,       June 28,       June 29,
                                                            1998           1997           1996
                                                            ----           ----           ----
                                                                 (Amounts in thousands)
Summary of Operations:
Net sales .................................  $            480,542    $  488,409    $  458,927
Cost of sales..............................               393,711       389,798       363,725
                                             --------------------  ------------   -----------
     Gross margin..........................                86,831        98,611        95,202
Distribution, administrative and general...               105,291        98,456        85,531
                                             --------------------  ------------   -----------
     Savings (loss) on operations..........               (18,460)          155         9,671

Other deductions (net).....................                 1,465         2,746         3,406
                                             --------------------  ------------   -----------
     Earnings (loss) before income taxes...               (19,925)       (2,591)        6,265

Income tax (benefit) expense...............                (7,576)         (972)        2,256
                                             --------------------  ------------   -----------
     Net (loss) income.....................  $            (12,349)       (1,619)        4,009
                                             ====================  ============   ===========

Other Data:
EBITDA (3) ................................  $             (1,062)        14,877       22,861

Interest expense...........................                12,675         11,282       10,741
Depreciation and amortization..............                 6,188          6,186        5,855
CF Industries, Inc. patronage dividend (9).                 3,696         10,108        8,938
Capital expenditures.......................                 4,729          9,375       16,322


                                                     As of and for the Fiscal Year Ended
                                          --------------------------------------------------------
                                                June 27,       June 28,          June 29,
                                                  1998           1997              1996
                                                  ----           ----              ----
Balance Sheet Data:
Working capital...........................   $175,454         $164,256         $164,531
Property, plant and equipment (net).......     48,185           49,984           47,148
Total assets..............................    289,143          269,039          261,451
Long-term debt............................      8,628            8,863            9,096

Selected Ratios:
Ratio of EBITDA/interest expense..........     (0.08)x            1.32x            2.13x
Current ratio (6).........................       3.78x            4.04x            4.35x


Wholesale Volume Data (`000's):
Supply
     Feed--tons...........................        272              279              292
     Fertilizer--tons.....................      1,126            1,127            1,036
     Grain--bushels handled...............     10,563           13,862              N/A
     Cotton--bales ginned.................        102              110              N/A
     Peanut--tons handled.................         35               57              N/A

                                         26

---------------
(1) Effective July 1, 1993, Southern States adopted SFAS No. 109, which required the adoption of the liability method of accounting for income taxes. The $909 cumulative effect of the change in accounting principle was recorded in fiscal year 1994.

(2) Effective July 1, 1997, Southern States adopted American Institute of Certified Public Accountants Statement of Position No. 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use." See Note 1d of the Notes to the Southern States Consolidated Financial Statements included in this prospectus.

(3) EBITDA is defined as savings before income tax plus interest, depreciation and amortization expenses. EBITDA should not be considered as an alternative to net savings (as determined in accordance with generally accepted accounting principles), as a measure of operating performance or as an alternative to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of its ability to meet cash needs. Southern States believes that EBITDA is a measure commonly reported and widely used by investors as a measure of operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to interest, taxes, depreciation and amortization, which can vary significantly depending upon capitalization structure, tax status (particularly when comparing a cooperative company to a non-cooperative company), accounting methods (particularly when acquisitions are involved) or non operating factors (such as historical cost). Accordingly, this information and the related other EBITDA ratios, including ratio of EBITDA to interest expense and long term debt/EBITDA has been disclosed in this prospectus to permit a more complete comparative analysis of operating performance relative to companies within and outside of the industry and of Southern States' debt servicing ability. However, EBITDA, EBITDA to interest expense and long term debt/EBITDA may not be comparable in all instances to other similar types of measures used by other companies in the agricultural industry. Earnings were insufficient to cover fixed charges by $19.4 million and $9.9 million for the six months ended December 31, 1998 and 1997, respectively.


(4) For further information concerning Southern States' relationship to CF Industries, Inc., see "Business of Southern States--Investments in Other Companies and Cooperatives."

(5) In the calculation of the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of net savings before income taxes and the cumulative effect of accounting changes plus interest expense on indebtedness, amortization of financing costs and the portion of rental expense representative of the interest factor. Fixed charges consist of interest expense on indebtedness before deduction of capitalized interest, amortization of financing costs, the portion of rental expense representative of the interest factor and the pre-tax earnings required to cover preferred stock dividends.

(6) Current ratio is defined as total current assets divided by total current liabilities.

(7) Total capitalization is defined as the total of long-term debt, mandatorily redeemable preferred stock, capital stock and patrons' equity.

(8) Southern States owns 38.4% of the common stock of Statesman Financial Corporation. Statesman purchases significant amounts of receivables from Southern States and provides agricultural production loans, building loans, equipment loans, renovation loans, revolving credit loans and other loans to and financing for customers of Southern States. See "Business of Southern States--Affiliated Financing Services."

(9) For further information concerning the relationship of the Gold Kist Inputs Business to CF Industries, Inc., see "Acquisition of the Gold Kist Inputs Business--Gold Kist Inputs Business--Fertilizers and Crop Protectants."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

            The following discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto included in this prospectus.

General

            Management's discussion of sales, operating margins (or losses) and other factors affecting Southern States' pretax net savings (or losses) during the six month periods ended December 31, 1998 and 1997 and during the fiscal years ended June 30, 1998, 1997 and 1996, is based upon the following tables. Operating margins, as utilized in the tables below, consist of divisional (segment) operating results, including an allocation of interest expense based upon divisional assets employed and excluding any allocation of general corporate overhead.

Divisional Sales and Operating Margins
(in thousands)


                                            Sales for                                       Operating Margins for
                                      the fiscal year ended                                  the fiscal year ended
                           --------------------------------------------------------------------------------------------
                              1998               1997             1996                     1998        1997        1996
                              ----               ----             ----                     ----        ----        ----
Crops                      $ 151,042        $   160,448       $  148,598                 $ 17,056   $   26,609   $ 24,360
Feed                         145,582            161,940          147,420                    6,121        6,302      6,922
Petroleum                    193,097            250,260          219,607                    1,650        7,108      8,719
Retail Farm Supply           336,260            336,044          317,921                    4,855        5,855      5,428
Farm and Home                196,116            188,426          175,827                    5,967        7,173      7,811
Marketing                     94,517            116,211          110,731                    1,782        3,585      2,269
Other                          2,889              2,771            2,545                     (527)        (198)       238
                           ---------        -----------        ---------                 ---------  ----------    -------
     Total                $1,119,503         $1,216,100       $1,122,649                   36,904       56,434     55,747
                           =========        ===========       ==========

        General corporate overhead                                                        (23,271)     (22,894)   (21,101)
        Income tax expense                                                                 (2,966)      (6,039)    (7,052)
                                                                                         ---------  -----------   --------
        Net savings                                                                      $ 10,667   $   27,501   $ 27,594
                                                                                         =========  ===========   ========


                                    Sales for the                       Operating Margins for the
                           six months ended December 31,              six months ended December 31,
                            1998                    1997                1998             1997
                            ----                    ----                ----             ----

Crops                     $44,810                $37,544            $(1,072)           $ (307)
Feed                       84,536                 75,063              5,864             4,094
Petroleum                  76,320                110,268             (5,403)              631
Retail Farm Supply        145,660                118,123             (5,618)           (2,854)
Farm and Home              85,923                 79,326                 76                56
Marketing                  44,625                 57,867                123               959
Other                       1,101                  1,384               (534)             (421)
                        -----------            -----------          ---------        ---------
     Total               $482,975               $479,575             (6,564)            2,158
                        ===========            ===========


        General corporate overhead                                  (12,692)          (11,906)
        Income tax benefit                                           (4,795)           (2,125)
                                                                    ---------        ---------
        Net loss                                                   $(14,461)          $(7,623)
                                                                    =========        =========


            Agriculture is both seasonal and cyclical in nature. As a result, Southern States' sales and operating margins fluctuate greatly on a quarterly basis. The first quarter is typically the weakest for both sales and operating margins and losses are expected. The second quarter also typically results in operating losses, although sales are stronger than in the first quarter due principally to increased sales of petroleum products. The third and fourth quarters are the largest contributors to both sales and profitability for the year. See "Business of Southern States--Other Factors Affecting the Business of Southern States--Seasonality."

            A major portion of Southern States' business is dependent on the demand of farmers for the purchase of supplies and services, which is influenced by weather, the general farm economy and the success of particular crops. Prices of agricultural supplies are sensitive to world-wide economic and political factors. Commodities marketed by Southern States on behalf of its members are also subject to fluctuations in price, based on the supply of such commodities and the demand for the raw or processed products.

Historical Results of Operations

            Six Months Ended December 31, 1998 Compared to Six Months Ended December 31, 1997

       While performance in sales and operating margins are typically weak during the first six months of the fiscal year, they are usually mitigated by sales of petroleum products. In 1998, sales and operating margins in petroleum products were disappointing. This resulted in heightened exposure to operating losses within the Gold Kist Inputs Business at a time when results are typically weak.

            Net sales of $483.0 million for the six months ended December 31, 1998, reflected a nominal increase of $3.4 million from $479.6 million for the comparative 1997 period. Despite the inclusion of the net sales of the Gold Kist Inputs Business since its October 13, 1998 acquisition, net sales remained flat primarily as a result of lower Petroleum and Marketing volumes, which have continued to be impacted negatively by worldwide supply and demand factors for petroleum and grain products, respectively. Average unit price varied from an increase of 3.1% in fertilizer to a decrease of 28.1% in Petroleum. The loss for the six months ended December 31, 1998, of $14.5 million was $6.9 million higher than the $7.6 million loss for the corresponding 1997 period.

        Southern States' business plan for improving the operating performance of the Gold Kist Inputs Business and reducing the operating losses experienced under its former ownership has been to

o substantially reduce unprofitable business locations, particularly in the West Texas and Mississippi Delta regions, through internal restructuring, divestiture, closure or other appropriate remedial steps;

o       implement Southern States' credit underwriting standards and practices;

o       implement Southern States' commodity price risk management policies;

o reduce administrative costs through centralization of procurement, accounting and administration; and

o develop and expand the Southern States private dealer network in the Gold Kist territory.

         Although the Inputs Business is now operated as an integral part of Southern States and separate financial statements are no longer produced for the Inputs Business, Southern States believes it has made progress toward achieving a number of its objectives. Losses in the Inputs Business from unfavorable commodity futures contracts were eliminated for the quarter ended December 31, 1998. Losses from such transactions in the Inputs Business were $4.1 million for the year ended June 27, 1998. Also, Southern States has substantially achieved its targeted savings in procurement, accounting and administrative functions through reduced employment levels. Southern States had anticipated that the implementation of stricter credit underwriting standards would likely adversely impact sales in the Gold Kist territory. Southern States believes it has made substantial progress in implementing improved credit underwriting standards and practices, but also believes this has negatively impacted sales to greater degree than management initially anticipated. Also, the continuation of depressed commodity price levels in the agriculture sector and unfavorable weather conditions during the 1998 harvest season adversely affected sales. As a result of these various factors, sales levels in the Gold Kist territory were impacted during the quarter ended December 31, 1998, more severely than originally anticipated.

        Subsequent to the acquisition of the Inputs Business, Southern States has closed three retail locations in Georgia and one in Louisiana, and is offering for sale a fifth location in South Carolina. It also terminated a leased facility in Arkansas. It also is in discussions with several parties with respect to a possible sale of its seven retail locations in West Texas.

        Southern States has rapidly expanded its private dealer network into the Gold Kist territory. As of April 9, 1999, 51 new private dealers locations in this new territory, including eight independent cooperative locations, had completed the Southern States certification process and were purchasing product from Southern States. Twenty others, including 10 independent cooperatives, were in various stages of that process and are expected to be purchasing product by the end of May. Approximately 55 other private dealers throughout the Gold Kist territory have been identified as prospective private dealers for Southern States.

        Overall, although Southern States did not achieve its sales goals or its operating performance goals for the Gold Kist territory for the quarter ended December 31, 1998, it continues to believe that this acquisition enhances Southern States' strategic position and that over time the business in the new territory will make a significant positive contribution to Southern States' business.

       Crops

               Sales of the Crops division increased $7.3 million (19.4%) from $37.5 million for the six months ended December 31, 1997 to $44.8 million for the comparative 1998 period primarily as a result of the inclusion of sales of the acquired Gold Kist businesses since acquisition. The majority of the Crops division sales increase resulted from increased sales of fertilizer and crop protection products. Fertilizer sales, which approximates 65% of total crops division sales, increased approximately 23% in fertilizer tonnage, while crop protection product sales which approximates 12% of total crops division sales, increased approximately 70% over the same period. Seed sales remained relatively flat as compared to the same period in the prior year.

            Operating losses for the Crops division increased by $0.8 million from a loss of $0.3 million for the six months ended December 31, 1997 to a loss of $1.1 million for the comparative 1998 period. The decrease resulted primarily from lower seed and crop protection product operating margins resulting from higher employee expenses and increased allocated interest expense, both resulting from the acquisition of the Gold Kist Inputs Business.

       Feed

            Feed division sales increased $9.4 million (12.6%) from $75.1 million for the six months ended December 31, 1997, to $84.5 million for the comparative 1998 period. The increase resulted primarily from a 29.3% increase in tonnage from 456,000 to 589,000 tons, partially offset by a 15% decrease in average unit selling price. The majority of the increased tonnage can be attributed to the acquisition of the Gold Kist Inputs Business on October 13, 1998.

            The operating margin for the Feed division increased approximately $1.8 million from $4.1 million for the six months ended December 31, 1997, to $5.9 million for 1998. The increase in operating profit primarily resulted from increases in tonnage partially offset by lower selling prices and increased employee expenses resulting from the acquisition of the Gold Kist Inputs Business.

       Petroleum

            Petroleum division sales decreased $34.0 million (30.8%) from $110.3 million for the six months ended December 31, 1997, to $76.3 million for the comparative 1998 period. Sales declined due to both volume and price declines. Petroleum gallons sold declined 12.2% (21 million gallons) primarily due to lower fuel oil and LP gas sales resultant from a 17.6% decrease in heating degree days while the average unit selling price decreased 20.5% from the prior period due to continued declines in worldwide petroleum prices

            The Petroleum division's operating margin decreased $6.0 million from a profit of $0.6 million for the six months ended December 31, 1997, to a loss of $5.4 million for the 1998 period. The decline in operating margin resulted from continued decreases in worldwide petroleum prices, which led to inventory write-downs, a $3.0 million provision for environmental remediation and from decreases in sales volume.

       Retail Farm Supply

            Sales of the Retail Farm Supply division increased $27.6 million (23.3%) from $118.1 million for the six months ended December 31, 1997, to $145.7 million for the comparative 1998 period. The increase in sales can be primarily attributed to the increased volume resulting from the acquisition of the Gold Kist Inputs Business as of October 13, 1998, however, sales performance in the Gold Kist territory has been slower than expected. While increased credit standards were expected to have a negative impact on sales, the impact was greater as a result of continued price deflation and drought conditions in portions of the Southeast. This was partially offset by lower retail petroleum service sales due to the continued decline in worldwide petroleum pricing.

            Retail Farm Supply operating losses increased $2.7 million from a loss of $2.9 million for the six months ended December 31, 1997, to a loss of $5.6 million for the 1998 period. The increase in operating losses was mainly caused by increased employee related costs, operating lease expense and depreciation resulting from the acquisition of the Gold Kist Inputs Business on October 13, 1998.

       Farm and Home

            Sales of the Farm and Home division increased $6.6 million (8.3%) from $79.3 million for the six months ended December 31, 1997, to $85.9 million for the 1998 period. This increase in sales is primarily the result of an increase in the sales of Wetsel, Inc. of $2.6 million (13.0%) from $20.2 million for the six months ended December 31, 1997 to $22.8 million for the 1998 period, as well as higher sales in the metropolitan area stores.


               Operating margin for the Farm and Home division remained relatively flat at $0.06 million for the six months ended December 31, 1997, compared to $0.08 million for the 1998 period. The flat operating margin resulted from decreased operating margins at Wetsel, which were attributable to increased expenses associated with the acquisition of a distribution warehouse and increased margins at retail stores, which were offset by higher operating costs, particularly employee-related expenses.

       Marketing

            Sales of the Marketing division decreased $13.3 million (22.9%) from $57.9 million for the six months ended December 31, 1997, to $44.6 million for the 1998 period. This decrease is attributable to a decline of $18.9 million in grain marketing partially offset by $5.7 million in new livestock marketing revenue attributable to the acquisition of the Michigan Livestock Exchange on April 1, 1998. The decline in grain marketing revenue resulted from drought conditions in the summer and early fall which impacted the quality and the production of wheat and corn in the Southern States Mid-Atlantic territory. As a result bushels marketed declined by 21.2% while a strong western United States harvest caused a $0.57 (14.7%) reduction in the average per bushel unit price for grain marketed.

            Operating margin for the Marketing division decreased $0.8 million from $0.1 million for the six months ended December 31, 1997, to $0.9 million for the 1998 period. The decrease in operating margin is primarily attributable to lower grain pricing, lower bushel volume, and reduced grain drying opportunities as well as operating losses at Michigan Livestock Exchange.

       General Corporate Overhead

            General corporate overhead, consisting primarily of general and administrative costs not allocated to the divisions (such as information systems, human resources and central management costs offset by various miscellaneous income items), increased only $0.8 million, from $11.9 million for the six months ended December 31, 1997, to $12.7 million for the comparative 1998 period. The increase resulted primarily from increased employee expenses related to the acquisitions of the Gold Kist Inputs Business on October 13, 1998 and Michigan Livestock Exchange on April 1, 1998 partially offset by the elimination of outsourced computer operations effective July 1, 1998 and higher service charge revenue.

            Company-wide interest expense, which is substantially allocated to operating divisions based on assets employed and included as a charge against divisional margins, increased approximately $4.8 million (56.7%) from $8.5 million for the six months ended December 31, 1997 to $13.4 million for the 1998 period. The majority of the increase (62%) results from borrowings on the bridge loan facility to fund the acquisition of the Gold Kist Inputs Business with the remaining increase attributable to increased working capital needs.

       Provision for Income Tax Benefit

            The income tax benefit for the first six months of 1998 of $4.8 million increased $2.7 million from $2.1 million in 1997 primarily due to a 98% increase in pretax net losses. The forecasted effective tax rate was approximately 24.9% and 21.8% for 1998 and 1997, respectively.

       Liquidity and Capital Resources at December 31, 1998

            At December 31, 1998, Southern States had $140 million in a committed short-term line of credit with CoBank, ACB with $60 million in outstandings. This credit facility represents the consolidation of the $100 million long term revolving credit facility with CoBank and the $40 million short term committed credit facility with CoBank that was in existence at June 30, 1998. Southern States also had uncommitted short term lines of credit with six commercial banks totaling $92 million under which there were no outstandings at December 31, 1998. Southern States' wholly-owned subsidiary, Wetsel, Inc., maintains separate credit facilities. Wetsel has a $10 million short term committed credit facility, also with CoBank, that had a $2.4 million outstanding balance at December 31, 1998.

            At December 31, 1998, Southern States also had outstanding $35 million in term notes held by CoBank that are payable at various dates with a final maturity of November 1, 2004. Wetsel also has a $3 million term note with CoBank with a final maturity of January 15, 2001.

            Under all of Southern States' loan agreements with CoBank, Southern States is required to maintain, at each fiscal year end, on a consolidated basis, working capital of at least $65 million, a ratio of current assets to current liabilities of 1.45 to 1, net worth of at least 35% of total assets and not less than $140 million and a ratio of long term debt to net worth of not more than .775 to 1. At December 31, 1998, Southern States was in compliance with these financial covenants.

            The credit lines with commercial banks are on a competitive bid basis. The CoBank credit facilities for both Southern States and Wetsel are, at the companies' option, based on quoted fixed rates or at LIBOR-based maximum rates.

            Southern States and Statesman Financial Corporation are parties to an agreement under which Statesman purchases certain receivables from Southern States without recourse. Under the terms of the agreement, Southern States pays certain fees on receivables sold to Statesman. Receivables sold to Statesman totaled approximately $483.6 million and $426.2 million for six months ended December 31, 1998 and 1997, respectively. Statesman pays volume incentive fees to Southern States for purchase of receivables at the end of the fiscal year. In addition, under the terms of the agreement, Southern States was obligated to maintain a computed minimum investment in Statesman's preferred stock of $17.9 million at each of December 31, 1998 and 1997. See Note 5 of the Notes to the Southern States Consolidated Financial Statements included in this prospectus.

            Cash and cash equivalents at December 31, 1998 were $54.6 million, which represents a increase of $39.3 million from $15.2 million at December 31, 1997. Net cash provided by operating activities for the six months ended December 31, 1998 and 1997 amounted to $90.9 million and $45.3 million, respectively. The increase in net cash provided by operating activities resulted from increases in accounts payable and advances from managed local cooperatives partially offset by increases in inventory and a higher net loss. Net cash used in investing activities for the six months ended December 31, 1998, amounted to $230.4 million, an increase of $212.7 million from cash used in investing activities in the corresponding 1997 period. This increase resulted primarily from the $203.1 million in net cash paid for the Gold Kist Inputs Business. Net cash provided by financing activities for the six months ended December 31, 1998, of $178.8 million and net cash used by financing activities for the year ended December 31, 1997, of $19.5 million were primarily the result of net borrowing activities.

            Capital Expenditures for the six months ended December 31, 1998, totaled $24.5 million. Southern States had outstanding commitments for the construction and acquisition of property, plant and equipment totaling approximately $4.0 million at December 31, 1998. Southern States also maintains a reserve for environmental expenditures which totaled $3.8 million at December 31, 1998. See Note 13 of the Notes to the Southern States Consolidated Financial Statements included herein.

         Southern States anticipates capital expenditures of approximately $42.8 million in the fiscal year ended June 30, 1999, of which approximately $18.7 million relates to the Gold Kist Inputs Business. Also, included in projected capital expenditures is $1.0 to $2.0 million in anticipated costs for environmental remediation projects in the year ended June 30, 1999.

            In October, 1998, Southern States borrowed $218.3 million under a 180-day "bridge" loan facility with NationsBank, N.A., First Union National Bank and CoBank to finance the purchase of the Gold Kist Inputs Business. In January, 1999, this facility was paid down by $118.3 million utilizing proceeds of the new Southern States' syndicated facility discussed in the next paragraph. The outstanding balance is $100 million at March 31, 1999. Repayment of the bridge loan facility, whose maturity has been extended from April, 1999, to October 5, 1999, is anticipated through the sale of securities by Southern States either in a public offering or private offering, or pursuant to the financing commitment with Gold Kist described in "Acquisition of the Gold Kist Inputs Business--The Financing Commitment." Proceeds under the $100 million irrevocable direct pay letter of credit have been assigned to the lenders under the bridge loan facility. Interest on the facility is at a fixed spread over LIBOR.

            On January 12, 1999, Southern States entered into a new $200 million three-year revolving credit facility with various commercial banks, including NationsBank, N.A., First Union National Bank and CoBank. This facility replaced the $140 million in short-term and long-term facilities with CoBank that were in place at December 31, 1998, and the $92 million in uncommitted facilities with various commercial banks. Under the terms of this new facility, Southern States must maintain a ratio of funded indebtedness to capitalization of less than or equal to .50 to 1, have tangible net worth of at least $256 million plus 25% of net income in a fiscal year and maintain a ratio of consolidated cash flow to consolidated interest expense and distribution of greater than 1.50 to 1. Interest rates under this facility are determined on a competitive bid basis or at a LIBOR-based maximum rate.

            Management believes that Southern States' cash on hand, anticipated funds from operations, and amounts currently available under its various credit facilities will be sufficient to cover its working capital needs, capital expenditures, debt service requirements and tax obligations. Southern States intends to maintain and further strengthen its financial condition and, in connection therewith, may from time to time consider other possible transactions, including acquisitions, other capital market transactions or dispositions of businesses that no longer meet its strategic objectives.

       Fiscal 1998 Compared to Fiscal 1997

            Net sales of $1.1 billion decreased approximately $96 million (7.9%) from $1.2 billion in 1997. The decrease in net sales primarily reflected lower volumes in the Petroleum, Marketing and Feed divisions as well as lower unit prices in all divisions. These divisions experienced 12 month average decreases in prices from a minimum of 6.0% in fertilizer to a high of 18.0% in petroleum. Net savings for 1998 amounted to $10.7 million, a decrease of approximately $16.8 million (61%) from $27.5 million for 1997. Petroleum and grain prices in particular were subject to world-wide supply and demand factors.

       Crops



            Sales of the Crops division decreased $9.4 million (5.9%) from $160.4 million in 1997 to $151 million in 1998. Fertilizer sales, which comprise approximately 62% of Crops division sales, decreased approximately 4.5% with fertilizer selling prices declining approximately 6.0%, partially offset by a 1.5% increase in tonnage. Sales of seed, which comprise approximately 17% of Crops division sales, increased approximately 2.2% due to unit volume increases of 20.8%, which were mostly offset by decreases in average selling price of 18.6%. Sales of crop protection products, which comprise approximately 21% of crops division sales, increased by 4.6% from 1997 to 1998.

            Operating margin for the Crops division decreased by $9.6 million from $26.6 million in 1997 to $17.1 million in 1998. The decrease resulted primarily from a decrease of $7.6 million in the patronage refund from CF Industries, a fertilizer supply cooperative owned by the Company and 10 other regional cooperatives, as well as from decreased fertilizer operating margins driven by lower fertilizer selling prices.

       Feed

            Sales of the Feed division decreased $16.3 million (10.1%) from $161.9 million in 1997 to $145.6 million in 1998. This decrease resulted primarily from lower unit prices and decreases in volume of 9.2% and 0.8%, respectively.

            Operating margin for the Feed division decreased $0.2 million from $6.3 million in 1997 to $6.1 million in 1998. This decrease in profit primarily resulted from lower selling prices partially offset by a $500,000 reduction in central management expense during 1998.

       Petroleum

            Sales of the Petroleum division decreased $57.2 million (22.8%) from $250.3 million in 1997 to $193.1 million in 1998. Petroleum gallons decreased by
35.3 million (10%), primarily due to lower commercial gasoline and fuel oil sales. In addition, the decrease in heating degree-days led to significantly less demand for heating oil. Average unit selling prices decreased 18% from 1998, also contributing to the lower sales revenue.

            The Petroleum division's operating margin decreased by $5.4 million from $7.1 million for 1997 to $1.7 million for 1998. The decline in operating margin resulted from both decreases in worldwide petroleum prices, which led to inventory write-downs, and decreases in sales volume.

       Retail Farm Supply

            Sales of the Retail Farm Supply division remained relatively consistent with the prior year, increasing only slightly from $336.0 million in 1997 to $336.3 million in 1998. Increased unit volume in crop protection products and seed was offset by both lower unit volume and pricing in feed and petroleum. Volume increases in seed were the result of a later growing season in 1998 and greater demand for soybean seed.

            Operating margin for the Retail Farm Supply division decreased $1.0 million from $5.9 million for 1997 to $4.9 million for 1998. The decrease in operating margin resulted primarily from an increase in operational expenses principally due to the acquisition of the two private dealer operations in Kentucky, which was partially offset by higher margins resulting mainly from more favorable fertilizer pricing.

       Farm and Home

            Sales of the Farm and Home division (including sales of Wetsel, Inc.) increased $7.7 million (4.1%) from $188.4 million for 1997 to $196.1 million for 1998. This increase resulted from the higher sales volume of Wetsel, Inc., which grew by $6.4 million (12.9%), as well as higher sales in the metropolitan area stores over the same period.

            Farm and Home operating margin decreased by $1.2 million from $7.2 million in 1997 to $6.0 million in 1998. The decrease in operating margin primarily resulted from higher operating expenses in both the metropolitan stores and at Wetsel, Inc.

       Marketing

            Sales of the Marketing division decreased $21.7 million (18.7%) from $116.2 million in 1997 to $94.5 million in 1998. Livestock marketing revenues of $3.2 million for the three months ended June 30, 1998, attributable to the acquisition of Michigan Livestock Exchange on April 1, 1998, served to partially offset the decrease. Grain bushels marketed decreased 15.5% from 1997 to 1998 with large decreases in corn and soybean bushels marketed, which were partially offset by an increase in wheat bushels marketed.

            Operating margin for the Marketing division decreased $1.8 million, from $3.6 million in 1997 to $1.8 million in 1998. Decreased profitability primarily resulted from lower grain marketing volume due to depressed corn and bean acreage yields and reduced corn drying revenue due to a drought during the summer of 1997.

       General Corporate Overhead

            General corporate overhead, consisting primarily of general and administrative costs not allocated to the divisions (such as information systems, human resources and central management costs offset by various miscellaneous income items), increased approximately 1.7% from $22.9 million for 1997 to $23.3 million for 1998. The increase resulted primarily from increased employee related expenses partially offset by an increase in service charge revenue. Company wide interest expense, which is substantially allocated to operating divisions based on assets employed and included as a charge against divisional margins, increased $1.3 million (8.3%) from $15.6 million in 1997 to $16.9 million in 1998 primarily as a result of higher borrowing levels.

       Income Tax Expense

            Income taxes in 1998 were $3.0 million, a decrease of $3.0 million (50%) from $6.0 million in 1997 primarily due to a 59% decrease in pretax net savings. The effective income tax rate was 21.8% in 1998 versus 18.0% in 1997, (see Note 12 of Notes to the Southern States Consolidated Financial Statements for an analysis of the differences between the statutory income tax rate and Southern States' effective income tax rate).

       Fiscal 1997 Compared to Fiscal 1996

       Net sales increased $93.5 million (8.3%) from $1.1 billion in 1996 to $1.2 billion in 1997. This increase in sales volume was primarily due to higher increased unit sales in all divisions which experienced unit growth ranging from 2.7% to 7.9% accompanied by 12 month average changes in prices ranging from a decrease of 3.0% in fertilizer to an increase of 14.4% in petroleum.

       Crops

       Sales of the Crops division increased $11.8 million (8.0%) from $148.6 million in 1996 to $160.4 million in 1997. Fiscal 1997 fertilizer sales, which comprised approximately 63% of Crops division sales, exhibited a 7.8% increase in tonnage, slightly offset by a decrease in average selling price of 3.0%. Sales of seed, which approximates 16% of fiscal 1997 Crops division sales, increased due to both price increases and unit volume increases of 5.9% and 6.1%, respectively. Sales of crop protection products, comprising 21% of fiscal 1997 Crops sales, increased by 8.1% in 1997 over 1996.

            Operating margin for the Crops division increased by $2.2 million from $24.4 million in 1996 compared to $26.6 million in 1997. This increase resulted primarily from increased gross margins driven by higher volume. An increase in the patronage refund from CF Industries, Inc. (from $12.7 million to $13.1 million) also contributed to increased profitability. In addition, the Crops division experienced only a 0.3% increase in operating expenses as a result of the increased volume.

       Feed

            Sales of the Feed division increased $14.5 million (9.8%) from $147.4 million in 1996 to $161.9 million in 1997. This increase resulted primarily from higher unit prices and increases in volume of 6.6% and 3.2%, respectively.

            Operating margin for the Feed division decreased $0.6 million from $6.9 million in 1996 to $6.3 million in 1997. This decrease in operating margin was due primarily to higher employee costs associated with the opening of a new feed mill in Summer Shade, Kentucky, new personnel positions within the division and merit increases. These increased employee costs were mitigated somewhat by increased gross margin dollars and income from the new ProPet LLC joint venture. See "Business of Southern States--Agricultural Inputs and Services--Feed."

       Petroleum

            Sales of the Petroleum division increased $30.7 million (14%) from $219.6 million in 1996 to $250.3 million in 1997. Approximately 2.7% of this increase was volume-related, with the remainder resulting from increased commodity prices in heating oils, gasoline and diesel fuel due to strong demand and low inventory in the industry. The volume increase resulted in part from significant increases in sales to commercial accounts.

            The Petroleum division's operating margin decreased by $1.6 million from $8.7 million in 1996 to $7.1 million in 1997. While the division experienced increased volume, the gross margin percent decreased considerably due to increased sales to commercial accounts, where margins are typically lower, and weak wholesale market conditions.

       Retail Farm Supply

            Sales of the Retail Farm Supply division increased $18.1 million (5.7%) from $317.9 million in 1996 to $336 million in 1997. This increase resulted from higher sales volume across all retail lines of business -- feed, crops, farm supplies and petroleum. Sales of petroleum, feed and fertilizer were the largest contributors to this increase. This was the result of both increased prices and increased volume.

            Operating margin for the Retail Farm Supply division increased from $5.4 million in 1996 to $5.9 million in 1997. This increase was driven by increased gross margins resulting from higher volume and an increase in finance charge revenue offset by increased operating expenses.

       Farm and Home

            Sales of the Farm and Home division (including sales of Wetsel, Inc.) increased $12.6 million (7.2%) from $175.8 million in 1996 to $188.4 million in 1997. A $9.2 million increase in retail sales contributed to this higher sales volume. During the year, Wetsel, Inc. experienced a $3.9 million or 8.4% increase in sales volume to $49.9 million in 1997.

            Operating margin for the Farm and Home division decreased from $7.8 million in 1996 to $7.2 million in 1997. This decrease resulted from lower earnings in the Wetsel, Inc. subsidiary caused by an increase in operating expenses resulting from start-up operations in the Ohio region. In addition, gross margins in the division (excluding Wetsel, Inc.) as a percent of sales were lower as a result of a milder winter than the previous year. The closing of a farm supply warehouse facility in Baltimore resulted in additional expenses.

       Marketing

            Grain marketing sales increased $5.5 million (5%) from $110.7 million in 1996 to $116.2 million in 1997. This resulted primarily from an increase of 4.4% in grain bushels marketed, primarily corn and soybeans.

            Operating margin from the Marketing division increased $1.3 million from $2.3 million in 1996 to $3.6 million in 1997. Increased profitability resulted from an increase in gross margins from additional volume and a decrease in operating expenses for the year.

       General Corporate Overhead

            General corporate overhead, consisting primarily of general and administrative costs not allocated to the divisions (such as information systems, human resources and central management costs offset by various miscellaneous income items), increased $1.8 million (8.5%) from $21.1 million for 1996 to $22.9 million for 1997. The increase resulted primarily from increased employee related expenses partially offset by an increase in service charge revenue.

            Company-wide interest expense, which is substantially allocated to operating divisions based on assets employed and included as a charge against divisional margins, increased slightly from $15.2 million in 1996 to $15.6 million in 1997 as a result of marginally higher borrowing levels.

       Income Tax Expense

            Income tax expense decreased from $7.1 million in 1996 to $6.0 million in 1997. This decrease was principally due to an increase in the deduction for patronage refunds, resulting in an effective tax rate for 1997 of 18.0%. See Note 12 of the Notes to the Southern States Consolidated Financial Statements included in this prospectus for an analysis of the differences between the statutory income tax rate and the Company's effective tax rate.

       Liquidity and Capital Resources at June 30, 1998

            At June 30, 1998, Southern States had a $40 million committed short-term line of credit with CoBank, ACB with $2 million in outstandings. Southern States also had uncommitted short term lines of credit with seven commercial banks totaling $97 million under which there were no outstandings at June 30, 1998. In addition, Southern States had a $100 million long term committed revolving credit facility with CoBank which expires in 2001. At June 30, 1998, Southern States had $93 million outstanding under this revolving facility. Southern States' wholly-owned subsidiary, Wetsel, Inc., maintains separate credit facilities. Wetsel has a $10 million short term committed credit facility, also with CoBank, that had $5.1 million outstanding balance at June 30, 1998.

            At June 30, 1998, Southern States also had outstanding $35 million in term notes held by CoBank that are payable at various dates with a final maturity of November 1, 2004. Wetsel also has a $3 million term note with CoBank with a final maturity of January 15, 2001.

            Under all of Southern States' loan agreements with CoBank, Southern States is required to maintain, at each fiscal year end, on a consolidated basis, working capital of at least $65 million, a ratio of current assets to current liabilities of 1.45 to 1, net worth of at least 35% of total assets and not less than $140 million and a ratio of long term debt to net worth of not more than .775 to 1. At June 30, 1998, Southern States was in compliance with these financial covenants.

            The credit lines with commercial banks are on a competitive bid basis. The CoBank credit facilities for both Southern States and Wetsel are, at the companies' option, based on quoted fixed rates or at LIBOR-based maximum rates.

            Southern States and Statesman Financial Corporation are parties to an agreement under which Statesman purchases certain receivables from Southern States without recourse. Under the terms of the agreement, Southern States pays certain fees on receivables sold to Statesman. Receivables sold to Statesman totaled approximately $996.7 million and $991.5 million for 1998 and 1997, respectively. Statesman paid volume incentive fees to Southern States for purchase of receivables amounting to $1.3 million and $1.4 million for 1998 and 1997, respectively. In addition, under the terms of the agreement, Southern States was obligated to maintain a computed minimum investment in Statesman's preferred stock of $17.9 million at each of June 30, 1998 and 1997. See Note 5 of the Notes to the Southern States Consolidated Financial Statements included herein.

            Cash and cash equivalents at June 30, 1998 were $15.3 million, which represents a decrease of $1.5 million from $16.8 million at June 30, 1997. Net cash provided by operating activities for the year ended June 30, 1998 and 1997 amounted to $33.6 million and $31.4 million, respectively. The increase in net cash provided by operating activities resulted from increases in accounts payable and a decrease in net receivables partially offset by a decrease in advances from managed local cooperatives, an increase in inventories and lower net savings. Net cash used in investing activities for the year ended June 30, 1998 amounted to $43.8 million, an increase of $22.9 million from cash used in investing activities in the corresponding 1997 period. This increase resulted from increased capital expenditures and additional investments in other companies. Net cash provided by financing activities for the year ended June 30, 1998, of $8.7 million and net cash used by financing activities for the year ended June 30, 1997, were primarily the result of net borrowing activities.

               Capital expenditures for the year ended June 30, 1998, totaled $33.9 million. Of this amount, approximately $1 million related to compliance with environmental regulations. Southern States had outstanding commitments for the construction and acquisition of property, plant and equipment totaling approximately $7.1 million at June 30, 1998. Southern States also maintains a reserve for environmental expenditures which totaled $1.2 million at June 30, 1998. See Note 3 of the Notes to the Southern States Unaudited Interim Consolidated Financial Statements for the six month period ended December 31, 1998 included herein.

            Southern States anticipates capital expenditures of approximately $42.8 million in the fiscal year ended June 30, 1999, of which approximately
$18.7 million relates to the Gold Kist Inputs Business. Also, included in projected capital expenditures is $2.5 to $3 million in anticipated costs for environmental remediation projects in the year ended June 30, 1999.

            Management believes that Southern States' cash on hand, anticipated funds from operations, and amounts currently available under its various credit facilities will be sufficient to cover ties working capital needs, capital expenditures, debt service requirements and tax obligations. Southern States intends to maintain and further strengthen its financial condition and, in connection therewith, may from time to time consider other possible transactions, including acquisitions, other capital market transactions or dispositions of businesses that no longer meet its strategic objectives.

New Accounting Standards

               During Southern States' fiscal year ended June 30, 1998, the Financial Accounting Standards Board ("FASB") issued several new pronouncements, including Statement of Financial Accounting Standards ("SFAS") No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits", which standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable and eliminates certain disclosures that are no longer useful. Both of these standards are effective for the year ended June 30, 1999. The adoption of these standards will result only in additional disclosure and are not expected to have an impact on the financial position or results of operations. In addition in June of 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which is effective for fiscal quarters beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as assets or liabilities in the statement of financial position and measure those instruments at fair value. Southern States will adopt SFAS No. 133 in fiscal year 2000. Southern States is currently evaluating any impact of the derivatives standard.

Year 2000

            The Year 2000 ("Y2K") issue is the result of computer programs using a two-digit format, as opposed to four digits, to indicate the year. Such computer systems will be unable to interpret dates beyond the year 1999, which could cause a system failure or other computer errors, leading to potentially severe disruptions in operations.

            Southern States utilizes and is dependent upon a variety of data processing systems and software to conduct its business. The data processing systems include various software packages licensed to Southern States by outside vendors and software systems written by Southern States personnel. These run on a variety of computer equipment, including stand-alone PC's, servers and workstations connected to an in-house computer network, and a remote mainframe system. All of these systems are vulnerable to the Y2K issue.

            Southern States' priorities with respect to Y2K compliance have been, first, to assure the integrity of the basic operations systems that are critical to maintaining an uninterrupted flow of information, goods and services between Southern States, its business partners, and its customers, and, secondly, to address Y2K issues relating to other automated systems that support less critical processes. In both areas, Southern States has established time-tables for measuring progress against its Y2K project goals and objectives so that it can minimize the risk of failures in either area, and the potential impact on its ability to operate its business effectively.

            Management's intention is to complete all planned modifications early enough to allow sufficient time to correct any problems that may arise. Testing of individual processes, systems testing of integrated processes, frequent reporting to management, and measurement against project milestones are all key elements to those efforts to reduce the risk of Y2K failures.

            Southern States' compliance efforts consist of analysis, remediation and testing phases, and cover information technology ("IT") systems, non-IT systems and vendor relationships. IT systems include financial and administrative systems, retail systems, wholesale systems, and technical support. Each of these systems is managed and supported by a separate team, responsible for all phases of the compliance effort as they relate to the supported systems.

            As of March 31, 1999, Southern States had assessed all systems for Y2K compliance. Fewer than half of the systems required change and planned changes and replacement are being monitored closely. As of March 31, 1999, approximately 80% of the remediation effort was complete. Our target date for completion of IT systems, including testing, is June 30, 1999. Some of Southern

States' processing functions currently run on data processing systems owned by third parties, which are not Y2K compliant. These functions will be transferred to Southern States' own systems or made compliant by June 30, 1999. This transfer includes those related to the acquired Gold Kist Inputs Business.

            Although most compliance activity for non-IT systems has been undertaken by management of the individual plants or facilities, Southern States' senior management has monitored the processes closely and provided support where required. Assessment and remediation of non-IT systems are almost complete. Southern States has not separately tracked the replacement cost and time related to non-IT systems.

            Southern States surveyed over 400 of its most significant vendors seeking information concerning the effect of Y2K on such vendors. In excess of 70% of these vendors surveyed responded that they were Y2K compliant. Southern States purchasing agents and buyers are required to obtain evidence that vendors' systems will be Y2K compliant or are required to develop a contingency plan including alternative sources or increased safety stocks. Based on responses received to date, Southern States has no reason to believe Y2K will have a material impact on its ability to do business with its vendors.

            Although  Southern States has no reason to anticipate that a failure will occur, the most likely worst-case Y2K scenario would entail a disruption or failure of Southern States' power suppliers' or voice and data transmission suppliers' ability to provide power or data transmission services to a computer system or a facility. Such failures do occur from time to time, affecting individual locations and systems, and appropriate procedures are in place to handle them. Although it is impossible to quantify the impact of extended failures, it would most likely include some manufacturing down-time losses, diminished service levels, customer inconvenience, and additional costs associated with the implementation of the contingency plan.

            As of April 30, 1999, Southern States' total cost of achieving Y2K compliance is estimated to be in the range of $700,000 to $800,000, excluding normal software upgrades and replacements and other previously scheduled systems changes. Approximately $300,000 of these incremental costs have already been incurred. Previously scheduled replacements of one major system and several minor systems, involving aggregate costs of approximately $400,000, were accelerated in order to resolve Y2K issues. These scheduled system replacements are expected to be completed by June 30, 1999. Amounts required to fix Y2K problems have been funded from operations. Southern States anticipates that remaining expenditures will not be material to its consolidated financial position or results of operations. Southern States acquired certain data processing systems and computers as a part of the acquisition of the Gold Kist Inputs Business, but now supports that new business on existing systems after a transitional period during which Gold Kist provided certain information support services to Southern States.

            The costs of, and the date by which Southern States plans to complete, its anticipated Y2K modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from these plans. Specific factors that might cause such material differences include, but are not limited to, the availability of personnel trained in this area, the ability of third party vendors to correct their software and hardware, and similar uncertainties. The failure to correct a material Y2K problem could result in an interruption in, or the failure of, certain normal business activities or operations, which could materially and adversely affect Southern States' results of operations, liquidity and financial condition. Although Southern States expects to be Y2K compliant, to be prudent, Southern States is currently evaluating contingency plans.

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

Market Risks from Changing Commodity Prices and Interest Rates

            The principal market risks affecting Southern States are exposure to changes in commodity prices and interest rates on borrowings. Although Southern States has international net sales volume and related accounts receivable for foreign customers, it considers the foreign currency exchange risk in such activities to be immaterial.

             Interest Rate Risk. Southern States uses interest rate swaps to hedge interest rate changes on a portion of its borrowings. At December 31, 1998, Southern States had $65 million notional value of interest rate swaps outstanding. The swaps carried coupons with a weighted average rate of 6.28% and 6.60% at December 31, 1998 and 1997, respectively. See Note 15 of Notes to the Southern States Consolidated Financial Statements. Assuming December 31, 1998 variable rates and borrowings at December 31, 1998, a one-hundred-basis-point change in interest rates would impact Southern States' net interest expense by approximately $1.6 million on an annualized basis, net of the effect of the swaps.

            Commodities Risk. See "Business of Southern States--Other Factors Affecting the Business of Southern States--Commodity Price Hedging Activities" for information concerning hedging activities utilized by Southern States to minimize the risk of change in commodity prices on various commodities bought and sold in its business.

                             FARM COOPERATIVES

              For decades cooperative associations have been an integral and important part of American agriculture. Most farmers are members of at least one cooperative. These associations are designed to secure for farmers the economic advantages of group action in the production and marketing of agricultural commodities.

              o  o  o  o

              Cooperatives are voluntary business organizations which are created by statute. The cooperative form enables persons to join together for mutual help, including joint purchasing and marketing. A cooperative is usually a "non-profit" enterprise. Agricultural cooperatives tend to be specialized as one of three types: marketing, supply or bargaining cooperatives. As its name signifies, the marketing cooperative is designed to assist members in marketing the products grown or produced by them. Supply cooperatives exist to secure the supplies and equipment needed by its members at the lowest possible cost per unit. The bargaining cooperative is organized expressly to act as a bargaining agent for its farmer-members.

              o  o  o  o

              A supply cooperative purchases the supplies needed by its members. This typically includes inputs such as fertilizer, feed, or petroleum products. This bulk purchasing arrangement makes these supplies available to members at prices which are at or below the prevailing market price. Net savings at the end of the accounting period are distributed to each member based upon the volume of business the member transacted with the cooperative.

              o  o  o  o

              Marketing cooperatives generally function in one of two ways. First, the cooperative may buy the products of members at the prevailing market rate. At the end of the annual or fiscal year, the results of the cooperative's activities will determine whether any net savings have been realized. These net savings are the equivalent of profits. These savings are allocated to each member-patron on the basis of his or her percentage of marketings. In other words, the members receive a proportionate share of the "profits." Alternatively, the cooperative may function as a marketing agency. In this case, the member-producer contracts with the cooperative to sell the product. In this transaction, a set amount based on volume is deducted from marketing costs. All of the commodity production for a particular season is then "pooled" and marketed by the cooperative. The net savings which are generated through marketing are divided among the members of the cooperative based on the volume marketed by each member.

            The above text is quoted with permission from Looney, Wilder, Brownback and Wadley, Agricultural Law: A Lawyer's Guide to Representing Farm Clients, copyright(C)1990 American Bar Association. All rights reserved.
                               * * * * * * *

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

         Subchapter T of the Internal Revenue Code of 1986, as amended (the "Code"), accords special treatment to organizations that operate "on a cooperative basis." See "Southern States--Cooperative Structure" for additional information concerning the tax treatment of cooperatives under Subchapter T of the Code and other matters relating to Southern States' organization and operation as a cooperative.

                             SOUTHERN STATES

General

            Southern States is a regional farmers' supply and marketing cooperative. With fiscal 1998 sales of $1.1 billion, Southern States is one of the largest agricultural cooperatives east of the Mississippi River. Southern States serves a wide range of rural and urban customers in its traditional six-state Mid-Atlantic territory of Delaware, Maryland, Virginia, West Virginia, Kentucky and North Carolina and, more recently in Michigan, Ohio and Indiana. As described under "Acquisition of the Gold Kist Inputs Business," Southern States also has expanded its operations in recent months into the Southeastern and South Central states through the acquisition of the Gold Kist Inputs Business. Taking into account this recent acquisition, Southern States is owned by over 300,000 farmer and local cooperative members. Southern States is the principal cooperative in a cooperative distribution system that now encompasses almost 700 retail locations serving its farmer members and other customers through both company-owned facilities and a network of local agricultural cooperatives and private dealers. See "Southern States--The Southern States Distribution System."

            Founded in 1923, Southern States operated for many years exclusively as a supply (or inputs) cooperative, procuring, manufacturing, processing and distributing fertilizer, crop protectants, feed and seed and other farm supply items on behalf of its farmer members. Since 1977, Southern States also has marketed grain for its members and currently markets approximately 25 to 30 million bushels of grain annually in its Mid-Atlantic territory. During the last fiscal year, Southern States entered the livestock marketing business through the acquisition of Michigan Livestock Exchange, a 75-year old, livestock marketing cooperative operating in the four-state territory of Michigan, Ohio, Indiana and Kentucky. As a result, Southern States is the largest livestock marketing cooperative in the United States.

            Members of Southern States must be agricultural producers or agricultural cooperative associations comprised of agricultural producers. Business with members is conducted on a cooperative basis, and patrons who are members or who are eligible to be members are qualified to receive patronage refunds out of net savings on such business. See "Farm Cooperatives" and "Southern States--Cooperative Structure." Southern States also engages in supply and marketing transactions with other customers who are not eligible for membership and who do not qualify for patronage refunds. Southern States also engages in non-cooperative activities through several subsidiaries.

            In October 1998, Southern States completed its purchase of the Gold Kist Inputs Business as described in "Acquisition of the Gold Kist Inputs Business." The description of the business of Southern States presented below in "--The Southern States Distribution System" and "The Business of Southern States" does not reflect the acquisition of the Gold Kist Inputs Business. For a description of the Gold Kist Inputs Business and its integration with Southern States' business operations, see "Acquisition of the Gold Kist Inputs Business."

The Southern States Distribution System

            Southern States is the principal cooperative in a cooperative distribution system that serves its farmer members in its Mid-Atlantic territory through:

>> 131 company-owned retail farm supply and petroleum outlets and 26 company-owned metropolitan retail locations,

>> 70 local agricultural or petroleum cooperatives operating at 88 locations under standardized management contracts with Southern States,

>> 16 independently owned and operated local retail cooperatives that distribute Southern States supplies and products at 28 locations, and

>> A network of 239 private dealers operating approximately 256 locations who sell Southern States supplies and products at retail under retail distribution agreements with Southern States.

            In the aggregate, this distribution system operates through more than 500 retail locations in Southern States' Mid-Atlantic territory. The purchase of the Gold Kist Inputs Business added approximately 100 additional retail farm supply locations to Southern States' distribution system.

            Company-Owned Facilities. As described in greater detail below, Southern States sells a significant portion of its product and service volume through Southern States' 113 retail farm supply locations, its 26 metropolitan retail locations and its 18 retail petroleum facilities in its Mid-Atlantic territory. To support this retail distribution network, Southern States operates a number of owned and leased bulk manufacturing and distribution facilities. See "Business of Southern States--Petroleum," "--Retail Farm Supply" and "--Farm and Home." In fiscal 1998, Southern States sold approximately 42% of its total product and service volume through these company-owned facilities in its Mid-Atlantic territory.

            Managed  Local  Cooperatives.  The 70  managed  local  cooperatives, usually organized on a county level, are a significant component of Southern States' Mid-Atlantic distribution system. The managed local cooperatives have their own local membership and locally-elected boards of directors, but each is a member of Southern States and each operates under a standardized management agreement with Southern States. In almost all instances, the managed local cooperatives use the name "Southern States" in their operations. Sales to the managed local cooperatives accounted for approximately 18% of Southern States' total product and service volume in fiscal 1998. Southern States has no equity interest in the managed local cooperatives and no representation on the boards of directors, but manages day to day operations and recommends policies to their boards of directors. The standardized management agreements are renewed annually, and may be canceled by either party at the end of any year provided there is no outstanding indebtedness owed Southern States. Southern States assesses a management, accounting and administrative fee which approximates the actual cost of service. No management agreements with local cooperatives have been canceled in Southern States' history other than as a result of mergers of local cooperatives into Southern States or, in a few cases, liquidation of a local managed cooperative.

            Private Dealers. Southern States also distributes supplies and products through a network of 239 independent, privately-owned dealers, operating a total of approximately 256 dealer locations in its Mid-Atlantic territory. These dealers agree to sell Southern States supplies and products at retail to Southern States members and others and to maintain adequate records of sales in order that Southern States may allocate any patronage refund to such members. Sales to private dealers accounted for approximately 11% of Southern States' total product and service volume in fiscal 1998.

            Independent Cooperatives. Southern States also distributes supplies and products to 16 independently owned and operated local cooperatives operating 28 locations throughout its Mid-Atlantic territory. These cooperatives are members of Southern States and use Southern States as a major supply source, but do not operate under a management contract with Southern States and do not use the "Southern States" name. Sales to independent cooperatives represented approximately 3% of Southern States' total product and service volume in fiscal 1998.

            Commercial and Other Accounts. In addition to the component parts of the Southern States distribution system within its Mid-Atlantic territory, Southern States sells products to over 1,000 commercial and other accounts, including other cooperatives located outside its Mid-Atlantic territory, who purchase supplies from Southern States. Commercial accounts include resellers who do not have a private dealer agreement with Southern States, as well as non-agricultural consumers. Commercial accounts are not eligible for membership in Southern States and are not eligible for patronage refunds. Other accounts include producers of agricultural products who purchase on a wholesale basis and other regional cooperatives. These accounts are eligible for membership and for wholesale patronage refunds. Sales to commercial and other accounts in fiscal 1998 accounted for approximately 13% of Southern States' total product and service volume.

Cooperative Structure

            For   additional   information   concerning   the   nature  of  farm
cooperatives generally, see "Farm Cooperatives" on page 46.

            Members and Membership Stock. Members of Southern States must be agricultural producers or agricultural cooperative associations comprised of agricultural producers. Members must own at least one share of membership stock. An agricultural producer who qualifies for membership but is not already a member will automatically receive the first $1.00 of any patronage refund in the form of one share of membership common stock. Pursuant to Virginia law and the Southern States articles of incorporation and bylaws, the issuance or transfer of Southern States' membership common stock is limited to bona fide agricultural producers who use the services or supplies of Southern States and to cooperatives whose membership is comprised of such persons. Each member, regardless of the number of shares of membership common stock registered in such member's name, is entitled to only one vote in the affairs of Southern States. Under various circumstances (e.g., death of a stockholder), Southern States repurchases common stock from its members at par value ($1 per share) plus declared and unpaid dividends, if any. In the event of liquidation or other disposition of the assets of Southern States, the holders of common stock, after satisfaction of obligations to creditors and to holders of all preferred stock, would be entitled to receive a maximum of $1 per share (par value) plus declared and unpaid dividends, if any, for each share of common stock held. The Board of Directors of Southern States (the "Board of Directors") may from time to time issue any and all of the authorized but unissued common stock of Southern States without first offering such shares to existing holders of common stock, on such terms as it deems advisable, but not for less than par value.

            Governance. The members of Southern States annually elect on a staggered basis members of the Board of Directors to serve for three-year terms. Only members of Southern States or members of a retail agricultural purchasing cooperative handling supplies of Southern States are eligible to be elected by the members to serve on the Board of Directors. At the present time, the Board of Directors consists of 23 persons, 17 of whom are member-elected. Six additional directors, designated by statute as public directors, are appointed for three-year terms, on a staggered basis, by the director of agricultural extension for the Commonwealth of Virginia. Each of these appointed directors represents a different state in Southern States' Mid-Atlantic territory. Public directors need not be members or stockholders of Southern States. See "Management--Directors."

            The bylaws of Southern States provide for a division of the territory in which Southern States operates into nine or more election districts, determined on the basis of the annual volume of business done with Southern States by customers, with consideration given to the business done with members in, and geographical area of, each election district. The bylaws further provide that the Board may modify and redistrict whenever, in its discretion, such action is advisable in order to maintain substantial equality in the volume of business done in the different districts. Under Southern States' bylaws, each election district is to be represented on the board by one director who is elected at an election district meeting by delegates to such meeting. The members served by each private agency, each retail branch of Southern States, and each retail agricultural supply cooperative handling supplies of Southern States are entitled to vote in the election of delegates to election district meetings. Delegates are elected by the membership of Southern States and the membership of the retail agricultural purchasing cooperatives at their local annual meetings. The directors elected by each election district are thereafter presented to the annual meeting of the members of Southern States. The bylaws of Southern States only permit voting in person at election district meetings.

            The officers of Southern States are elected by the Board of Directors to serve on a full-time salaried basis.

            Patronage Refunds. As a cooperative, Southern States operates for the benefit of its members and other patrons and is obligated by its bylaws to return at the end of the fiscal year all net savings from its patronage-sourced business, after payment of dividends on capital stock and additions to its reserves, to such members and other patrons eligible for membership in proportion to their respective purchases. These net savings are the equivalent of profits and are allocated to each member patron and each patron eligible for membership in the form of patronage refunds on the basis of such person's percentage patronage. In fiscal 1998, approximately two-thirds of Southern States' supply business was with members and subject to patronage refunds. Southern States also engages in supply and marketing transactions with other customers who are not eligible for membership and who therefore do not qualify for and do not receive patronage refunds. In addition, through several subsidiaries, Southern States engages in non-cooperative activities that do not generate patronage refunds.

            Patronage refunds are normally paid partially in cash and partially in the form of non-interest bearing patronage refund allocations. Beginning with the fiscal year ended June 30, 1974, the policy of the Board of Directors regarding patronage refunds changed from payment of the non-cash portion of the refund in shares of membership capital stock or debentures to payment in the form of patronage refund allocations ("PRAs"), which are participations not bearing interest or paying dividends. Since 1974, patronage refunds have been paid 40% in cash and 60% in PRAs. The Code requires a minimum cash component of 20%. Southern States believes its policy of paying a higher cash component than is required by law contributes to continued patronage. See "Description of the Capital Securities--Distributions; Option to Extend Interest Payment Period," "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "--Restrictions on Certain Payments" for certain restrictions on the redemption of PRAs in the event of deferral of interest on the junior subordinated debentures, or in the event of certain defaults.

            The bylaws of Southern States further require that issuance of PRAs be in annual series, and identified by year issued. The bylaws require that the redemption of PRAs take place pro rata in the order of issuance when the Board of Directors determines that sufficient funds are available. An exception is made to this policy for redemption upon the death of a holder or to settle amounts in default owed to Southern States.

            In February 1996, Southern States redeemed its 1974 PRAs, which totaled slightly over $6 million. In February 1997, Southern States redeemed its 1975 PRAs, which also totaled approximately $6 million. In March 1998, Southern States redeemed its 1976 PRAs, which totaled approximately $4.6 million. In order to provide continued support to Southern States equity base, in 1996, 1997 and 1998, a number of Southern States' managed local cooperatives exchanged approximately $1.2 million, $1.2 million and $800,000, respectively, of their revolved PRAs for an equivalent value in shares of Southern States' membership common stock.

            The bylaws require that all debts of Southern States shall be entitled to priority over PRAs (or other non-cash patronage refund allocations), and that in the event of operating losses, such losses may be charged in the order of issuance by years to PRAs (or other non-cash patronage refund allocations) and to operating capital reserves. Southern States is deemed to have a lien upon and security interest in PRAs as collateral for any indebtedness owed to Southern States by the holder. See "Description of Capital Securities--Distributions; Option to Extend Interest Payment Period,"
"Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "--Restrictions on Certain Payments" for certain restrictions on the redemption of PRAs in the event of deferral of interest on the junior subordinated debentures, or in the event of certain defaults.

            Operating Capital. Annually, from fiscal year net savings, the Board of Directors has made additions to operating capital. These reserves are used for general purposes and are analogous to retained earnings. The equities of member patrons in such additions are recognized by Southern States, and the bylaws provide that in the event the Board of Directors determines these reserves have served their purpose and any balance remains, the same shall be returned to the member patrons in proportion to their interests therein. Otherwise, these reserves will be returned to the member patrons only upon dissolution of Southern States.

            Cooperative Taxation. A cooperative is a corporation for federal income tax purposes and computes its taxable income and federal income tax liability in essentially the same manner as any ordinary corporation. However, to the extent a cooperative declares and pays patronage refunds to its members, it is allowed to deduct those amounts from its pre-tax income. Patronage refunds may be paid in the form of cash or credits (sometimes referred to as patronage refund allocations), or a combination of both. A cooperative may deduct from its pre-tax income both the amount of the cash patronage refund and the face amount of any credits or noncash patronage refund allocations. A cooperative's members, however, must recognize both those amounts in the computation of their respective taxable incomes. In order to qualify for the federal income tax deduction for patronage refunds, the cooperative must pay at least 20% of the patronage refund in cash. Southern States' Board of Directors determines the amount and form in which the company pays its patronage refunds. See "--Patronage Refunds" above.

            To the extent that Southern States distributes "nonqualified" written notices of allocation (i.e., notices of allocation that do not qualify for the federal income tax deduction for patronage refunds), has income from transactions with nonmember customers or has income from non-patronage sources, it is taxed at the normal corporate rate. Southern States has subsidiaries which are not cooperatives, and all the income of these subsidiaries is subject to corporate income taxes.


                     BUSINESS OF SOUTHERN STATES

            Southern  States  is  both a  supply  and a  marketing  cooperative.
Southern States functions as a supply cooperative providing agricultural inputs and services to its members and others through its crops, feed, petroleum, retail farm supply, and farm and home divisions. Southern States functions as a marketing cooperative marketing its members' products through its grain marketing and livestock marketing divisions. In addition to providing products and services to its members, Southern States provides products and services to its managed local cooperatives and to numerous independent dealers and cooperatives.

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

Business Strategy

            As a farmer-owned agricultural cooperative, Southern States' primary function is to enhance its members' economic welfare and bargaining power. To fulfill this function, Southern States pursues business initiatives that increase its purchasing power with vendors, lower its production, processing and distribution costs, increase its customer base and capitalize upon its management expertise. Southern States' ultimate objective is to position itself as the business of choice for meeting the needs of its members and other customers for products and value-added services. To achieve this goal, Southern States seeks to:

>>                     Offer a Full  Line of  Superior  Products  and  Services:
                       Southern States offers a full selection of high quality products and services at competitive prices designed to meet the diverse needs of its farmer membership base. The ability to use its purchasing power and its manufacturing/processing expertise allows it to be price competitive within its defined market areas.

>> Develop Value-Added, Technologically Advanced Products and Services: In addition to its more traditional services, such as fertilizer spreading, crop protectant application and insect scouting, Southern States offers technologically advanced services, supported by reliable equipment and highly trained service technicians in order to increase market share with existing customers and attract new customers. For example, Southern States' Growmaster program uses Global Positioning Satellites and computerized delivery vehicles in selected locations to optimize the application of plant nutrients on farmers' fields, maximizing production in an environmentally responsible manner. In addition, Southern States has undertaken a research and development program in the field of aquaculture, one of the fastest growing segments in the agriculture industry, in order to provide its farmer members with a viable alternative product line, including fish stock, fish feed and guaranteed grower payment to farmer producers for harvested fish.

>>                     Use  Multiple  Distribution  Channels to Maximize  Market
                       Penetration: Southern States uses a variety of distribution channels to create multiple outlets for its product offerings in order to generate increased business volumes and economies of scale. The use of several diverse distribution channels enables Southern States to reach many different types of customers and maximize market penetration.

>> Access State-of-the-Art Products and Technology through Partnerships and Strategic Alliances: Southern States seeks to access products and technology through partnerships and strategic alliances, thereby significantly expanding Southern States' scope with minimal additional capital requirements. Investments with other interregional cooperatives in the U.S. and abroad afford Southern States access to world class sources of fertilizer products, seeds, animal genetics, and other ingredients required for Southern States' operations. The recent acquisition of Michigan Livestock Exchange is expected to lead to alliances up and down the food chain, from the producer to the retailer.

>> Evaluate Opportunities to Enter New Markets and Achieve Operating Efficiencies and Maximize Buying Power:
                       Southern States has and will continue to capitalize on acquisition opportunities that will enable it to enter new markets, increase its scale of operations and achieve operating efficiencies in order to better service the economic interests of its farmer-members. For example, in 1986 through acquisition, Southern States entered the North Carolina market which, according to United States Department of Agriculture statistics, currently ranks fourth in farm income in the United States. In 1998, through its acquisition of Michigan Livestock Exchange, Southern States became the largest cooperative marketer of livestock in the United States and now is able to offer Michigan Livestock Exchange's marketing and other value-added services, such as genetics, specialized financing programs and feeding and animal health programs, to Southern States' existing customers. See "Acquisition of the Gold Kist Inputs Business" for a discussion of the benefits anticipated to be realized as a result of the acquisition of the Gold Kist Inputs Business.

>> Adapt its Business in Selected Locations to Accommodate Changing Demographics and the Increasing Urbanization of its Customer Base: Many rural areas have become urban or suburban markets, reflecting well-documented demographic changes. Southern States continues to adapt its business to better serve this changing consumer base. Products and services sold through the Farm and Home and Retail Farm Supply divisions cater to the needs of the urban and suburban consumer, and include lawn and garden supplies, pet supplies and homeowner services. Sales of these products and services to urban and suburban consumers can, in part, offset the cyclical nature of Southern States' agricultural operations.

Agricultural Inputs and Services

       Crops

            Through its Crops division, Southern States procures, manufactures, processes and distributes fertilizer, seed, and crop protectants to its members and others through the Southern States distribution system. Southern States believes that it is the largest provider in its Mid-Atlantic territory for fertilizer, seed and crop protectants in large part as a result of its ability to custom-produce fertilizer, seed and crop protectant products and its extensive and diverse distribution system. Sales of the Crops division in fiscal 1998 were $151 million.

            Southern States distributes granular, blended and liquid fertilizer and fertilizer materials in bagged and bulk form. Southern States' annual fertilizer sales volume is approximately 1.2 million tons, with approximately 800,000 tons sold through company-owned retail facilities and the managed local cooperatives. The remainder is shipped directly to dealers, independent cooperatives and commercial accounts. See "Southern States--The Southern States Distribution System."

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

            Southern States has an annual production capacity of approximately 500,000 tons of fertilizer at six strategically located production and distribution facilities. Southern States procures the balance of the fertilizer it sells from CF Industries, Inc., a cooperative owned by 11 regional cooperatives including Southern States, which produces and supplies fertilizer materials to its members. See "--Investments in Other Companies and Cooperatives" below. CF Industries is one of North America's largest commercial fertilizer manufacturers and distributors. CF Industries also supplies most of Southern States' nitrogen and phosphate and some potash requirements, providing approximately 50% of Southern States' total volume of fertilizer materials and products in fiscal 1998. Southern States purchased the remainder of its fertilizer materials from more than 40 other suppliers.

            Through its Crops division, Southern States produces and sells field and vegetable seeds, including small grains, soybeans, grasses, and legumes. Southern States also procures, manufactures and distributes crop protection products such as herbicides and pesticides through its Retail Farm Supply and Farm and Home divisions and to other cooperatives and dealers. Sales of crop protectants are enhanced by Southern States' ability to cross-sell seed products and offer superior application services through quality equipment and highly trained personnel.

            The Crops division has successfully applied licensed genetic technology to finished products, for example, by incorporating the Roundup(R) resistant gene into its soybean seed products so that Roundup(R) destroys weeds but not the grain. This ability, coupled with the division's access to Southern States' extensive and diverse distribution system, makes Southern States an attractive partner for bio-tech firms. For instance, Southern States is a member-owner of Farmers Forage Research, Incorporated, which is operated by Southern States and two other regional cooperatives. Farmers Forage Research, Incorporated employs skilled plant breeders who use various facilities and regional test stations to develop improved varieties of corn, soybeans, alfalfa, clover, grass and sorghum-sudan.

       Feed

            Through its Feed division, Southern States procures and manufactures dairy, livestock, equine, poultry, pet and aquacultural feeds. Southern States' feed products are manufactured in ten feed mills and are distributed at wholesale and retail. See "Southern States--The Southern States Distribution System." Approximately 65% of the feed distributed is delivered in bulk form directly from the feed mill to the farm with the remainder sold in bag form. Fiscal 1998 production was approximately 900,000 tons, with resulting sales of $145.6 million. Southern States believes that it is the largest feed company in its Mid-Atlantic territory.

            Southern States' Feed division partners with others in the industry in order to have access to national brands and technological developments in the field without incurring substantial capital outlays and the associated risks. In November 1996, Southern States joined with six other cooperatives in a pet food joint venture in Ohio, known as Pro Pet. Southern States has recently completed a cooperative milling joint venture in Pennsylvania with Agway Inc., a large Syracuse, New York based supply cooperative. In addition, Southern States participates with 10 other cooperatives in Cooperative Research Farms, a network of five research farms, each devoted to a specified branch of animal husbandry. Cooperative Research Farms provides extensive feed research permitting its members to formulate improved feeds and feeding programs.

       Petroleum

            Through its Petroleum division, Southern States distributes all grades of gasoline, kerosene, fuel oil, diesel fuel and propane, and other related petroleum products. Approximately 70% of petroleum sales are made to non-members. Southern States' farm delivery services distinguish it from its competition in the petroleum business. The division experiences seasonal increases in sales and working capital requirements in the fall and winter months, as a result of its emphasis on oil and propane heating fuels.

            Approximately 65% of the Petroleum division's products are purchased on a contract basis, with the balance purchased on the spot market. Southern States owns two bulk terminals with aggregate storage capacity of approximately 155,000 barrels of product. Southern States manages the throughput of its products at 27 dedicated storage terminals.

            Southern States also owns and operates 18 retail petroleum distribution locations and distributes petroleum products through four managed local cooperatives. Current sales volume for the division approximates 315 million gallons annually. Petroleum sales for fiscal 1998 were $193.1 million.

       Retail Farm Supply

            Southern States distributes agricultural supplies through its Retail Farm Supply division, which operates approximately 200 company-owned and managed local cooperative retail farm supply locations in its Mid-Atlantic territory. The retail store locations act as distribution centers, supplying members and others with agricultural production materials procured or manufactured through Southern States' crops, feed and petroleum divisions.

            Although retail stores may vary considerably from location to location, the typical store is a complete farm supply center offering for sale many agricultural products including feeds, animal health products, fertilizers, pesticides, seeds, petroleum, farm supplies and equipment. The typical store also offers farm delivery and crop protectant application services, customized fertilizer spreading, soil testing, insect scouting and agronomic and animal nutrition advice.

            The retail farm supply stores sell supplies and services to Southern States' members, other farmers and to a lesser extent to contractors and home owners. Southern States believes the quality "on the farm" services provided by the Retail Farm Supply division in conjunction with the products sold through them, in essence offering "one-stop-shopping," distinguish Southern States' retail farm supply operations from other options available to its customer base.

            The Retail Farm Supply division  accounts for  approximately  30% of
Southern  States'  total  product  and  service  volume.   Sales  through  these
facilities in fiscal 1998 were $336.3 million.

       Farm and Home

            The Farm and Home division distributes farm and home products at wholesale and retail. Sales of the Farm and Home division for fiscal 1998 were $196.1 million.

            Wholesale. The division provides wholesale purchasing and distribution of farm and home products through centralized purchasing and three distribution centers. Approximately 40% of the Farm and Home division's sales volume is generated through its distribution centers, with the remaining 60% of its sales volume attributable to direct shipments from the vendor to customer. The largest customers of Farm and Home wholesale operations are Southern States' Retail Farm Supply stores, which accounted for approximately 53% of Farm and Home sales volume in fiscal 1998, and the independent private dealers, which accounted for approximately 26% of its sale volume for the same period. Other customers include the Farm and Home retail stores discussed below and certain U.
S. commercial and international accounts.

            Retail.  The Farm and Home division  also  operates 26  metropolitan retail locations. These locations, mostly at leased facilities, offer a wide array of products and services, including lawn and garden supplies and tools, power equipment, pet food, bird seed. hunting and equestrian supplies and landscape consulting services. These urban retail stores also provide technical and sales services in the form of knowledgeable in-store assistance and home delivery, which help distinguish Southern States' Farm and Home retail operations from its competitors.

            Wetsel. Wetsel, Inc., an independently-operated, wholly-owned subsidiary of Southern States, also serves as a wholesale distributor of agronomic supplies to dealers and commercial accounts in several eastern and midwestern states. Sales to lawn and garden centers account for approximately 49% of Wetsel's sales, with the balance of its sales made to the turf industry (22%), greenhouse industry (15%) and farms (14%). Wetsel also operates one retail store in Harrisonburg, Virginia.

Marketing Services

       Grain Marketing

            Through its Grain Marketing division, Southern States purchases corn, soybean, wheat and barley from its members and markets these grain products, assuming all risks related to selling such grain. Grain is priced in the United States principally through bids based on organized commodity markets.

            The Grain Marketing division, centrally managed from Richmond, Virginia, consists of 13 grain elevators located primarily along the eastern seaboard and at a single location in central Kentucky. Combined storage capacity is approximately 9 million bushels. The division markets approximately 25 to 30 million bushels of grain annually, primarily corn, soybeans, and wheat and barley, selling approximately 15% of this volume to Southern States' Feed division. The balance is sold to other customers which include large commercial grain buyers. Grain Marketing sales for fiscal 1998 were $94.5 million.

       Livestock Marketing

            Effective April 1, 1998, Southern States acquired, through merger, Michigan Livestock Exchange, a 75-year old, Michigan livestock marketing cooperative with approximately 60,000 members in its four-state territory of Michigan, Indiana, Ohio and Kentucky. The addition of Michigan Livestock Exchange provides Southern States with an expanded membership base and cross-selling opportunities for its other farm products in a territory outside, but contiguous to Southern States' Mid-Atlantic territory. Moreover, as a supplier of agricultural inputs to farmers, Southern States intends to use its livestock marketing operations as a means to further integrate itself into the conception-to-consumption system which is emerging in the food industry. This coordinated system links inputs, producers, processors, distributors and the ultimate consumer to promote operational efficiency and product consistency and to enhance farmer profitability.

            Through Michigan Livestock Exchange, which has become the Livestock Marketing division, Southern States operates 11 traditional livestock auction facilities and 28 swine buying stations (10 of which are also livestock auction facilities) and also offers a vertically coordinated approach intended to help farmers produce and market their products through the packers to the customers. It does so by providing inputs to the livestock producer in an efficient, low-cost manner and then by marketing the livestock products to meet the expectations of the ultimate consumers for uniform, high-quality products.

            In addition to providing livestock marketing services for members on a commission basis and through purchases as principal, the division provides price contracts, financial services for lending and investing in livestock and livestock facilities, animal health sales, related real estate services and livestock marketing strategies. During the 12 months ended June 30, 1998, Michigan Livestock Exchange marketed approximately 2.7 million hogs and 600,000 head of cattle.

Properties

            Southern States' principal operating facilities are its feed mills, fertilizer plants, petroleum storage and distribution facilities, its other farm supply storage and distribution facilities and its retail store facilities. These facilities are described elsewhere in this prospectus in the sections describing Southern States' various operating divisions. See "--Agricultural Inputs and Services" and "--Marketing Services" above.

            Southern States' corporate headquarters building, containing approximately 200,000 square feet of office space, is located on 11.8 acres in Richmond, Virginia. An unrelated third-party constructed the headquarters building on land owned by Southern States and leased to the owner of the building for a 70-year period expiring in 2048. Southern States leases approximately 170,000 square feet of the building. See Note 13 of the Notes to the Southern States Consolidated Financial Statements for additional information concerning Southern States' lease arrangement for its corporate headquarters and for other operating leases.

            For a description of the Gold Kist properties acquired by Southern States in connection with the acquisition of the Gold Kist Inputs Business, see "Acquisition of the Gold Kist Inputs Business."

Information Systems

            The information systems used to support Southern States' business operations consist of a number of networked computer components running a mixture of internally developed and purchased software applications. Southern States' strategy has been to move away from large mainframe systems towards smaller, more flexible minicomputer and server based systems. This allows it to take advantage of new technology, and provides Southern States the flexibility to tailor computing needs to the application, and ultimately to the needs of the business units such technology supports. This strategy permits Southern States to upgrade or expand only where it is needed and avoid excess capacity where it is not needed, resulting in optimum costs for the processes that require support.

            Although Southern States still has certain older applications that are processed under a timesharing agreement on an IBM mainframe computer owned by an outside company, current plans are to convert these functions to client-server versions on company-owned Intel servers within the next year. Southern States now owns and utilizes in excess of 300 Intel servers in support of its Retail Store operations and over 30 such servers to support other applications used throughout Southern States. Other integrated computer systems support Southern States' distribution and manufacturing functions, its feed, fertilizer, petroleum, grain and related functions, and financial, payroll and human relations systems.

            Southern States believes that its information systems are sufficient to meet its current needs and future expansion plans. For information concerning Southern States' efforts to assure that its business is not adversely affected by the so-called "Year 2000" problem, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000."

Affiliated Financing Services

            Through two affiliated entities, Statesman Financial Corporation ("Statesman") and Statesman's wholly-owned subsidiary, Michigan Livestock Credit Corporation ("Michigan Livestock Credit"), Southern States provides a variety of financing programs to its members and other customers. These programs, which are intended to enhance "one-stop-shopping" services, support Southern States' ability to sell its products, generate profits and provide an important source of liquidity through the purchase of significant amounts of receivables from Southern States. Through Southern States' direct investments in Statesman and Michigan Livestock Credit and its financing services agreements with each of them, Southern States is exposed to credit and interest rate risk resulting from the ongoing operations of Statesman and Michigan Livestock Credit.

       Statesman Financial Corporation

            Statesman Financial Corporation is owned 38.4% by Southern States and 36.1% by 66 of the managed local cooperatives. The remaining 25.5% is owned by Countrymark Inc., a regional farm-supply cooperative headquartered in Indianapolis, Indiana, and MFA, Incorporated and MFA Oil Company, regional farm-supply organizations headquartered in Columbia, Missouri. Southern States accounts for its ownership in Statesman by the equity method.

            Statesman is engaged in a variety of financing programs with Southern States and its customers. These programs include accounts receivable financing, consumer retail financing, leasing services, asset based financing and agrifinancing. The consumer retail financing receivables, asset-based loans, and agrifinancing receivables are primarily obligations of customers of Southern States. See Note 5 of the Notes to the Southern States Consolidated Financial Statements included in this prospectus.

       Accounts Receivable Financing

            Statesman purchases, without recourse, Grain Marketing division accounts receivable, advances to managed member cooperatives and selected retail location receivables. On September 16, 1991, Statesman and Southern States entered into an agreement, amended effective November 1, 1997, under which Statesman purchases from Southern States certain receivables without recourse. Under the terms of the agreement, Southern States pays certain fees on receivables sold to Statesman. In addition, certain receivables are discounted to provide Statesman with revenues sufficient to cover anticipated interest charges and average historical charge-offs. Receivables purchased by Statesman totaled approximately $996.7 million and $991.5 million for the years ended June 30, 1998 and 1997, respectively. Volume incentive fees paid to Southern States related to this program were approximately $605,000 and $488,000 for the years ended June 30, 1998 and 1997, respectively.

            Under the terms of the agreement, Southern States is obligated to maintain a computed minimum investment in Statesman's Class A noncumulative preferred stock, based on the average daily balances of receivables sold to Statesman. The amount of this Class A preferred stock held by Southern States was $17,918,000 for the years ended June 30, 1998 and 1997. Upon written notice, the agreement may be terminated by either party at any time.

       Consumer Retail Financing

            Statesman purchases installment sales financing contracts from Southern States, the managed member cooperatives, private dealers and independent cooperatives. These contracts are purchased on both a recourse and nonrecourse basis and have terms ranging from three months to sixty months. As of January 1994, the consumer retail financing program was enhanced to add a private label credit card program. Finance charges are either precomputed at an annual percentage rate or computed monthly on an average daily balance. Statesman's consumer retail financing income was approximately $1,424,000 and

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

$1,503,000  for the  years  ended  June 30,  1998  and  1997,  respectively.  In addition, Statesman's interest and fee income includes amounts received primarily from Southern States of approximately $218,000 and $219,000 for the years ended June 30, 1998 and 1997, respectively. Volume incentive fees were not paid to Southern States related to this program for the years ended June 30, 1998 and 1997.

       Leasing Services

            Statesman,  as  lessor,  has  entered  into  operating  leases  with
Southern States and its patrons for computer equipment, liquid propane tanks, credit bureau terminals and agricultural equipment. The net book value of the equipment was approximately $7,005,000 and $7,971,000 as of June 30, 1998 and 1997, respectively. This program generated revenues of approximately $2,460,000 and $2,663,000 for the years ended June 30, 1998 and 1997, respectively. Volume incentive fees paid to Southern States related to this program were approximately $295,000 and $392,000 for the years ended June 30, 1998 and 1997, respectively.

       Asset Based Financing

            Statesman  offers  working  capital  financing  to   credit-approved
private dealers of Southern States' products and independent cooperatives through a revolving line of credit program collateralized by the debtor's accounts receivable and inventories. Interest is charged on a floating interest rate basis with contract maturities subject to periodic renewal. This program generated revenues of approximately $1,034,000 and $1,122,000 for the years ended June 30, 1998 and 1997, respectively.

       Agrifinancing

            Statesman offers nonrecourse extended crop, livestock and feed financing for one to five year periods to selected customers of Southern States. The notes are collateralized by the debtor's real estate, livestock or other tangible holdings. This program generated revenues of approximately $123,000 and $199,000 for the years ended June 30, 1998 and 1997, respectively.

       Michigan Livestock Credit Corporation

            Effective April 1, 1998, Michigan Livestock Credit, all of whose shares of common stock were owned by Michigan Livestock Exchange, was merged into a wholly-owned subsidiary of Statesman coincident with the merger of Michigan Livestock Exchange with Southern States. Upon the effective date of the merger, the name of the Statesman subsidiary was changed to Michigan Livestock Credit Corporation.

            Michigan Livestock Credit was organized in 1989 for the purpose of assuming various lending operations previously conducted by Michigan Livestock Exchange. The primary lines of business are building loans, a livestock feeding program and operating loans. Its loans are substantially collateralized by livestock, buildings or other property. As of June 30, 1998, the building loan portion of the portfolio was approximately $46 million, or 66% of Michigan

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

Livestock Credit's total portfolio. The Livestock Feeding Program is a bailment program in which the livestock are owned by Michigan Livestock Credit and the farmer/producers house and feed the animals in their facilities. Livestock Feeding Program loans aggregated $14.1 million at June 30, 1998. Operating loans are loans made directly to farmer producers to support day to day operating needs. At June 30, 1998, these loans totaled $10 million.

            Southern States has a financing support agreement with Michigan Livestock Credit similar to the agreement it has with Statesman. Under the terms of the agreement, Southern States is obligated to maintain a computed minimum investment in Michigan Livestock Credit preferred stock, based on the average balance of receivables outstanding at Michigan Livestock Credit. Under the agreement, Southern States' required minimum investment in Michigan Livestock Credit at June 30, 1998 was $8.6 million. Southern States' investment in Michigan Livestock Credit at that date was $10.2 million in order to assure Michigan Livestock Credit's compliance with certain covenants in its bank loan agreement.

Investments in Other Companies and Cooperatives

            Apart from its interest in its affiliated financing companies, Southern States has substantial investments, totaling approximately $75.5 million as of December 31, 1998, in other companies and cooperatives. Its largest investments are in other cooperatives from which it purchases supplies or services and from which Southern States in turn receives patronage dividends. The patronage dividends received from these investments can vary greatly from year to year depending on the performance of the underlying cooperative.

            Southern States' largest single investment is in CF Industries. See "--Agricultural Inputs and Services--Crops" above. At June 30, 1998, Southern States' investment in CF Industries was $43.5 million, represented by ownership of preferred stock issued to Southern States (and other members) in accordance with a base capital plan that is based upon each member's purchases from CF Industries over a rolling 5-year period. Under the plan, annual adjustments are made to each member's required preferred stock ownership. Southern States' preferred stock ownership represented approximately 5.6% of the outstanding preferred stock of CF Industries at June 30, 1998. The patronage refund paid to Southern States by CF Industries was $5.5 million, $13.1 million and $12.7 million for each of the fiscal years ended June 30, 1998, 1997 and 1996, respectively.

            Southern States' second largest investment in other companies and cooperatives, apart from its affiliated financing companies, is in Southern States Insurance Exchange. The Insurance Exchange is a Virginia-domiciled insurance reciprocal licensed to write certain lines of insurance in Southern States' Mid-Atlantic territory and Pennsylvania. The Insurance Exchange provides a wide-range of property and casualty coverages for its subscribers (policyholders). Subscribers of the Insurance Exchange include Southern States, the managed local cooperatives, private dealers and other parties. Subject to certain limitations, the Insurance Exchange pays cash dividends from its operating income to its subscribers and allocates its remaining net income to individual subscriber accounts in accordance with the subscriber agreement. In addition, the Insurance Exchange returns certain prior years' subscriber savings

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when, in the judgment of its Board of Directors,  circumstances  make it prudent to do so. At June 30, 1998, Southern States' investment in the Exchange was $11.3 million, representing the accumulated unreturned savings in Southern States' subscriber account. Southern States received cash dividends and a return of prior years subscriber savings of $3.4 million, $2.9 million and $3.5 million for each of the fiscal years ended June 30, 1998, 1997 and 1996, respectively. The Insurance Exchange is operated by its attorney-in-fact and manager, Southern States Underwriters, Inc., an indirect subsidiary of Southern States. The Insurance Exchange carries an A.M. Best's highest rating of A+ Superior.

            As of June 30, 1998, Southern States reported total investments in other companies and cooperatives (including CF Industries and the Insurance Exchange) of $75.6 million. Southern States' investments are stated at cash invested plus unpaid qualified written notices of allocation. See Note 6 of the Notes to the Southern States Consolidated Financial Statements included in this prospectus.

Other Factors Affecting the Business of Southern States

       Seasonality

            The business of Southern States is highly seasonal. The first and second fiscal quarters historically have lower sales revenue and unit volume than the third and fourth quarters. The majority of sales and greatest demand for working capital for Southern States' agricultural operations occur in late winter and spring, which represents the prime planting season for Southern States' customer base.

            For the Retail Farm Supply and Farm and Home divisions, with an emphasis on farm-related and yard and garden products, the majority of sales and the greatest demand for working capital also occur in late winter and spring. A majority of Southern States' sales in its Crops division occurs in the spring.

            Offsetting such seasonal effects to some degree, sales related to Southern States' grain and feed operations tend to be highest during fall and winter. In addition, Southern States places a product emphasis on oil and propane heating fuels in the late fall and early winter months. The grain, feed and petroleum operations create seasonal increases in sales and working capital requirements during the fall and winter months.

       Competition

            Southern States is one of the principal suppliers of agricultural inputs east of the Mississippi River. It is also the largest livestock marketing cooperative in the United States in terms of the number of head of livestock sold for member producers.

            Competition in feed, fertilizer, seed, grain, livestock, petroleum and farm supplies exists with large national and regional manufacturers and suppliers as well as small independent businesses operating in Southern States' territory. However, major competitors vary from area to area. No single competitor competes throughout Southern States' entire territory. Southern

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States believes it has a competitive advantage because through its extensive and diverse distribution system it offers a full line of basic farm supplies and services at locations convenient to patrons rather than limiting its sales to a
single  line  such  as  feed,  seed  or  fertilizer.   Member  ownership,   name
recognition, reputation for quality service and value, competent personnel and a
long  tradition  of  leadership  are  believed  to  enhance   Southern   States'
competitive position.

       Employee Relations

            Southern States employs approximately 5,600 persons, including approximately 1,100 who were formerly employed by Gold Kist and who became employees of Southern States in October, 1998, in connection with Southern States' acquisition of the Gold Kist Inputs Business. Additionally, the managed local cooperatives employ approximately 900 persons. Approximately 80 company employees at two locations are members of labor unions. There have been no work stoppages in the past 14 years. Southern States considers its relationship with employees to be good.

       Matters Involving the Environment

            Southern States is subject to stringent and changing federal, state and local environmental laws and regulations, including those governing the labeling, use, storage, discharge, disposal and cleanup of hazardous materials as well as those governing the use, labeling and disposal of crop protectants, fertilizers and certain seed products. Southern States believes that its operations are in substantial compliance with all applicable environmental laws and regulations as currently interpreted and that it has obtained or applied for the necessary permits to conduct its business. Because Southern States uses regulated substances and generates hazardous materials in the course of certain of its business activities, from time to time it is involved in administrative or judicial proceedings and inquiries relating to environmental matters. Changes in environmental requirements or an unanticipated significant adverse environmental event could have a material adverse effect on Southern States' business, financial condition or results of operations.

            As of April 30, 1999, Southern States had three sites at which environmental investigation and remediation is ongoing and costs may be significant. At one such site, Southern States is investigating and remediating soil and groundwater petroleum contamination pursuant to an order issued by the Kentucky Department for Environmental Protection. Although the remediation plan has not been finalized, Southern States believes that future investigation and remediation costs will be between $3.1 million and $4.6 million. At a second site, Southern States continues to monitor nitrate contamination of the soil and groundwater pursuant to a consent agreement under the Virginia Voluntary
Remediation Program. Southern States has completed a soil remediation program related to the immediate site and is in discussions with the Virginia Department of Environmental Quality regarding the appropriate scope of investigation of possible groundwater contamination relating to the site. Based on the information presently known, Southern States believes that future monitoring and remediation costs will be in the range of $100,000 to $300,000. At the third site, Southern States expects that it will incur expenses of approximately $30,000 per year for an as yet undetermined period on future operations and maintenance costs associated with a groundwater remediation system implemented to address nitrate contamination. The costs for the third site are subject to reimbursement by the prior owner of the site pursuant to an indemnification agreement.

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              During  fiscal  1996,  1997 and 1998,  Southern  States  incurred expenditures of approximately $309,801, $477,447 and $872,306, respectively, for environmental investigation and remediation at all owned or leased properties. As of December 31, 1998, Southern States had reserved approximately $3.8 million for future investigation and remediation costs associated with all currently or formerly owned or leased properties, including the three sites identified in the preceding paragraph. Based on current information and regulatory requirements, Southern States believes that the accruals established for environmental expenditures are adequate.

            In addition, as a result of off-site disposal activities, Southern States has been identified as a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund") at two sites that are listed on the Superfund National Priorities List. CERCLA imposes joint and several liability on certain statutory classes of persons for the costs of investigation and remediation of contaminated properties, regardless of fault or the legality of the original disposal. Southern States has executed de minimis settlement agreements for both of these sites. The de minimis agreements provide Southern States with statutorily authorized protection from private actions by third parties seeking to recover site clean-up costs, and further provide that the EPA will not institute proceedings against Southern States relating to the clean-up of the sites. The agreement can be set aside by the EPA only if Southern States failed to disclose material facts with respect to its involvement in the sites or if aggregate site clean-up costs exceed a dollar threshold specified in the agreements, which is ordinarily set at a multiple of anticipated clean-up costs.

            Under our agreement to purchase the Gold Kist Input Business, we acquired 20 properties specifically identified as being subject to potential environmental liabilities. Gold Kist has agreed to assume responsibility for any such liabilities, and has agreed, during the 10 years following the acquisition, to indemnify Southern States for any loss (subject to a $15,000 "deductible" on each such property) it might suffer on account of such environmental obligations up to a maximum limit of $35 million in the aggregate. Southern States does not consider its risk of incurring material environmental costs with respect to such properties to be significant in light of its indemnification agreement with Gold Kist.

             Southern States has expended, and expects in the future to expend, funds for compliance with environmental laws and regulations, which expenditures may impact Southern States' future net income. Southern States does not anticipate, however, that its competitive position will be adversely affected by such expenditures or by new environmental laws and regulations. Environmental expenditures are capitalized when such expenditures provide future economic benefits. During fiscal 1998, Southern States had environmental capital expenditures of approximately $1.02 million. Southern States estimates that its environmental capital expenditures for fiscal 1999 will be in the range of $1.0 million to $2.0 million and that (excluding capital expenditures associated with properties acquired as a part of the Gold Kist Inputs Business) reasonably foreseeable future levels of capital expenditures for environmental compliance will be comparable. However, there can be no assurance that expenditures will not be higher because of continually changing environmental compliance standards and technology.

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

       Government Regulation

            Southern States' business is impacted by numerous federal, state and local laws which have been enacted to promote fair trade practices, safety, health and welfare. Southern States believes that its operating procedures conform to the intent of these laws and that it currently is in substantial compliance with all such laws, the violation of which could have a material adverse effect on it.

            In addition to the environmental laws discussed in the preceding section, certain policies may be implemented from time to time by the United States Department of Agriculture, the Department of Energy or other governmental agencies which may impact the demands of farmers for Southern States' products or which may impact the methods by which certain of its operations are conducted. Such policies may impact Southern States' farm supply and grain storage and marketing operations.

            In 1996, the Federal Agriculture Improvement and Reform Act ("FAIR") was signed into law. The FAIR legislation (sometimes referred to as the 1996 "Freedom to Farm" law) represented the most significant change in government farm programs in more than 60 years. Under FAIR, the former system of variable price-linked subsidy payments to farmers was replaced by a program of fixed payments which decline over a seven-year period. In addition, FAIR eliminated federal planting restrictions and acreage controls. Southern States believes that FAIR was intended to accelerate the trend toward greater market orientation and reduced government influence on the agricultural sector. Whether this legislation favorably impacts the agriculture sector or Southern States' business depends in large part on whether U.S. agriculture becomes more competitive in world markets as the agriculture industry moves toward greater market orientation, the extent to which governmental actions expand international trade agreements and whether market access opportunities for U.S. agriculture are increased.

            In  October  1998,  Congress  passed  legislation  that  temporarily increased the subsidy payments that were being phased out by the 1996 FAIR legislation. The 1998 legislation was enacted in response to a variety of world-wide economic conditions adversely affecting agriculture, including substantial decreases in the prices of various farm commodities from levels prevailing at the time the FAIR legislation was enacted. Southern States is not able to predict how this most recent legislation might affect its business.

       Commodity Price Hedging Activities


            Southern States uses commodities futures contracts to minimize the risks associated with the fluctuation in market prices of grains and petroleum products. These futures contracts are commitments to either purchase or sell designated amounts and varieties of grain and petroleum products at a future date, and may be settled in cash or through delivery. Southern States maintains hedged positions on its petroleum products on a periodic basis. With respect to

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

grain, however, Southern States' strategy is to maintain fully hedged positions to the extent possible. Southern States' hedging activities are for the sole purpose of eliminating the risk of market price fluctuations. No futures contracts are purchased or sold for purely speculative purposes. For additional information on commodity price hedging, see Note 15 of the Notes to the Southern States Consolidated Financial Statements included in this prospectus.

            Southern States maintains hedged positions on its petroleum products inventory to protect against price declines from the time it purchases product to the time the product is sold. Southern States perceives its risk from a decrease in market prices as being greater as the level of market price increases. For that reason, Southern States seeks to hedge a larger proportion of product "imbalance" (i.e., the difference between the inventory owned and product sold or owed to third parties) as the level of current market prices increases. For example, at a price level below $.50/gal., Southern States typically hedges only 10%-20% of the product imbalance; at a price level of $.75/gal., Southern States ordinarily hedges approximately 80% of the imbalance. The hedge is usually a contract to sell either #2 heating oil or gasoline. The term of the contract is usually 30 to 60 days. Average inventory held by Southern States is approximately 15 million gallons. Company policy limits the maximum number of gallons that can be hedged at any one time to 12.6 million gallons (300 contracts).

            Southern States also seeks to minimize price risks inherent in its grain marketing operations by engaging in hedging activities in which grain futures are bought and sold to protect the value of grain inventory and open purchase contracts from adverse price changes in the corn, wheat and soybean markets. During harvest periods when deliveries are at their heaviest volume, Southern States will "pre-hedge" the day's projected receipts to avoid large unhedged overnight positions. Company policy limits the aggregate unhedged position in wheat, corn and soybeans to a maximum of 100,000 bushels. Commodity futures and options are only traded on regulated exchanges such as the Chicago Board of Trade.

            Southern States also is a purchaser of agricultural commodities used for the manufacture of feeds. Southern States uses commodity futures and options for hedging purposes to reduce the effect of changing commodity prices on a portion of its commodity inventories and related purchase and sale contracts. Feed ingredients futures contracts, primarily corn and soybean meal, are recognized when closed and option contracts are accounted for at market. Gains and losses on the transactions are recorded as a component of product cost. At June 30, 1998, the fair value of Southern States' outstanding commodity futures and options positions for feed ingredients was not material.

       Legal Proceedings

            Southern States is involved in various legal proceedings that arise in the normal course of its business. Based upon its evaluation of the information currently available, Southern States believes that the ultimate resolution of such proceedings will not have a material adverse effect on its financial position, liquidity or results of operations.

            Southern States maintains general liability and property insurance and an umbrella and excess liability policy in amounts it considers adequate and customary for business of its kind. However, Southern States expects that from time to time it will experience legal claims in excess of its insurance coverage or claims that ultimately will not be covered by insurance. Certain insurance coverages carried by Southern States are underwritten by Southern States Insurance Exchange. See "--Investments in Other Companies and Cooperatives" above.

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


                 ACQUISITION OF THE GOLD KIST INPUTS BUSINESS

            Under an Asset Purchase Agreement dated July 23, 1998 (the "Agreement"), Southern States agreed to purchase from Gold Kist Inc., a major southeastern marketing and supply cooperative, the Gold Kist Inputs Business. Through this portion of its business, Gold Kist purchased, manufactured and processed a wide range of farm supply items for distribution and sale in the eight-state territory of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, South Carolina and Texas. For its fiscal year ended June 27, 1998, the Gold Kist Inputs Business generated $481 million of sales. The transaction was consummated on October 13, 1998.

            Under the Agreement, Southern States purchased substantially all the assets, and assumed certain liabilities, of the Agri-Services division, the Fertilizer and Crop Protectant division, and the Pet Food and Animal Health division (excluding Pork Operations) of Gold Kist. The acquired assets included:

o      four fertilizer plants, one of which is leased,

o      four crop protectant distribution centers, one of which is leased,

o      23 grain elevators, five of which are leased,

o      15 peanut buying stations, six of which are leased,

o      five cotton gins, two of which are leased,

o      four feed mills,

o      one seed processing plant, and

o      approximately 100 retail farm supply stores and branch facilities.

            The acquisition also included a number of owned and leased distribution and storage facilities and substantially all inventory and accounts receivable and certain other assets associated with the Gold Kist Inputs Business. Southern States also purchased a portfolio of crop time note receivables held by a Gold Kist subsidiary. The purchased assets did not involve the existing Gold Kist poultry, pork, aquaculture, seed marketing, cotton marketing and other businesses. Southern States paid a cash purchase price of $218.3 million at closing, exclusive of certain trade payables and other specified liabilities assumed by Southern States. The final purchase price is subject to a post-closing adjustment based upon an audit of purchased inventory and a post-closing valuation process for purchased receivables. See "--The Asset Purchase Agreement--Purchase Price Adjustment" below.

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

            Through the acquisition of the Gold Kist Inputs Business, Southern States acquired a business that is very similar to its own agricultural supply operations, enabling it to:

o expand its agricultural supply activities and services into a contiguous geographic territory;

o    increase its purchasing power with vendors;

o    distribute its products through expanded distribution channels;

o increase the opportunity to provide livestock marketing services in the area served; and

o achieve efficiencies and economies of scale, capitalizing on its operating expertise as it combines the Gold Kist Inputs Business with Southern States' operations.

               In an era of industry consolidation among both agricultural producers and suppliers, the acquisition of the Gold Kist Inputs Business significantly enlarges Southern States' operations, increasing its assets by over $200 million and its membership base by approximately 29,000, and on a pro forma basis, its sales by more than 40%, thereby solidifying its position as a principal supplier of agricultural inputs east of the Mississippi River.

            Subsequent to the acquisition of the Gold Kist Inputs Business, in an effort to improve operating effectiveness, Southern States has closed six retail locations (one of which was leased) in the Gold Kist territory. Southern States also is undertaking to expand its private dealer system into the Gold Kist territory. As of April 9, 1999, 51 new private dealer locations in the Gold Kist territory, including eight independent cooperative locations, had completed Southern States' certification process and were purchasing product from Southern States. Twenty others, including 10 independent cooperatives, were in various stages of that process and are expected to be purchasing product by May 1999. Approximately 55 other private dealers throughout the Gold Kist territory have been identified as prospective private dealers for Southern States.


Gold Kist Inputs Business

            As a result of its acquisition of the Gold Kist Inputs Business, Southern States purchases, manufactures and processes fertilizers, crop protectants, seed, pet foods, feed, animal health products and other farm supply items for distribution and sale at both wholesale and retail throughout the Southeastern and South Central United States. These products are distributed through approximately 100 retail stores acquired by Southern States as part of the Gold Kist Inputs Business and at wholesale to national accounts and independent dealers.

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

       Fertilizers and Crop Protectants

            The Gold Kist Inputs Business distributes granular, blended and liquid fertilizers and fertilizer materials. Each type is purchased or produced in varying compositions depending upon the ultimate use of the product as a plant food. The Gold Kist Inputs Business includes four fertilizer plants and two bulk crop protectant storage facilities, as well as a number of other storage and distribution facilities and fertilizer distribution terminal facilities at various locations throughout its eight-state territory. Fertilizer materials are warehoused at these facilities for resale through Gold Kist Inputs Business retail stores and private dealers. In addition, granular fertilizers are purchased and distributed in bagged and bulk form from these facilities. For the fiscal year ended June 27, 1998, the Gold Kist Inputs Business purchased approximately 39% of its fertilizer materials and products at market prices from CF Industries. The remaining fertilizer materials and products were purchased from more than 50 other suppliers.

            The Gold Kist Inputs Business distributes agricultural and specialty crop protectants, including pesticides, growth regulators and surface-active agents that it purchases from approximately 50 manufacturers. Competition for sales of crop protectants is primarily on the basis of price and service since most retailers have access to the same inventory of products produced by the major manufacturers. The Gold Kist Inputs Business also provides aerial application of fertilizer for forestry customers and ground application of fertilizer and crop protectants for turf customers.

            Southern   States   operates  the  fertilizer  and  crop  protectant
operations of the Gold Kist Inputs Business as part of its Crops division, thereby adding forestry and turf customers to its customer base.

       Pet Food and Animal Products

            The Gold Kist Inputs Business includes four major feed mills (all owned) for its pet food and animal products operations with an aggregate annual capacity of approximately 470,000 tons. The mills produce feeds distributed at wholesale or at retail through its retail stores and independent dealers. All of the mills are batch process mills in which ingredients are weighed. This type of mill is capable of precision feed mixing. Feeds are distributed in bagged and bulk form.

            During the fiscal year ended June 27, 1998, the Gold Kist Inputs Business feed mills produced substantially all the feed it distributed at wholesale or retail. Its operations produce and market approximately 200 different feeds, including custom blended feeds and feeds containing various medications. Pro Balanced is a dairy feed sold through a special program which includes survey and analysis of feed ingredients needed for a particular herd.

            Feed ingredients are purchased in the marketplace from many sources, including major grain companies. Feed formulation is based on the cost of various alternative ingredients in a given week.

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

            Approximately 40% of the feed sold is delivered in bulk form directly from the feed mill to the farm; the remainder is sold in bag form. The Gold Kist Inputs Business operates a fleet of trucks, including feed tankers, for the delivery of feed.

            The Gold Kist Inputs Business also markets dog food under the Pay Day, Pro Balanced and Performance Plus trademarks through independent dealers, under the Gold Kist and Pro Balanced trademarks through its retail stores, and under the Gold Kist and Top Notch trademarks through grocery wholesalers and retail chain stores. Pro Balanced cat food is also marketed through independent dealers, Gold Kist Inputs Business retail stores and grocery wholesalers and retail chain stores. Pro Balanced, Pay Day, Gold Kist, Top Notch, and Performance Plus are registered trademarks of Gold Kist all of which (other than the name Gold Kist) were purchased by Southern States pursuant to the Agreement. Aquaculture feed products, primarily feed for commercial fish farming operations, also form a significant portion of the Gold Kist Inputs Business' feed business.

            Southern States operates these acquired pet food and animal supply operations through its Feed division.

       Retail Farm Supply Stores

            The Gold Kist Inputs Business includes approximately 100 retail stores located throughout its eight-state territory, but concentrated in South Carolina, Georgia and Alabama. Its typical retail store is a complete farm supply center offering for sale many types of feeds, animal health products, fertilizers, pesticides, seeds, farm supplies and equipment. It also offers services such as precision farming, customized fertilizer spreading, field mapping, soil testing, insect scouting, and agronomic and animal nutrition advice.

            Southern States operates these store locations as a part of its Retail Farm Supply division.

       Grain Services and Cotton Gin Facilities

            Gold Kist Inputs Business includes receiving and storage facilities, with an aggregate storage capacity of approximately seven million bushels, for handling unprocessed farm commodities such as soybeans, corn and other grains. Nearly all these storage facilities are licensed by the federal or state government and can issue negotiable warehouse receipts.

            The Gold Kist Inputs Business also includes five cotton ginning and storage facilities at various locations in its eight-state territory through which it provides ginning and storage services to members and non-members.

            Southern States operates the acquired grain services and cotton gin facilities as part of its Retail Farm Supply division.

The Asset Purchase Agreement

            Purchase Price Adjustment. Under the Agreement, the cash portion of the purchase price paid at closing (the "Estimated Purchase Price") was based on the values for current assets as shown on the most recent available month-end financial statement for the Gold Kist Inputs Business prior to the closing, which was the August 31, 1998 statement (the "Pre-Closing Valuation"). On this basis, the Pre-Closing Valuation was $236.7 million. After deducting assumed liabilities and an agreed-upon "holdback" of $10 million, the Estimated Purchase Price paid to Gold Kist at closing was $218.3 million. Under the Agreement, the final purchase price (the "Final Purchase Price") was to be calculated by Southern States within 75 days of the closing, based upon a physical count of inventory on hand at the closing and a post-closing valuation of accounts receivable, each made in accordance with certain agreed upon procedures, also as of the date of closing.

            On December  24,  1998,  Southern  States  delivered  to Gold Kist a
Post-Closing Statement of Net Asset Value (the "Post-Closing Valuation") prepared pursuant to the terms of the Agreement. The Final Purchase Price as determined by Southern States pursuant to the Post-Closing Valuation was $202.8 million compared to an Estimated Purchase Price (after deducting the $10 million hold-back provided for in the Agreement) of $218.3 million. Taking into account certain agreed upon adjustments, Southern States' Post-Closing Valuation would result in a repayment by Gold Kist to Southern States of $16.0 million, with interest from the date of closing. The difference between the Estimated Purchase Price as determined by the Pre-Closing Valuation and Southern States' determination of the Final Purchase Price as shown by the Post-Closing Valuation was principally due to a material increase in the reserve for bad debts applicable to the accounts receivable purchased pursuant to the Agreement as a result of Southern States' post-closing evaluation and analysis of the receivables. Gold Kist subsequently objected to Southern States' Post-Closing Valuation, and asserted that Southern States owed Gold Kist an additional $6.0 million. Southern States and Gold Kist have been working together since February, 1999, to resolve their differences. If Gold Kist and Southern States do not agree upon the Final Purchase Price (which will be adjusted to include the $10 million holdback to the Estimated Purchase Price), the matter will be submitted to a mutually agreed upon nationally recognized independent certified public accounting firm who shall act as arbitrator. The decision of the arbitrator will be final and binding on the parties. Any difference between the Estimated Purchase Price and the Final Purchase Price will be paid by Southern States or Gold Kist, as the case may be, with interest, promptly upon the determination of the Final Purchase Price.

            Representations and Warranties. The Agreement contains customary representations and warranties concerning the status of the Inputs Business and the assets purchased. Most representations and warranties survive the closing until June 30, 2001. Gold Kist has agreed to indemnify Southern States for losses arising out of environmental representations and warranties for a ten year period following the closing, subject to an aggregate maximum of $35 million, and a threshold of $15,000 per individual claim. Gold Kist has agreed to indemnify Southern States for any loss (exclusive of environmental losses) arising from breaches of such representations and warranties to the extent that such losses do not exceed $10 million. There is a $500,000 threshold for losses (exclusive of environmental losses) before a claim may be asserted against Gold Kist.

            Non-Competition.   Under  the  Agreement,  Gold  Kist  agreed  to  a
five-year non-competition agreement within the territory in which Gold Kist presently does business.

The Financing Commitment

            In connection with the closing of Southern States' purchase of the Gold Kist Inputs Business, Southern States and Gold Kist entered into a separate agreement pursuant to which Gold Kist agreed, subject to certain conditions, to purchase up to $100 million of preferred stock or other specified equity-type securities from Southern States or an affiliated entity of Southern States. The purchase agreement was subsequently amended to extend the date on which Gold Kist will purchase securities from Southern States to October 5, 1999. If the Capital Securities offered hereby are sold in whole or in part, the purchase obligation of Gold Kist will be reduced by the amount of the securities sold by Southern States. As described in "Use of Proceeds", Southern States also is undertaking to place up to $50 million liquidation amount of its Series A Preferred Stock with institutional investors. To the extent Southern States sells all or a portion of the Series A Preferred Stock as contemplated, the purchase obligation of Gold Kist will be similarly reduced.

            The purchase commitment of Gold Kist is secured by an irrevocable direct pay letter of credit in favor of Southern States issued by Cooperative Centrale Raiffeisen-Borenleen Bank, B.A., "Rabobank Nederlands," New York Branch ("Rabobank") in the amount of $100 million. The Rabobank letter of credit expires by its terms on October 11, 1999.


                              MANAGEMENT
Directors

            The Board of Directors of Southern States presently consists of 23 persons. Annually, members of Southern States elect on a staggered basis members of the Board of Directors to serve for three year-terms. Members are elected through an election district process, on a district representation basis. The districts are redrawn from time to time by the Board of Directors to provide for equitable representation of members in the territory served by Southern States. At the present time, 17 of the 23 members of the Board of Directors are member-elected, or member-designated. The other six current members of the Board, designated by Virginia law as public directors, are appointed for three-year terms, on a staggered basis, by the director of agricultural extension for the Commonwealth of Virginia. Each of these appointed directors represents a different state in Southern States' traditional Mid-Atlantic territory. Public directors need not be members of Southern States.

            The Directors of Southern States are as follows:



                                                                               Expiration     Years
                      Age as of                                                of Present    Served
                      March 31,                                                Term as         as
Name                   1999              Position(s) Held                       irector      Director              Residence
----                  ---------          ----------------                      ----------    --------              ---------
Earl L. Campbell         58     Chairman of the Board; Executive Committee       2000            13           Danville, Kentucky

John Henry Smith         48   Vice Chairman of the Board; Executive Committee,   2000            7            Rosedale, Virginia
                                            Chairman

                                                           72

Michael W. Beahm         47     Member & Institutional Relations Committee       1999            2             Roanoke, Virginia

Cecil D. Bell, Jr.*      58             Audit Committee, Chairman                2001            9           Georgetown, Kentucky

Floyd K. Blessing        71          Executive and Budget Committees             2001            14            Houston, Delaware

Jere L. Cannon           57                  Audit Committee                     1999            23         Flemingsburg, Kentucky

William F. Covington*    73    Member & Institutional Relations Committee,       2000            12         Mebane, North Carolina
                                      Chairman; Executive Committee

George E. Fisher         66     Member & Institutional Relations Committee       1999            11         Gordonsville, Virginia

R. Bruce Johnson         47                  Budget Committee                    2000            4           West Point, Virginia


James A. Kinsey*         49           Executive and Audit Committees             2000            7         Flemington, West Virginia


J. Wayne McAtee          54                  Budget Committee                    2000            16             Cadiz, Kentucky

Richard F. Price         68   Executive and Member & Institutional Relations     2001            30            Phoenix, Maryland
                                                Committees

William Pridgeon         47     Member & Institutional Relations Committee       2000     Elected April 1,   Montgomery, Michigan
                                                                                                1998
Curry A. Roberts*        41                  Audit Committee                     2001            6         Charlottesville, Virginia

James A. Stonesifer*     55                  Budget Committee                    1999            2          Union Bridge, Maryland

William W. Vanderwende*  65             Budget Committee, Chairman               1999            17          Bridgeville, Delaware

Wilbur C. Ward           60                  Audit Committee                     2001            5         Clarkton, North Carolina

Charles A. Wilfong       41     Member & Institutional Relations Committee       2001            3          Dunmore, West Virginia

Fred K. Norris, Jr.      71     Member & Institutional Relations Committee       1999            **       Eutawville, South Carolina

Phil Ogletree, Jr.       66                  Budget Committee                    1999            **          Orchard Hill, Georgia

H. Michael Davis         48     Member & Institutional Relations Committee       2000            **            Valdosta, Georgia

Herbert A. Daniel, Jr.   47                  Audit Committee                     2001            **            Claxton, Georgia

James E. Brady, Jr.      63                  Audit Committee                     2001            **             Marion, Alabama


                  * Messrs. Bell (Kentucky), Covington (North Carolina), Kinsey (West Virginia), Roberts (Virginia), Stonesifer (Maryland) and Vanderwende (Delaware) are designated public directors.

                  **  Elected   October  30,  1998,  in   connection   with  the
acquisition of the Gold Kist Inputs Business.

            In connection with the April, 1998, acquisition of Michigan Livestock Exchange, which expanded the operations of Southern States into the states of Michigan, Ohio and Indiana, the Board of Directors was expanded by one seat. William Pridgeon, formerly the chairman of the board of directors of Michigan Livestock Exchange, was designated by the membership of Michigan Livestock Exchange to represent the Michigan Livestock Exchange territory on the Board of Directors for a term expiring in 2000. In connection with the October, 1998, acquisition of the Gold Kist Inputs Business, which expanded Southern States' operations into the states of South Carolina, Georgia, Florida, Alabama, Mississippi, Louisiana, Arkansas and Texas, the Board of Directors was expanded by six additional seats. Pursuant to the terms of the agreement for the purchase of the Gold Kist Inputs Business, the bylaws of Southern States were amended to provide for the election by the board of directors of Gold Kist Inc., sitting as delegates to a special election district for the Gold Kist territory, of six additional directors from among the new members in the Gold Kist territory, for staggered terms (two serving for one year, two for two years, and two for three years). Messrs. Norris, Ogletree, Davis, Daniel, and Brady, each of whom has previously served as and will continue to serve as a director of Gold Kist, have been elected as directors from the territory formerly served by the Gold Kist Inputs Business. A sixth individual, Mr. W. P. Smith, Jr., was elected to serve as a director for Southern States from the Gold Kist territory for a two year term, but died unexpectedly in November, 1998. The vacancy on the Board created by Mr. Smith's death has not been filled.

            During the past five years, each of the directors has owned and/or managed substantial farming operations, producing a wide range of agricultural products. While the size and type of products produced on, and the number of personnel employed at, each of the director's farms varies, each director's business activities have been primarily related to owner-managed agribusiness enterprises.

            There are no family relationships among any of the directors and executive officers.

            Mr. Price is a member of the board of directors of CoBank, ACB, which has various lending relationships with Southern States. Mr. Kinsey is a member of the board of directors of Agfirst Bank, FCB, a farm credit bank that participates in certain of the CoBank lending facilities to Southern States. Mr. Brady is a director of The Perry County Bank, Marion, Alabama; Mr. Price is also a director of Sparks State Bank, Sparks, Maryland; Mr. Bell is a director of Farmers Capital Bank Corporation, Frankfort, Kentucky; and Mr. Wilfong is a director of Farm Family Holdings, Inc., Glenmont, New York.

Compensation Committee Interlocks and Insider Participation

            Messrs. J. H. Smith (Chairman), Campbell, Blessing, Covington, Kinsey and Price serve as members of Southern States' Executive Committee which functions as Southern States' compensation committee. None of these directors, nor any of Southern States' executive officers, has any of the relationships to Southern States that is required to be disclosed pursuant to the regulations of the Securities and Exchange Commission.

Director Compensation

            The bylaws of Southern States provide that compensation and expense reimbursement policies for Directors shall be established periodically by the Board of Directors. Currently, Directors receive a per diem of $400, with the Chairman receiving a per diem of $600, plus expenses incurred while traveling to and from and attending meetings of the Board of Directors or other official meetings or conferences.

            Directors Deferred Compensation Plan. The Southern States Directors Deferred Compensation Plan permits non-employee directors to defer all or part of their meeting fees, retainers or other remuneration received. The amount to be deferred and the period for deferral is specified by an election made prior to the beginning of each calendar year. Payments begin under the plan generally upon the director's death or the date specified by the director in his deferral election. The director's deferred account balance is credited with interest at a rate determined by the administrator for each deferral cycle. Distributions are made in quarterly installments over 10 years. All amounts accrued under the plan have been funded in a trust which is secure against all contingencies except insolvency of Southern States.

Executive Officers

The Executive Officers of Southern States are as follows:



                         Age as of March
Name                         31, 1999                                    Positions and Offices Held
----                     ---------------                                 ---------------------------

Wayne A. Boutwell               55              President and Chief Executive Officer -- Mr. Boutwell began his career in 1970 with the USDA in Washington,  D.C. He served as President and
                                                CEO of the  National  Council of Farmer  Cooperatives  from 1983 until 1996.  In
                                                September 1996, Mr.  Boutwell was named President and Chief Executive  Officer -
                                                Elect of Southern  States.  Mr.  Boutwell  serves on the board of CF Industries,
                                                Inc., the National Council of Farmer Cooperatives,  Mississippi State University
                                                Agribusiness  Institute,  and the International Food and Agribusiness Management
                                                Association.  Mr.  Boutwell  received his B.S. and M.S.  degrees in Agricultural
                                                Economics from Mississippi State University and his Ph.D. from Virginia Tech.

                                                    75

K. Gene McClung                 54              Group Vice  President,  Marketing & Logistical  Services -- Mr.  McClung  commenced his career with  Southern  States in 1964. He has served in a variety of local, regional and  headquarters  managerial  positions.  He was promoted to his present position  effective April 1, 1998,  after serving as Vice President of Planning,
                                                Logistics and Business  Development.  Mr.  McClung also served  Southern States for a number of years as Director, Credit and Financial Services and as President of
                                                Statesman Financial Corporation.

George W. Winstead              56              Group Vice  President,  Ag Inputs & Services -- Mr. Winstead began his career with
                                                Southern States in 1968. He has been in his present position since July 1, 1993, having  previously  served in a variety of local,  regional and headquarters managerial  positions.  Mr. Winstead serves as chairman of the board of Universal
                                                Cooperatives Inc. and Cooperative Milling,  Inc. Mr. Winstead received his B.S.
                                                from East Carolina University.

Jonathan A. Hawkins             59              Senior Vice  President  and Chief  Financial  Officer -- Mr.  Hawkins was named to his current  position in 1990.  He joined  Southern States in 1980 and was  promoted to Vice  President  and  Treasurer  in 1983.  He  currently  serves as  Chairman of the Board of the Institute of Cooperative Financial Officers.  Mr. Hawkins
                                                received his B.A. in Mathematics from the University of Richmond.

Gene R. Anderson                59              Senior Vice  President,  Corporate and Member  Services -- Mr.  Anderson  joined
                                                Southern States on May 1, 1986, as Vice President for Human  Resources.  He was
                                                promoted to his present  position on October 15, 1998,  having  previously  served in several  headquarters managerial  capacities.  Before  joining  Southern  States,
                                                Mr.  Anderson  worked for 23 years for E.I.  Du Pont de Nemours & Co. Mr.
                                                Anderson has a B.A. in Industrial Relations from the University of North Carolina.

C.A. Miller                     60              Senior Vice  President,  Corporate  Information  and Support  Services -- Mr. Miller
                                                joined Southern States as Director of Information Systems in 1979 and was later promoted to Vice President.  Mr. Miller was promoted to his current  position on
                                                October 15, 1998. Prior to joining Southern States,  Mr. Miller served as Vice
                                                President of Deposit Guaranty National Bank in Jackson,  Mississippi,  and then as Senior Vice  President of the First  National  Bank of  Birmingham,  Alabama.
                                                Mr.  Miller has a B.A. in Banking and Finance and an M.B.A. in Finance and Economics
                                                from the University of Mississippi.

N. Hopper Ancarrow, Jr.         53              Vice President,  General  Counsel and Secretary -- Mr.  Ancarrow joined Southern
                                                States' legal staff in 1971 and from 1972 until 1987 served as Assistant  Secretary of Southern States. In 1987, he was named Vice President,  General Counsel and
                                                Secretary.  Mr. Ancarrow earned his B.A. from the University of North Carolina and his J.D. from the College of William & Mary - Marshall Wythe School of Law.

                                                  76

Richard G. Sherman              52              Vice  President,  Human  Resources -- Mr. Sherman joined  Southern  States in June
                                                1988 as Director of Human  Resources at the central office in Richmond,  Virginia.
                                                He was promoted to his current position in August 1989.  Before joining  Southern
                                                States,  Mr. Sherman worked for Texas City  Refining  Inc. and Agway Inc. He has a
                                                B.A. in  Economics  and Business  from Rider  College,  an M.A. in Human Resources from the University of Houston and holds a Senior Professional in Human Resources designation.

            The officers of Southern States serve for a term of one year and until their successors are elected by the Board of Directors. During the past five years the principal occupation of each of the above named executive officers other than Mr. Boutwell, has been as an officer or employee of Southern States.

Executive Compensation

            The following table shows, for the fiscal years ended June 30, 1998, 1997 and 1996, all compensation paid or accrued by Southern States and its subsidiaries to its Chief Executive Officer and each of the four other most highly compensated executive officers:



                                                                          Annual Compensation
                                      ----------------------------------------------------------------------------------------------
                                              Year
                                             Ending                                        Other Annual       All Other
Name and Principal Position                 June 30      Salary (1)      Bonus (2)       Compensation (3)     Compensation
---------------------------                 -------      ----------      ---------       ----------------    --------------
Wayne A. Boutwell                             1998        381,429         29,615               ---               $13,033(4)
President and Chief Executive Officer (4)     1997        278,250            ---               ---                   ---
                                              1996            ---            ---               ---                   ---

M. Terry Ragsdale                             1998        300,799         50,265              $3,790             $39,103(5)
Chief Operating Officer (5)                   1997        259,394         91,000               3,412              14,745(5)
                                              1996        245,367         83,400               6,078              14,955(5)

George W. Winstead                            1998        169,778         15,826                ---               $7,471(6)
Group Vice President,                         1997        160,116         46,495                ---                8,865(6)
Ag Inputs & Services                          1996        150,616         43,138                 695               9,468(6)

Jonathan A. Hawkins                           1998        154,591         25,630              $1,924              $9,168(7)
Senior Vice President and                     1997        139,784         43,430               1,733              10,834(7)
Chief Financial Officer                       1996        125,282         36,980               1,462              10,361(7)

N. Hopper Ancarrow, Jr.                       1998        144,409         22,731              $1,046              $5,853(8)
Vice President, General                       1997        138,229         41,262                 954               7,465(8)
Counsel and Secretary                         1996        132,366         39,499                 775               7,631(8)


                                        77

            (1) Reflects salary before pretax contributions under the Southern States Thrift Plan and before pretax contributions under the Southern States
Flexible Benefits Plan.

            (2) Reflects share of Earnings Fund and Executive Bonus, if any, accrued for each of the fiscal years under the Southern States Deferred Compensation Plan (which includes the incentive compensation awards in addition to the deferral rights). The various incentive compensation awards are described below. For Mr. Boutwell, $29,615 was paid (or electively deferred) from his incentive account for the fiscal year ended June 30, 1998 under the CEO Incentive Program under the Southern States Deferred Compensation Plan. For the fiscal year ended June 30, 1998, $61,115 was subtracted from Mr. Boutwell's incentive account as a result of an incentive shortfall for the year. The balance in the incentive account is subject to reduction for future incentive shortfalls and to forfeiture. See "--Bonus Compensation--CEO Incentive Program" below.

            (3) In the case of Messrs. Ragsdale, Hawkins and Ancarrow, the amounts shown reflect that portion of the interest earned under the Southern States Deferred Compensation Plan above 120% of the applicable federal rate in those accounts not deemed invested in externally managed investments, as well as amounts attributable to Southern States' payment of certain taxes on their behalf. In the case of Mr. Winstead, the amount shown reflects the payment by Southern States of certain taxes on his behalf. Other than such amounts, for the fiscal years ended June 30, 1998, 1997 and 1996 no amount of "Other Annual Compensation" was paid to any of the above named executive officers, except for perquisites and other personal benefits which for each named executive officer did not exceed the lesser of $50,000 or 10% of the amounts reported as Salary and Bonus for such individual.

            (4) Mr. Boutwell was employed by Southern States on September 30, 1996 as President and Chief Executive Officer-Elect. He became President and Chief Executive Officer effective February 1, 1997. Mr. Boutwell received no income from Southern States during fiscal year 1996. Reflects $3,934 contributed or matched by Southern States or its subsidiaries for fiscal year 1998, under the Southern States Thrift Plan. The remaining amount shown was paid by Southern States for life insurance premiums under a split dollar life insurance agreement. Southern States will recover the cost of premium payments from the cash value of the policies.

            (5) Mr.  Ragsdale  retired from Southern  States  effective June 30,
1998. Subsequent to his retirement, Mr. Ragsdale has been engaged by Southern States to perform certain consulting services primarily devoted to the acquisition of the Gold Kist Inputs Business. For 1998, includes $26,185 paid as accrued but unused vacation pay upon his retirement. In addition, reflects $2,917, $4,744 and $4,953 contributed or matched by Southern States or its subsidiaries for fiscal years 1998, 1997 and 1996, respectively, under the Southern States Thrift Plan. The remaining amount shown for each fiscal year was paid by Southern States for life insurance premiums under a split dollar life insurance agreement.

            (6) Reflects $2,465, $3,859 and $4,461 contributed or matched by Southern States or its subsidiaries for fiscal years 1998, 1997 and 1996, respectively, under the Southern States Thrift Plan. The remaining amount shown for each fiscal year was paid by Southern States for life insurance premiums under a split dollar life insurance agreement.

            (7) Reflects $2,481, $4,147 and $3,673 contributed or matched by Southern States or its subsidiaries for fiscal years 1998, 1997 and 1996, respectively, under the Southern States Thrift Plan. The remaining amount shown for each fiscal year was paid by Southern States for life insurance premiums under a split dollar life insurance agreement.

            (8) Reflects $2,134, $3,746 and $3,912 contributed or matched by Southern States or its subsidiaries for fiscal years 1998, 1997 and 1996, respectively, under the Southern States Thrift Plan. The remaining amount shown for each fiscal year was paid by Southern States for life insurance premiums under a split dollar life insurance agreement.

Deferred Compensation

            The Southern States Deferred Compensation Plan permits executive employees designated to defer all or part of their salary and all or part of their bonus compensation. The amount to be deferred and the period for deferral is specified by an election made prior to the beginning of each fiscal year. Payments begin under the plan generally upon the executive's death or disability or at cessation of employment. The executive's deferred account balance is credited with earnings and losses based on deemed investments selected by the executive from the same funds available for actual investment under the Southern States Thrift Plan. Distributions are made in quarterly installments over 10 years. All vested amounts accrued under the Plan have been funded in a trust which is secure against all contingencies except insolvency of Southern States. Amounts deferred pursuant to the plan for the accounts of the named individuals during the fiscal years ended June 30, 1996, 1997 and 1998 are included under the salary and bonus columns in the cash compensation table.

Bonus Compensation

            Earnings Fund Program. All regular employees (other than the chief executive officer) who are designated as eligible by the Board are entitled to a proportionate share of the Earnings Fund under the Deferred Compensation Plan for each fiscal year. The Earnings Fund share provided to each employee is dependent upon the employee's position, the employee's fiscal year end salary and the performance of Southern States for the fiscal year. The Earnings Fund includes only certain amounts by which Southern States exceeds a threshold level of performance. Distributions under this program are made annually after the close of the fiscal year.

            Executive Bonus. Each executive designated by the Board is also eligible for an Executive Bonus, if any, in the amount determined by, and in the discretion of, the chief executive officer. Executive Bonuses are awarded based on an assessment of the executive's performance during the preceding 12 months and are payable after the close of the fiscal year.

            CEO Incentive Program. The CEO Incentive Program is a long term incentive program under which the chief executive officer is granted an award of 1.5% of the amount by which earnings before taxes exceeds 10% of the total stockholders' and patrons' equity determined at the end of the prior year. Each award is placed in an incentive account established on the books of Southern States with a beginning balance of $150,000. Shortfalls equal to 1.5% of the amount by which earnings fall short of 10% of such equity are subtracted from the incentive account. One-third of the balance in the incentive account is distributed as of the end of each fiscal year, however, no distribution will be made for any fiscal year in which Southern States incurs a loss. Any positive balance in the incentive account is subject to forfeiture upon the chief executive officer's early termination of employment. The Board retains the right to adjust earnings used for determining the award for any unusual gains or losses incurred during the fiscal year. However, the Board may not reduce the balance in the incentive account or defer a scheduled payment for which no deferral election has been filed by the chief executive officer.

Retirement Benefits

            The following table shows the estimated annual benefits payable in the form of a single life annuity upon retirement under Southern States' retirement program, consisting of the Retirement Plan for Employees of Southern States and the Southern States Supplemental Retirement Plan, to persons in specified years of service and average earnings classifications, before offset of Social Security benefits, assuming retirement at 65 or at or after 62 with 30 years of creditable service:




                                                     Estimated Annual Benefits For Years of Service Indicated
                                                     --------------------------------------------------------
     Highest 36 Month Average Earnings             10             15            20         25        30 or more
                                                   ---            --            --         --        ----------
---------------------------------------------
                  $50,000                        $10,000        $15,000       $20,000    $25,000     $30,000
                  100,000                         20,000         30,000        40,000     50,000      60,000
                  150,000                         30,000         45,000        60,000     75,000      90,000
                  200,000                         40,000         60,000        80,000    100,000     120,000
                  250,000                         50,000         75,000       100,000    125,000     150,000
                  300,000                         60,000         90,000       120,000    150,000     180,000
                  350,000                         70,000        105,000       140,000    175,000     210,000
                  400,000                         80,000        120,000       160,000    200,000     240,000
                  500,000                         90,000        135,000       180,000    220,000     270,000



            Compensation covered by the Plan includes compensation set forth in the columns entitled "Salary" and "Bonus" in the Summary Compensation Table reduced by the Bonus amounts that are electively deferred by executives under the Southern States Deferred Compensation Plan. The credited years of service as of December 31, 1997, under the retirement income plan for the five executive officers listed in the summary compensation table are as follows: Mr. Boutwell
(1); Mr.  Ragsdale (30); Mr.  Winstead (29); Mr. Hawkins (17); and Mr.  Ancarrow
(26).

Security Ownership of Certain Beneficial Owners and Management

            Southern States' stockholder equity consists of its membership common stock and its preferred stock. Only the shares of membership common stock have voting rights.

            Under Southern States' articles of incorporation and under applicable Virginia law, each member of Southern States has only one vote in the business affairs of Southern States, regardless of the number of shares of common stock owned. See "Southern States--Cooperative Structure."

            At March 31, 1999, none of the directors of Southern States and the executive officers listed in the summary compensation table, either individually or as a group, beneficially owned in excess of one percent of any class of Southern States' equity. At March 31, 1999, no person or entity was known by Southern States to be the beneficial owner of more than five percent of Southern States' common shares.

Certain Relationships and Related Transactions

            Southern States' members, including its directors, are customers of Southern States and/or of its affiliated financing companies. They purchase products from Southern States in the normal course of operating their farm businesses and may sell certain agricultural products to Southern States at market price. The prices, terms and conditions of any purchase or sale transaction are on the same basis for all Southern States' members.

                     DESCRIPTION OF THE CAPITAL SECURITIES

            Pursuant to the terms of the Trust Agreement, which will be qualified as an indenture under the Trust Indenture Act, the trustees, on behalf of the Trust, will issue the Capital Securities and the Common Securities. The property trustee will act as the debenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Capital Securities will include those stated in the Trust Agreement, including those required to be made part of the Trust Agreement by the Trust Indenture Act. The following discussion is a summary of the material terms and provisions of the Capital Securities that will be issued by the Trust.

General

            The Trust Agreement authorizes the administrative trustees to cause the Trust to issue the Capital Securities and the Common Securities (together, the "Trust Securities") which represent undivided beneficial interests in the Trust. All Common Securities will be owned directly or indirectly by Southern States. The Capital Securities will be limited to $75,000,000 aggregate liquidation amount outstanding. The Trust reserves the right to increase the aggregate liquidation amount outstanding by not more than $11,250,000. The Capital Securities will rank equal with, and payments will be made thereon ratably with, the Common Securities issued by the Trust except as described under "--Subordination of Common Securities." The property trustee will hold the junior subordinated debentures in trust for the benefit of the holders of the Trust Securities.

            The payment of distributions out of money held by the Trust, and payments upon redemption of the Capital Securities or liquidation of the Trust, are guaranteed by Southern States to the extent described under the "The Guarantee." The guarantee, when taken together with the back-up undertakings, consisting of obligations of Southern States as set forth in the Trust Agreement, the Expense Agreement, the Indenture and any applicable supplemental indentures and the junior subordinated debentures issued to the Trust, provide a full and unconditional guarantee by Southern States of the amounts due on the Capital Securities. The guarantee will be held by the guarantee trustee for the benefit of the holders of the Capital Securities.

            The  guarantee  will be a  guarantee  on a  subordinated  basis with respect to the Capital Securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of the Capital Securities when the Trust does not have funds on hand available to make such payments. See "The Guarantee." The guarantee only covers payment of distributions when Southern States has made the corresponding payment of interest or principal on the junior subordinated debentures held by the Trust.
In the absence of such payment of interest or principal, the remedy of any holder of Capital Securities is to direct the property trustee to enforce against Southern States the property trustee's rights as the holder of the junior subordinated debentures, except in the limited circumstances where the holder may take direct action against Southern States. See "--Voting Rights."

Distributions; Option to Extend Interest Payment Period

 Rate

            Distributions on the Capital Securities will be fixed at a rate per annum of ___ % of the stated liquidation amount of $25 per Capital Security. Distributions in arrears for more than one quarter will (to the extent permitted by applicable law) accrue interest at the rate per annum of ___ % thereof compounded quarterly. The term "distributions" as used in this prospectus includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarter, on the basis of the actual number of days elapsed in such 90-day quarter.

 Dates

            Distributions on the Capital Securities will be cumulative, will accrue from ________, 1999 and will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing ________, 1999 when, as and if available for payment by the property trustee, except as otherwise described below. The initial cash distribution payable on _______, 1999, will equal $______ for each $25 Capital Security. Subsequent cash distributions will equal $______ for each $25 Capital Security.

 Right to Defer

            Southern  States has the right under the Indenture to defer payments of interest on the junior subordinated debentures by extending the interest payment period from time to time on the junior subordinated debentures, which, if exercised, would automatically defer quarterly distributions on the Capital Securities. However, during any such extension period (each, an "extension period"), interest would continue to accrue on the junior subordinated debentures and, to the extent permitted by law, on the deferred interest payments distributions on the Capital Securities likewise would continue to accrue with interest. Such right to extend the interest payment period for the junior subordinated debentures is limited to a period not exceeding 20 consecutive quarters or extending beyond the Maturity Date of the junior subordinated debentures.

            If Southern States exercises this right, then during any extension period Southern States may not:

o declare or pay dividends on, make distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or patron's equity,

o    redeem any patronage refund allocations,

o make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by Southern States that rank equal with or junior to the junior subordinated debentures, or

These restrictions do not apply to:

o repurchases, redemptions or other acquisitions of shares of Southern States' capital stock held by a member, upon the death or dissolution of such member or otherwise because such member has ceased to be eligible for membership in Southern States, if the Board of Directors approves such repurchase or redemption pursuant to a policy of assuring that Southern States operates as a cooperative in compliance with Subchapter T of the Internal Revenue Code,

o an exchange or conversion of capital stock or debt of Southern States (or any capital stock of an affiliate of Southern States) for any other capital stock of Southern States,

o the declaration or payment of patronage refunds, provided that not more than 40% of aggregate patronage refunds for any fiscal year shall be in cash, with the remainder to be paid in the form of common stock or patronage refund allocations,

o any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholders' rights plan, or the redemption or repurchase of rights pursuant to such a plan, or

o any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

            Prior to the termination of any such extension period, Southern States may further extend the interest payment period; provided that the total extension period, together with all previous and further extensions thereof, may not exceed 20 consecutive quarters and may not extend beyond the maturity date of the junior subordinated debentures.

            Upon the termination of any extension period and the payment of all amounts then due, Southern States may commence a new extension period, subject to the above requirements. See "Description of the Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period." Southern States has no present intention of exercising its right to defer payments of interest by extending the interest payment date of the junior subordinated debentures.

 Availability of Funds

            Distributions on the Capital Securities must be paid on the dates payable only to the extent that the Trust has funds available for the payment of such distributions. The Trust's funds available for distribution to the holders of the Capital Securities will be limited to payments received from Southern States under the junior subordinated debentures. See "Description of the Junior Subordinated Debentures" and "Risk Factors--The Ability of the Trust to Make Timely Distributions Is Dependent on Southern States Making Payments on the Junior Subordinated Debentures; The Guarantee Covers Payments Only if the Trust Has Available Funds."

 Record Holders

            Distributions on the Capital Securities will be payable to the holders of the Capital Securities as they appear on the books and records of the Trust on the relevant record dates, which will be on the fifteenth day (whether or not a Business Day (as defined below)) prior to the relevant payment dates. If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Capital Securities as they appear on the books and records of the Trust on the record date for distributions due at the end of such deferral period. Such distributions will be paid through the property trustee, who will hold amounts received in respect of the junior subordinated debentures for the benefit of the holders of the Capital Securities.

            In the event that any date on which distributions are to be made on the Capital Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the scheduled distribution date.

            A "Business Day" means a day other than:

o       a Saturday or Sunday,

o a day on which banks in New York City are authorized or required by law or executive order to remain closed, or

o a day on which the property trustee's corporate trust office or the corporate trust office of the debenture trustee is closed for business.

Subordination of Common Securities

            Payment of distributions on, and the redemption price of, the Capital Securities and Common Securities, as applicable, shall be made ratably based on the Liquidation Amount of the Capital Securities and Common Securities; provided, however, that if on any payment date for distributions or the redemption price a debenture event of default (as defined under "--Events of Default; Notice") shall have occurred and be continuing, no payment of any distribution on, or applicable redemption price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding Capital Securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price, the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or the redemption price of, the Capital Securities then due and payable.

            In the case of any Event of Default (as defined below) resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effects of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See "--Events of Default; Notice" and "Description of the Junior

Subordinated Debentures--Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the Capital Securities and not on behalf of the holders of the Common Securities, and only the holders of the Capital Securities will have the right to direct the property trustee to act on their behalf.

Redemption

            Upon the repayment, in whole or in part, of the junior subordinated debentures, whether at maturity or upon redemption, the proceeds from such repayment or redemption shall simultaneously be applied to redeem Capital Securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debentures so repaid or redeemed at the Redemption Price; provided that, holders of Capital Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "--Tax Event Redemption." The junior subordinated debentures will mature on __________, 2029, and may be redeemed, in whole or in part, at any time on or after ________, 2004 or at any time, in whole but not in part, upon the occurrence of a Tax Event. See "Description of the Junior Subordinated Debentures--Optional Redemption."

Tax Event Redemption

            If, at any time, a Tax Event (as defined below) shall occur and be continuing, Southern States shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the junior subordinated debentures, in whole but not in part, for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, the Trust Securities shall be redeemed by the Trust at the redemption price.

            "Tax Event" means the receipt by the Trust of an opinion of counsel to Southern States experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities, there is risk that:

o the Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures,

o interest payable by Southern States on the junior subordinated debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by Southern States, in whole or in part, for United States federal income tax purposes or

o the Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Redemption Procedures

            Capital Securities redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the junior subordinated debentures. Redemptions of the Capital Securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the Trust has funds on hand available for the payment of such redemption price. See also "--Subordination of Common Securities" above.

            If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, in the case of Capital Securities held in book-entry form, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the Capital Securities. With respect to Capital Securities not held in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders of the Capital Securities upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any Capital Securities called for redemption shall be payable to the holders of the Capital Securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the redemption price, but without interest on such redemption price, and such Capital Securities will cease to be outstanding. If any date fixed for redemption of Capital Securities is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by Southern States pursuant to the guarantee as described under "The Guarantee," distributions on such Capital Securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the Trust for such Capital Securities to the date such redemption rice is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

            Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), Southern States or its affiliates may at any time, and from time to time, purchase outstanding Capital Securities by tender offer, in the open market or by private agreement.

            If less than all of the Capital Securities and Common Securities are to be redeemed on a redemption date, then the aggregate liquidation amount of such Capital Securities and Common Securities to be redeemed shall be allocated ratably to the Capital Securities and the Common Securities based upon the relative liquidation amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a proportional basis not more than 60 days prior to the redemption date by the property trustee from the outstanding Capital Securities not previously called for redemption, or if the Capital Securities are then held in the form of a global Capital Security certificate (as defined below), in accordance with DTC's customary procedures. The property trustee shall promptly notify the securities registrar for the Capital Securities in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the liquidation amount of the Capital Securities to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Capital Securities which has been or is to be redeemed.

            Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of Capital Securities to be redeemed at its address appearing on the securities register for the Capital Securities. Unless Southern States defaults in payment of the redemption price on the junior subordinated debentures, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof (and, unless payment of the redemption price in respect of the Capital Securities is withheld or refused and not paid either by the Trust or Southern States pursuant to the guarantee, distributions will cease to accumulate on the Capital Securities or portions thereof) called for redemption.

Distribution of the Junior Subordinated Debentures

            The holders of all of the outstanding Common Securities have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the junior subordinated debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Trust.

            Under current United States federal income tax law and interpretations and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the junior subordinated debentures should not be a taxable event to holders of the Capital Securities. Should there be a change in such law, a change in the legal interpretation of such law, a Tax Event or other circumstances, however, the distribution of the junior subordinated debentures could be a taxable event to the holders of the Capital Securities. In addition, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--US Holders--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

            If the junior subordinated debentures are distributed to the holders of the Capital Securities, Southern States will use its best efforts to cause the junior subordinated debentures to be listed on the NYSE or on such other exchange, interdealer quotation system or other organization as the Capital Securities are then listed.

          After the date for any distribution of junior subordinated debentures upon dissolution of the Trust,

o     the Capital Securities will no longer be deemed to be outstanding,

o DTC or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon such distribution and

o any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent junior subordinated debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Capital Securities until such certificates are presented for transfer or reissuance.

            There can be no assurance as to the market prices for either the Capital Securities or the junior subordinated debentures that may be distributed in exchange for the Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debentures that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered by this prospectus.

Liquidation Amount Upon Dissolution

            In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each, a "Liquidation"), the then holders of the Capital Securities will be entitled to receive on a ratable basis solely out of the assets of the Trust, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, a liquidation distribution in an amount equal to the aggregate of the stated liquidation amount of $25 per Capital Security plus accrued and unpaid distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in junior subordinated debentures. See "--Distribution of the Junior Subordinated Debentures."

            If, upon any such Liquidation, the liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a ratable basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution ratably with the holders of the Capital Securities, except that if an Debenture Event of Default has occurred and is continuing as a result of any failure by Southern States to pay any amount in respect of the junior subordinated debentures when due, the Capital Securities shall have a preference over the Common Securities with respect to such distributions.

Termination
            Pursuant to the Trust Agreement, the Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of:

o     certain  events of  bankruptcy,  dissolution  or  liquidation  of Southern
      States,

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

o the distribution of a like amount of the junior subordinated debentures to the holders of the Capital Securities, if the holders of Common Securities have given written direction to the property trustee to dissolve the Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities),

o     redemption  of  all  of  the  Capital   Securities   as  described   under
      "--Redemption" above, and

o the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

Events of Default; Notice

            Any one of the following events constitutes an "Event of Default" under the Trust agreement (an "Event of Default") with respect to the Capital Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the occurrence of a Debenture Event of Default (see "Description of the Junior Subordinated Debentures--Debenture Events of Default"); or

(ii) default by the Trust in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

(iii) default by the Trust in the payment of any redemption price of any Capital Security when it becomes due and payable; or

(iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the trustees and Southern States by the holders of at least 25% in aggregate liquidation amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

(v) the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee if a successor property trustee has not been appointed within 90 days of such bankruptcy or insolvency events.

            Within five Business Days after the occurrence of any Event of Default actually known to the property trustee, the property trustee will transmit notice of such Event of Default to the holders of Capital Securities, the Administrative trustees and Southern States, unless such Event of Default has been cured or waived. Southern States, as depositor, and the Administrative Trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

            If a Debenture Event of Default has occurred and is continuing as a result of any failure by Southern States to pay any amounts in respect of the junior subordinated debentures when due, the Capital Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the Capital Securities as described above. See "--Subordination of Common Securities" and "--Liquidation Amount Upon Dissolution" above, and "Description of the Junior Subordinated Debentures--Debenture Events of Default."

            The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity of the Capital Securities.

Removal of Trustees; Appointment of Successors

            Unless a Debenture Event of Default has occurred and is continuing, Southern States, as the holder of all the Common Securities, can replace or remove any trustee at any time. If a Debenture Event of Default has occurred and is continuing, the property trustee and the Delaware trustee may be removed or replaced at such time only by the holders of a majority in liquidation amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of all the Common Securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Merger or Consolidation of Trustees

            Any entity into which the property trustee or the Delaware trustee may be merged or converted or with which such trustee may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such trustee, will be the successor of such trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.

Voting Rights

            Except as described in this prospectus or under "The Guarantee--Modification of the Guarantee; Assignment," as otherwise provided under the Trust Indenture Act or as otherwise required by law or the Trust Agreement, the holders of the Capital Securities will have no voting rights.

            Subject to the requirement of the property trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee under the Trust Agreement, including the right to direct the property trustee, as holder of the junior subordinated debentures, to:

(i) direct the debenture trustee in the exercise of the remedies available under the Indenture with respect to the junior subordinated debentures,

(ii) waive any past default and its consequences that is waivable under the Indenture,

(iii) exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures shall be due and payable or

(iv) consent to any amendment, modification or termination of the Indenture or the junior subordinated debentures, where such consent would be required; provided, however, that, if consent under the Indenture would require the consent of each holder of junior subordinated debentures affected by such consent, no such consent will be given by the property trustee without the prior consent of each holder of the Capital Securities.

            Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the property trustee shall not take any of the actions described in (i), (ii), (iii) or (iv) unless the property trustee has obtained an opinion of counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

            The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The property trustee will notify each holder of Capital Securities of any notice of default with respect to the junior subordinated debentures.

            Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Capital Securities in the manner set forth in the Trust Agreement.

            No vote or consent of the holders of Capital Securities will be required to redeem and cancel Capital Securities in accordance with the Trust Agreement.

            Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by Southern States, the trustees or any affiliate of Southern States or any trustee, will, for purposes of such vote or consent, be treated as if they were not outstanding.

Modification of the Trust Agreement

            The Trust Agreement may be amended from time to time by the holders of a majority of the Common Securities and the trustees, without the consent of the holders of the Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which are not inconsistent with the other provisions of the Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Trust will not be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities.

            The Trust Agreement may be amended by the holders of a majority of the Common Securities and the trustees with (i) the consent of holders representing not less than a majority in aggregate liquidation amount of the outstanding Capital Securities and (ii) receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not cause the Trust to be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes or will not affect the trust's exemption from status as an "investment company" under the Investment Company Act.

            Without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any distribution on the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

Mergers, Consolidations or Amalgamations

            The Trust may not consolidate, amalgamate, merge with or into or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below. The Trust may, at the request of the holders of the Common Securities and with the consent of the administrative trustees, but without the consent of the holders of the outstanding Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided that,

o such successor entity either (a) expressly assumes all of the obligations of the Trust under the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Capital Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise,

o a trustee of such successor entity, possessing the same powers and duties as the property trustee, is appointed to hold the junior subordinated debentures,

o     such  merger,  consolidation,   amalgamation,   replacement,   conveyance,
      transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization,

o such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect,

o such successor entity has a purpose substantially identical to that of the Trust,

o prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and

o Southern States or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the guarantee.

            Notwithstanding the foregoing, the Trust shall not, except with the consent of all holders of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

Book-Entry Issuance--The Depository Trust Company

            DTC will act as securities depository for the Capital Securities. The Capital Securities initially will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully registered global Capital Securities certificates, representing the total aggregate number of Capital Securities, will be issued and delivered to DTC.

            The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Capital Securities as represented by a global certificate.

            DTC has advised Southern States and the Trust that DTC is:

o     a limited-purpose trust company organized under the New York Banking Law,

o     a "banking organization" within the meaning of the New York Banking Law,

o     a member of the Federal Reserve System,

o a "clearing corporation" within the meaning of the New York Uniform Commercial Code and

o a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the
American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

            Purchases of Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

            To facilitate subsequent transfers, all the Capital Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Capital Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Capital Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

            Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

            Redemption notices shall be sent to Cede & Co. If less than all of the Capital Securities are being redeemed, DTC will reduce on a ratable basis the amount of the interest of each Direct Participant in such Capital Securities to be redeemed in accordance with its procedures.

            Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Southern States and the Trust believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

            Distribution payments on the Capital Securities will be made to DTC.
DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, the Trust or Southern States, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

            Except as provided in this prospectus, a Beneficial Owner in a global Capital Security certificate will not be entitled to receive physical delivery of Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Capital Securities.

            DTC may discontinue providing its services as depository with respect to the Capital Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, Capital Securities certificates would be required to be printed and delivered. Additionally, the trustees (with the consent of Southern States) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depository) with respect to the Capital Securities. In that event, certificates for the Capital Securities would be printed and delivered.

            Southern States has been informed by DTC that its management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." We have also been informed by DTC that it has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payments of distributions (including principal and income payments) to security holders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. According to DTC, this program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC has informed Southern States that its plan includes a testing phase, which is expected to be completed within appropriate time frames.

            However, Southern States has been informed by DTC that its ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunications and electrical utility service providers, among others. DTC has informed us that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (1) impress upon them the importance of such services being Year 2000 compliant; and (2) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC has informed us that it is in the process of developing such contingency plans as it deems appropriate.

            According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

            The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Southern States and the Trust believe to be reliable, but neither Southern States nor the Trust takes responsibility for the accuracy of this information.

  Information Concerning the Property Trustee

            The property trustee, prior to the occurrence of an Event of Default with respect to the Capital Securities, undertakes to perform only those duties that are specifically set forth in the Trust Agreement, in the terms of the Capital Securities or in the Trust Indenture Act and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the property trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by such exercise. If no Event of Default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, or construe ambiguous provisions in the Trust Agreement, or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Trust Securities are entitled under the Trust Agreement to vote, then the property trustee will take such action is it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct. The property trustee also serves as guarantee trustee.

            First Union National Bank, the property trustee, or certain of its affiliates, may serve from time to time as trustee under other trust agreements or indentures with Southern States or its affiliates relating to other issues of their securities. In addition, Southern States and certain of its affiliates have and in the future may have other customary commercial banking relationships with First Union National Bank. See "Underwriting" for additional information concerning the relationship of the property trustee to the Underwriters.

Registrar and Transfer Agent

            The property trustee will act as registrar and transfer agent for the Capital Securities.

            Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Capital Securities after the Capital Securities have been called for redemption.

Governing Law

            The Trust Agreement and the Capital Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

Miscellaneous

            The administrative trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the Investment Company Act or be characterized as other than a grantor trust for United States federal income tax purposes. Southern States is authorized and directed to conduct its affairs so that the junior subordinated debentures will be treated as indebtedness of Southern States for United States federal income tax purposes. In this connection, the Administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the property trustee and the Administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

            Holders of the Capital Securities have no preemptive or similar rights.

            The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.


             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

            Set forth below is a summary of the material terms of the junior subordinated debentures in which the Trust will invest the proceeds from the issuance and sale of the Capital Securities.

            At any time, Southern States will have the right to liquidate the Trust and cause the junior subordinated debentures to be distributed to the holders of the Capital Securities in liquidation of the Trust. See "Description of the Capital Securities--Distribution of the Junior Subordinated Debentures."

            If the junior subordinated debentures are distributed to the holders of the Capital Securities, Southern States will use its best efforts to have the junior subordinated debentures listed on the NYSE or on such other exchange on which the Capital Securities are then listed.

General

            The junior subordinated debentures:

o will be issued as unsecured subordinated debt securities under the Indenture;

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o     will be limited  in  aggregate  principal  amount to  approximately  $____
      million, such amount being the sum of the aggregate stated liquidation amount of the Capital Securities and the capital contributed by Southern States in exchange for the Common Securities; and

o will mature and become due and payable, together with any accrued and unpaid interest including Compounded Interest (as defined under "--Option to Extend Interest Payment Period" below), if any, on , _________ 2029.

            If junior subordinated debentures are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust, such junior subordinated debentures will initially be issued in the form of one or more Global Capital Securities (as defined under "--Book-Entry Issuance--The Depository Trust Company" above). As described in this prospectus, under certain limited circumstances, junior subordinated debentures may be issued in definitive certificated form in exchange for a Global Capital Security. See "--Book-Entry Issuance--The Depository Trust Company" above.

            The Indenture does not contain provisions that afford holder(s) of the junior subordinated debentures protection in the event of a highly leveraged transaction involving Southern States or other similar transaction that may adversely affect such holders. The junior subordinated debentures are not entitled to the benefit of any sinking fund provisions.

Subordination

            The Indenture provides that the junior subordinated debentures are subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness (defined below) of Southern States whether now existing or hereafter incurred. In the event and during the continuation of any default by Southern States in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of Southern States, or in the event that the maturity of any Senior Indebtedness of Southern States has been accelerated because of a default, then in either case, no payment will be made by Southern States with respect to the principal (including redemption payments) of or interest on the junior subordinated debentures.

            Upon any distribution of assets of Southern States to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Southern States must be paid in full before the holders of junior subordinated debentures are entitled to receive or retain any payment.

            The term "Senior Indebtedness" means any obligation of Southern States to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Indebtedness, but does not include trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior Indebtedness includes any subordinated debt securities issued by Southern States in the future, but does not include the junior subordinated debentures or any junior subordinated debt securities issued by Southern States in the future with subordination terms substantially similar to those of the junior subordinated debentures. Substantially all of the existing indebtedness of Southern States constitutes Senior Indebtedness.

            The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Southern States. At December 31, 1998, the aggregate amount of Senior Indebtedness and liabilities and obligations of Southern States that would have effectively ranked senior to the junior subordinated debentures was approximately $331.8 million. Southern States expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

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

Optional Redemption

            The junior subordinated debentures are redeemable prior to maturity at the option of Southern States (i) at any time, in whole or in part, from time to time, after _______, 2004 or (ii) in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a Tax Event (as defined under "Description of the Capital Securities--Redemption"), in each case at a redemption price equal to the principal amount of junior subordinated debentures called for redemption, together with accrued interest to but excluding the date fixed for redemption.

Interest

            Each junior subordinated debenture shall bear interest at the rate of ___ % per annum from the original date of issuance, or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each an "Interest Payment Date"), commencing _______, 1999, to the person in whose name such junior subordinated debenture is registered, subject to certain exceptions, at the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. In the event the
Capital Securities are no longer in book-entry only form, or if the junior subordinated debentures shall be distributed to the holders of the Capital Securities and shall not be in book-entry form, Southern States shall have the right to select record dates, which shall conform to the rules of any securities exchange on which the junior subordinated debentures are then listed and shall be at least ten Business Days but less than 60 Business Days prior to the Interest Payment Date. Any installment of interest not punctually paid will cease to be payable to the holders of the junior subordinated debentures on the regular record date and may be paid to the person in whose name the junior subordinated debentures are registered at the close of business on a special record date to be fixed by the debenture trustee for the payment of such defaulted interest, notice of which shall be given to the holders of the junior subordinated debentures not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, interdealer quotation system or other organization on which the junior subordinated debentures may be listed, and upon such notice as may be required by such exchange, system or organization.
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

            The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. In the event that any date on which interest is payable on the junior subordinated debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Option to Extend Interest Payment Period

            Southern States has the right at any time, and from time to time, during the term of the junior subordinated debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which extension period, Southern States shall pay all interest then accrued and unpaid, together with interest thereon compounded quarterly at the rate specified for the junior subordinated debentures to the extent permitted by applicable law ("Compounded Interest"); provided that no extension period shall extend beyond the Maturity Date; and provided further that, during any such extension period, Southern States may not:

o declare or pay dividends on, make distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or patron's equity,

o     redeem any patronage refund allocations,

o make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by Southern States that rank equal with or junior to the junior subordinated debentures, or

      These restrictions do not apply to:

o repurchases, redemptions or other acquisitions of shares of Southern States' capital stock held by a member, upon the death or dissolution of such member or otherwise because such member has ceased to be eligible for membership in Southern States, if the Board of Directors approves such repurchase or redemption pursuant to a policy of assuring that Southern States operates as a cooperative in compliance with Subchapter T of the Internal Revenue Code,

o an exchange or conversion of capital stock or debt of Southern States (or any capital stock of an affiliate of Southern States) for any other capital stock of Southern States,

o the declaration or payment of patronage refunds, provided that not more than 40% of aggregate patronage refunds for any fiscal year shall be in cash, with the remainder to be paid in the form of common stock or patronage refund allocations,

o any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholders' rights plan, or the redemption or repurchase of rights pursuant to such a plan, or

o any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

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

            Prior to the termination of any such extension period, Southern States may further extend the interest payment period; provided that the total extension period, together with all previous and further extensions thereof, may not exceed 20 consecutive quarters and may not extend beyond the maturity date of the junior subordinated debentures.

            Upon the termination of any such extension period and the payment of all amounts then due, Southern States may elect to begin a new extension period subject to the above conditions. No interest shall be due and payable during an extension period, except at the end of such extension period. Southern States must give the property trustee notice of its election of such extension period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such extension period and (ii) the date the property trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The property trustee will give notice of Southern States' election to begin a new extension period to the holders of the Capital Securities. There is no limitation on the number of times that Southern States may elect to begin an extension period.

            If Southern States exercises its option to defer interest payments, holders of the Capital Securities would still be required to accrue income for federal income tax purposes, regardless of the timing of the interest payments on the junior subordinated debentures and the holder's method of accounting for income taxes purposes, as described more fully in "United States Federal Income Taxation--US Holders--Interest Income and Original Issue Discount."

Additional Sums

            Southern States has covenanted in the Indenture that, if and for so long as (i) the Trust is the holder of all junior subordinated debentures and
(ii) the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, Southern States will pay as additional sums on the junior subordinated debentures such amounts as may be required so that the distributions payable by the Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of the Capital Securities--Redemption."

Certain Covenants

            Southern States has covenanted in the Indenture:

o to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Indenture may succeed to Southern States' ownership of the Common Securities,

o as holder of the Common Securities, not to voluntarily dissolve, wind-up or liquidate the Trust, other than (a) in connection with a distribution of junior subordinated debentures to the holders of the Capital Securities in liquidation of the Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and

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

o to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

Consolidation, Merger, Conveyance, Transfer or Lease

            The Indenture provides that Southern States may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into Southern States or convey, transfer or lease its properties and assets substantially as an entirety to Southern States, unless

o if Southern States consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes Southern States' obligations in respect of the junior subordinated debentures;

o immediately after giving effect to such merger or consolidation, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and

o     certain other conditions as prescribed in the Indenture are satisfied.

Debenture Events of Default

            The Indenture provides that any one or more of the following described events with respect to the junior subordinated debentures that has occurred and is continuing constitutes an "Event of Default":

o failure for 30 days to pay any interest on the junior subordinated debentures when due (subject to the deferral of any due date in the case of an extension period); or

o failure to pay any principal of or premium, if any, on the junior subordinated debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

o failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to Southern States from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding junior subordinated debentures; or

o     certain events of  bankruptcy,  insolvency or  reorganization  of Southern
      States.

            For purposes of the Trust Agreement and this Prospectus, each such Event of Default under the junior subordinated debenture is referred to as a "Debenture Event of Default." As described in "Description of the Capital Securities--Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Capital Securities.

            The holders of at least a majority in aggregate principal amount of outstanding junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate principal amount of outstanding junior subordinated debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the debenture trustee or such holders of junior subordinated debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the outstanding Capital Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding junior subordinated debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of junior subordinated debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee. Should the holders of junior subordinated debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the outstanding Capital Securities shall have such right.

            The holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debentures affected by any default may, on behalf of the holders of all the junior subordinated debentures, waive any past default, except a default in the payment of principal (or premium if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture. See "--Modification and Waiver" below. Southern States is required to file annually with the debenture trustee a certificate as to whether or not Southern States is in compliance with all the conditions and covenants applicable to it under the Indenture.

            If a Debenture Event of Default occurs and is continuing, the property trustee will have the right to declare the principal of and the interest on the junior subordinated debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the junior subordinated debentures.

Enforcement of Certain Rights by Holders of Capital Securities

            If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the junior subordinated debentures on the date such amounts are otherwise payable, a registered holder of Capital Securities may institute a legal proceeding directly against Southern States for enforcement of payment to such holder of an amount equal to the amount payable in respect of junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities held by such holder (a "Direct Action"). Southern States may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Southern States will have the right under the Indenture to set-off any payment made to such holder of Capital Securities by Southern States in connection with a Direct Action.

            The holders of the Capital Securities will not be able to exercise directly any remedies available to the holders of the junior subordinated debentures except under the circumstances described in the preceding paragraph. See "Description of the Capital Securities--Events of Default; Notice."

Satisfaction and Discharge

            The Indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation (i) have become due and payable or (ii) will become due and payable at the stated maturity within one year, and Southern States deposits or causes to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the stated maturity, as the case may be, then the Indenture will cease to be of further effect (except as to Southern States' obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described in the Indenture), and Southern States will be deemed to have satisfied and discharged the Indenture.

Modification and Waiver

            From time to time Southern States and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the provisions of the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the junior subordinated debentures or the holders of the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting Southern States and the debenture trustee, with the consent of the holders of not less than a majority in principal amount of the junior subordinated debentures, to modify the Indenture in a manner affecting the rights of the holders of the junior subordinated debentures, except that no such modification may, without the consent of the holder of each outstanding junior subordinated debenture so affected, (i) change the Stated Maturity of, or reduce the principal amount, the rate of interest on or any premium payable upon the redemption of, the junior subordinated debentures, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any junior subordinated debenture or (ii) reduce the percentage of principal amount of junior subordinated debentures, the holders of which are required to consent to any such modification of the Indenture. Furthermore, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding Capital Securities unless and until the principal of (and premium, if any, on) the junior subordinated debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

            The Indenture will be qualified under the Trust Indenture Act.

Registration, Denomination and Transfer

            The junior subordinated debentures will initially be registered in the name of the property trustee, as trustee of the Trust. If the junior subordinated debentures are distributed to holders of Capital Securities, it is anticipated that the depository arrangements for the junior subordinated debentures will be substantially identical to those in effect for the Capital Securities. See "Description of the Capital Securities--Book-Entry Issuance--The Depository Trust Company."

            Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by Southern States within 90 days of receipt of notice from DTC to such effect, Southern States will cause the junior subordinated debentures to be issued in definitive form.

            Payments on junior subordinated debentures represented by a global certificate will be made to Cede & Co., the nominee for DTC, as the registered holder of the junior subordinated debentures, as described under "Description of the Capital Securities-- Book-Entry Issuance--The Depository Trust Company." If junior subordinated debentures are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable, and junior subordinated debentures will be exchangeable for junior subordinated debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the debenture trustee or at the offices of any Paying Agent or transfer agent appointed by Southern States, provided that payment of interest may be made at the option of Southern States by check mailed to the address of the persons entitled to such payment or by wire transfer.

            The junior subordinated debentures will be issuable only in registered form without coupons in minimum denominations of $25 and integral multiples thereof. Junior subordinated debentures will be exchangeable for other junior subordinated debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

            Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Indenture or at the office of any transfer agent designated by Southern States for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Southern States will appoint the debenture trustee as securities registrar under the Indenture. Southern States may at any time designate additional transfer agents with respect to the junior subordinated debentures.

            In the event of any redemption, neither Southern States nor the debenture trustee shall be required to (i) issue, register the transfer of or exchange junior subordinated debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the junior subordinated debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion of such junior subordinated debentures not to be redeemed.

            Any moneys deposited with the debenture trustee or any paying agent, or then held by Southern States in trust, for the payment of the principal of (and premium, if any) or interest on any junior subordinated debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of Southern States, be repaid to Southern States and the holder of such junior subordinated debenture shall thereafter look, as a general unsecured creditor, only to Southern States for payment of such monies.

Restrictions on Certain Payments

            Southern States has covenanted that (i) there has occurred any event
(a) of which Southern States has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and
(b) that Southern States has not taken reasonable steps to cure, (ii) if the junior subordinated debentures are held by the Trust, Southern States is in default with respect to its payment of any obligations under the guarantee or
(iii) Southern States has given notice of its selection of an Extension Period as provided in the Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing, it will not:

o declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Southern States' capital stock or patrons' equity,

o     redeem any patronage refund allocations or

o make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by Southern States that rank equal with or junior to the junior subordinated debentures, or

 These restrictions do not apply to:

o repurchases, redemptions or other acquisitions of shares of Southern States' capital stock held by a member, upon the death or dissolution of such member or otherwise because such member has ceased to be eligible for membership in Southern States, if the Board of Directors approves such repurchase or redemption pursuant to a policy of assuring that Southern States operates as a cooperative in compliance with Subchapter T of the Internal Revenue Code,

o an exchange or conversion of capital stock or debt of Southern States (or any capital stock of an affiliate of Southern States) for any other capital stock of Southern States,

o the declaration or payment of patronage refunds, provided that not more than 40% of aggregate patronage refunds for any fiscal year shall be in cash, with the remainder to be paid in the form of common stock or patronage refund allocations,

o any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholders' rights plan, or the redemption or repurchase of rights pursuant to such a plan, or

o any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

            Southern States has covenanted in the Indenture:

o to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Indenture may succeed to Southern States' ownership of the Common Securities,

o as holder of the Common Securities, not to voluntarily dissolve, wind-up or liquidate the Trust, other than (a) in connection with a distribution of junior subordinated debentures to the holders of the Capital Securities in liquidation of the Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and

o to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

Information Concerning the Debenture Trustee

            First Union National Bank, or certain of its affiliates, may serve from time to time as trustee under other indentures or trust agreements with Southern States or its affiliates relating to other issues of their securities. In addition, Southern States and certain of its affiliates has and may have other customary commercial banking relationships with First Union National Bank. First Union Trust Company, National Association, an affiliate of the debenture trustee, is serving as Delaware trustee under the Trust Agreement. See "Underwriting" for additional information concerning the relationship of the debenture trustee to Southern States and the Underwriters.

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            First Union National Bank, the debenture trustee,  shall have and be subject to all the duties and responsibilities specified with respect to a debenture trustee under the Trust Indenture Act. Subject to such provisions, the debenture trustee, other than during the occurrence and continuance of a default by Southern States in performance of its obligations under the Indenture, is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred by such exercise of power. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

            The Indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.

Miscellaneous

            Southern States will pay all fees and expenses related to (i) the offering of the Capital Securities and the junior subordinated debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the trustees and (iv) the enforcement by the property trustee of the rights of the holders of the Capital Securities.


                            THE GUARANTEE

            Set forth below is a summary of the material terms of the guarantee that will be executed and delivered by Southern States for the benefit of the holders of Capital Securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. First Union National Bank will act as guarantee trustee under the guarantee. The terms of the guarantee will be those set forth in the guarantee itself and those made part of such guarantee by the Trust Indenture Act.

            The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the guarantee, a copy of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part, and the Trust Indenture Act.
The guarantee will be held by the guarantee trustee for the benefit of the holders of the Capital Securities.


General

            Pursuant to the guarantee, Southern States will agree, to the extent set forth in the guarantee, to pay in full to the holders of the Capital Securities, the guarantee payments (as defined below) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments or distributions with respect to the Capital Securities (the "guarantee payments"), to the extent not paid by the Trust, will be subject to the guarantee (without duplication):
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

o any accrued and unpaid distributions that are required to be paid on such Capital Securities, to the extent the Trust shall have funds available to make such payments,

o the redemption price, to the extent the Trust has funds available to make such payment, with respect to any Capital Securities called for redemption by the Trust, and

o upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with a distribution of the junior subordinated debentures to the holders of Capital Securities or the redemption of all of the Capital Securities upon maturity or redemption of the junior subordinated debentures) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Capital Securities to the date of payment, to the extent the Trust has funds available to make such payment or (b) the amount of assets of the Trust remaining for distribution to holders of such Capital Securities in liquidation of the Trust.

            Southern States' obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Southern States to the holders of Capital Securities or by causing the Trust to pay such amounts to such holders.

            The guarantee will not apply to any payment of distributions except to the extent the Trust shall have funds available to make such payments. If Southern States does not make interest or principal payments on the junior subordinated debentures, the Trust will not pay distributions on the Capital Securities issued by the Trust and will not have funds available to make such payments. As a result, holders of Capital Securities will not be able to rely upon the guarantee for payment of these amounts. Instead, holders of Capital Securities or the property trustee may enforce the rights of the Trust under the junior subordinated debentures directly against Southern States.

            Southern States has, through the guarantee, the Trust Agreement, the junior subordinated debentures, the Indenture and the expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations in respect of the Capital Securities. See "Effect of Obligations Under the Junior Subordinated Debentures, the Guarantee and the Expense Agreement."

Modification of the Guarantee; Assignment

            Except with respect to any changes that do not adversely affect the rights of holders of Capital Securities (in which case no consent of such holders will be required), the guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Capital Securities. All guarantees and agreements contained in the guarantee shall bind the successors, assigns, receivers, trustees and representatives of Southern States and shall inure to the benefit of the holders of the Capital Securities then outstanding.

Events of Default

            An event of default under the guarantee will occur upon the failure of Southern States to perform any of its payment or other obligations under the guarantee, or to perform any nonpayment obligation if such nonpayment default remains unremedied for 30 days. The holders of a majority in liquidation amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

            Any registered holder of Capital Securities may institute a legal proceeding directly against Southern States to enforce the guarantee trustee's rights under the guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

            The rights of the holders of Capital Securities and the guarantee trustee upon the occurrence of an event of default under the guarantee are subject to the subordination provisions of the guarantee, as described under "--Status of the Guarantee" below.

            Southern States will be required to provide annually to the guarantee trustee a statement as to the performance by Southern States of certain of its obligations under the guarantee and as to any default in such performance.

Termination

            The guarantee will terminate as to the Capital Securities issued by the Trust upon (i) full payment of the redemption price of all Capital Securities, (ii) distribution of the junior subordinated debentures to the holders of all of the Capital Securities or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust. Notwithstanding the foregoing, the guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities issued by the Trust must restore payment of any sums paid under the Capital Securities or the guarantee.

Status of the Guarantee

            The guarantee will constitute an unsecured obligation of Southern States and will rank subordinate and junior in right of payment to all Senior Indebtedness of Southern States in the same manner as the junior subordinated debentures.

            The guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The guarantee will be held by the guarantee trustee for the benefit of the holders of the Capital Securities. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Trust or distribution to the holders of the Capital Securities of the junior subordinated debentures.

Information Concerning the Guarantee Trustee

            The guarantee trustee, prior to the occurrence of an event of default with respect to the guarantee, undertakes to perform only such duties as are specifically set forth in the guarantee and, after an event of default with respect to the guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by such exercise of its powers.

            For information concerning the relationship between First Union National Bank, the guarantee trustee, and Southern States, see "Description of the Junior Subordinated Debentures--Information Concerning the Debenture Trustee."

Governing Law

            The guarantee will be governed by, and construed in accordance with, the laws of the State of New York.



                         THE EXPENSE AGREEMENT

            Pursuant to an Agreement as to Expenses and Liabilities entered into by Southern States under the Trust Agreement (as amended or supplemented from time to time, the "Expense Agreement"), Southern States will irrevocably and unconditionally guarantee to each person or entity to whom the Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of the Capital Securities the amounts due such holders pursuant to the terms of the Capital Securities. The Expense Agreement will constitute an unsecured obligation of Southern States and will rank subordinate and junior in right of payment to all senior indebtedness of Southern States in the same manner as the guarantee and the junior subordinated debentures.


  EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES, THE
                GUARANTEE AND THE EXPENSE AGREEMENT



Limited Purpose of the Trust

            As set forth in the Trust Agreement, the sole purpose of the Trust is to (i) issue the Capital Securities and Common Securities evidencing undivided beneficial interests in the assets of the Trust, (ii) invest the proceeds from such issuance and sale in the junior subordinated debentures and
(iii) engage in only those other activities necessary or incidental thereto.

Full and Unconditional Guarantee

            Payments of distributions and other amounts due on the Capital Securities (to the extent the Trust has funds available for such payment) are irrevocably guaranteed by Southern States as and to the extent set forth under "The Guarantee." Taken together, Southern States' obligations under the junior subordinated debentures, the Indenture, the Trust Agreement, the expense agreement and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations in respect of the Capital Securities.

            If and to the extent that Southern States does not make payments on the junior subordinated debentures, the Trust will not have sufficient funds to pay distributions or other amounts due on the Capital Securities. The guarantee does not cover payment of amounts payable with respect to the Capital Securities when the Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Capital Securities is to institute a legal proceeding directly against Southern States for enforcement of payment of Southern States' obligations under junior subordinated debentures having a principal amount equal to the liquidation amount of the Capital Securities held by such holder.

The obligations of Southern States under the junior subordinated debentures, the guarantee and the expense agreement are subordinate and junior in right of payment to all Senior Indebtedness. At December 31, 1998, the aggregate amount of Senior Indebtedness and liabilities and obligations of Southern States that would have effectively ranked senior to the junior subordinated debentures was approximately $331.8 million.

Sufficiency of Payments

            As long as payments are made when due on the junior subordinated debentures, such payments will be sufficient to cover distributions and other payments distributable on the Capital Securities, primarily because:

o the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the Capital Securities and Common Securities;

o the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate, distribution dates and other payment dates for the Capital Securities;

o Southern States will pay for all and any costs, expenses and liabilities of the Trust except the trust's obligations to holders of the Capital Securities and Common Securities; and

o the Trust Agreement further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

            Notwithstanding anything to the contrary in the Indenture, Southern States has the right to set-off any payment it is otherwise required to make under the Indenture against and to the extent Southern States has already made, or is concurrently on the date of such payment making, a payment under the guarantee.

Enforcement Rights of Holders of Capital Securities

            A holder of any Capital Security may institute a legal proceeding directly against Southern States to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the Trust or any other person or entity. See "The Guarantee."

            A default or event of default under any Senior Indebtedness of Southern States would not constitute a default or event of default in respect of the Capital Securities. Moreover, in the event of payment defaults under, or acceleration of, Senior Indebtedness of Southern States, the subordination provisions of the Indenture provide that no payments may be made in respect of the junior subordinated debentures until such Senior Indebtedness has been paid in full or any payment default under such Senior Indebtedness has been cured or waived. See "Description of the Junior Subordinated Debentures--Subordination."

Rights Upon Dissolution

            Upon  any  voluntary  or  involuntary  dissolution,   winding-up  or
liquidation of the Trust, other than any such dissolution, winding-up or liquidation involving the distribution of the junior subordinated debentures, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of the Capital Securities--Liquidation Amount Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of Southern States, the property trustee, as registered holder of the junior subordinated debentures, would be a subordinated creditor of Southern States, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of all amounts payable with respect to the junior subordinated debentures before any holders of preferred stock or membership common stock of Southern States receive payments or distributions. Since Southern States is the guarantor under the guarantee and has agreed under the expense agreement to pay for all costs, expenses and liabilities of the Trust (other than the trust's obligations to the holders of the Capital Securities and Common Securities), the positions of a holder of the Capital Securities and a holder of such junior subordinated debentures relative to other creditors and to holders of preferred stock or membership common stock of Southern States in the event of liquidation or bankruptcy of Southern States are expected to be substantially the same.

                      UNITED STATES FEDERAL INCOME TAXATION

General

            This general summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date of this prospectus, all of which are subject to change, possibly on a retroactive basis. The authorities on which this general summary is based are subject to various interpretations, and the opinions expressed in this prospectus are not binding on the IRS or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described in this prospectus. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this prospectus or that a court would not sustain such a challenge.

            Except as otherwise stated, this general summary deals only with Capital Securities held as a capital asset (within the meaning of section 1221 of the Code) by a holder who or which (i) purchased the Capital Securities upon original issuance at their original offering price and (ii) is a US Holder (as defined below).

            This summary does not address all the tax consequences that may be relevant to a US Holder, nor does it address the tax consequences, except as stated below, to holders that are not US Holders ("Non-US Holders") or to holders that may be subject to special tax treatment (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding the Capital Securities as a position in a "straddle," or as part of a "synthetic security," "hedge," as part of a "conversion" transaction or other integrated investment, persons having a functional currency other than the U.S. Dollar, and certain United States expatriates).

            Further,   this   summary  does  not  address  (a)  the  income  tax
consequences to shareholders in, or partners or beneficiaries of, a holder of the Capital Securities, (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the Capital Securities, or (c) any state, local or foreign tax consequences of the purchase, ownership and disposition of Capital Securities.

            A "US Holder" is a holder of the Capital  Securities who or which is
(i)a citizen or individual resident (or is treated as a citizen or individual resident under the Code) of the United States for income tax purposes, (ii) a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any political subdivision thereof (other than any such partnership treated as foreign under U.S. Treasury regulations which may be issued under a recently enacted amendment to the Code), (iii) an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the Trust and (b) one or more United States persons have the authority to control all substantial decisions of the Trust.

            Prospective investors should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the Capital Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

Classification of the Junior Subordinated Debentures

            In the opinion of Mays & Valentine, L.L.P., legal counsel for Southern States and the Trust, the junior subordinated debentures will be classified for United States federal income tax purposes as indebtedness of Southern States under current law. By acceptance of Capital Securities, each holder covenants to treat the junior subordinated debentures as indebtedness and the Capital Securities as evidence of an indirect beneficial ownership interest in the junior subordinated debentures.

            No assurance can be given, however, that the classification of the junior subordinated debentures as debt will not be challenged by the IRS or, if challenged, that such a challenge will not be successful. A successful IRS challenge to the classification of the junior subordinated debentures as debt would prevent Southern States from deducting the interest paid or accrued on the junior subordinated debentures for United States federal income tax purposes and could constitute a Tax Event. Additionally, if the interest on the junior subordinated debentures is not deductible it could adversely affect Southern States' ability to make payments on the junior subordinated debentures. The remainder of this discussion assumes that the junior subordinated debentures will be classified as indebtedness of Southern States for United States federal income tax purposes.

Classification of the Trust

            In the opinion of Mays & Valentine, L.L.P., legal counsel for Southern States and the Trust, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation under current law and assuming full compliance with the terms of the Trust Agreement. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the junior subordinated debentures and each US Holder will be required to include in gross income all interest on (including OID accrued, if any) or gain recognized for United States federal income tax purposes with respect to its allocable share of the junior subordinated debentures.

US Holders

Interest Income and Original Issue Discount

            Under applicable Treasury regulations (the "Regulations"), remote contingencies that stated interest will not be timely paid are ignored in determining whether a debt instrument is issued with OID. If the junior subordinated debentures are treated as issued with OID, such OID must be included in income by all holders as it accrues economically on a daily basis, without regard to when it is paid in cash or whether a particular holder generally uses the cash method of accounting. Southern States has concluded that the likelihood of its exercising its option to defer payments of interest is remote. This conclusion is based on Southern States' analysis, as of the date of issue of the junior subordinated debentures, of various facts and circumstances deemed relevant to exercising such deferral option, including, among other things, the inability of Southern States (a) to declare or pay a dividend, or engage in certain other capital transactions, with respect to its capital stock or patron's equity, or (b) to make any payment of principal of or interest or premium, if any, on, or repay, repurchase or redeem, any debt of Southern States that ranks equal with or junior to the junior subordinated debentures if the deferral option is exercised. Based upon this conclusion and in the absence of any specific definition of "remote" in the applicable Regulations, in the opinion of Mays & Valentine, L.L.P., although the matter is not entirely free from doubt, the junior subordinated debentures will not be subject to the OID rules unless Southern States exercises its option to extend the interest payment period. As a consequence, holders of the Capital Securities should report interest under their own methods of accounting (e.g., cash or accrual) instead of under the daily economic accrual rules for OID instruments.

            Under the Regulations, if Southern States exercises its option to defer payments of interest, the junior subordinated debentures would be treated as redeemed and reissued for OID purposes and the sum of the remaining interest payments on the junior subordinated debentures would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the junior subordinated debentures (including any period of interest deferral), without regard to the timing of payments under the junior subordinated debentures.

            The IRS could take the position that the likelihood that Southern States would exercise its right to defer payments of interest is not a "remote" contingency for purposes of the OID rules, in which case, the junior subordinated debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest over the term of the junior subordinated debentures. That OID would generally be includible in a US Holder's taxable income, over the term of the junior subordinated debentures, on an economic accrual basis.

Characterization of Income

            Because the income underlying the Capital Securities will not be classified as dividends for income tax purposes, corporate US Holders of Capital Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Capital Securities.

Sales of Capital Securities

            A US Holder that sells Capital Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Capital Securities and such holder's adjusted tax basis in such Capital Securities. To the extent of any accrued but unpaid interest, the amount realized on the sale of such Capital Securities will be treated as ordinary income. Assuming Southern States does not defer interest on the junior subordinated debentures by extending the interest payment period, a US Holder's "adjusted tax basis" in the Capital Securities generally will equal its initial purchase price.

            If Southern States elects to defer interest payments, a US Holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by any OID previously included in such holder's gross income to the date of disposition and decreased by payments received on the Capital Securities after Southern States exercises its option to extend the current interest payment period and prior to the date of disposition. Any gain or loss recognized generally will be a capital gain or loss. The highest marginal individual federal income tax rate (which applies to ordinary income and gain from sales or exchanges of capital assets held for one year or less) is 39.6%. The maximum regular federal income tax rate on capital gains derived by individual taxpayers is 20% for sales and exchanges of capital assets held for more than one year. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate income tax rates of up to 35%.

            The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debentures. A holder who disposes of Capital Securities between record dates for payments of distributions on the Capital Securities will be required to include in income (to the extent not previously included in income) as ordinary income amounts attributable to accrued and unpaid interest on the junior subordinated debentures through the date of disposition and the amount realized in disposition excludes the portion of the sales price treated as interest. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

            If Southern States elects to defer payments of interest, the market value of the Capital Securities will likely fall. Furthermore, the market value of the Capital Securities may not reflect the accumulated distribution that will be paid at the end of the extension period. A US Holder who disposes of Capital Securities during an extension period will be required to include as ordinary income the accrued OID on the junior subordinated debentures through the date of disposition as ordinary income and add such amount to the US Holder's adjusted basis in the ratable share of Capital Securities disposed of. To the extent the selling price is less than the US Holder's adjusted tax basis, the US Holder will recognize capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust

            Under certain circumstances described in this prospectus (see "Description of the Capital Securities--Distribution of the Junior Subordinated Debentures"), the Trust may distribute the junior subordinated debentures to holders in exchange for the Capital Securities and in liquidation of the Trust. Except as discussed below, such a distribution would not be a taxable event for United States federal income tax purposes, and each US Holder would have an aggregate adjusted basis in its junior subordinated debentures for United States federal income tax purposes equal to such holder's aggregate adjusted basis in its Capital Securities. (For a description of adjusted basis in the Capital Securities, see the discussion in "--Sales of Capital Securities" above.) For United States federal income tax purposes, a US Holder's holding period in the junior subordinated debentures received in such a liquidation of the Trust would include the period during which the Capital Securities were held by the holder.

            Under certain circumstances described in this prospectus (see "Description of the Capital Securities" and "Description of the Junior Subordinated Debentures"), the junior subordinated debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Such a redemption would be taxable for United States federal income tax purposes, and a US Holder would recognize gain or loss as if it had sold the Capital Securities for cash. See "--Sales of Capital Securities" above.

Potential Tax Law Changes

            From time to time,  certain tax law changes have been  proposed that would deny interest deductions to corporate issuers of debt instruments with terms that include certain of the terms of the junior subordinated debentures. In addition, the IRS has challenged taxpayers' treatment as indebtedness of securities issued with characteristics similar to the junior subordinated debentures. To date, such tax law change proposals have not been enacted and the only known challenge that has advanced as far as litigation was settled short of trial, with a resolution favorable to the taxpayer's position. However, if any similar tax law change were enacted or any such challenge by the IRS were upheld, such event could give rise to a Tax Event which could result in an early redemption of the Capital Securities. See "Description of the Capital Securities--Tax Event Redemption."

Non-US Holders

            Payments to a Non-US holder will generally not be subject to withholding of income tax, provided that such holder of the Capital Securities
(a) does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of Southern States entitled to vote, (b) is not a controlled foreign corporation that is related to Southern States through stock ownership and (c) is not a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for this exemption from withholding taxation, the last United States pay or in the chain of payment prior to payment to a Non-US Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs prior to such payment, or in either of the two preceding calendar years, a statement that (a) is signed by the holder of the Capital Securities under penalties of perjury, (b) certifies that such holder is not a US Holder and (c) provides the name and address of the holder. The statement may be made on an IRS Form W-8 or a substantially similar form, and the holder must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If the Capital Securities are held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the holder to the organization or institution.

            As discussed above in "--Potential Tax Law Changes", changes in legislation, if any, affecting the income tax consequences of the junior subordinated debentures could adversely affect the ability of Southern States to deduct the interest payable on the junior subordinated debentures. Moreover, any such legislation could adversely affect Non-US Holders by characterizing income derived from the junior subordinated debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a Non-US Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a Non-US Holder.

            A Non-US Holder of a Capital Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of Capital Securities.

            A Non-US Holder that holds Capital Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the junior subordinated debentures.

Backup Withholding

            Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the Capital Securities to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Capital Securities to a US Holder must be reported to the IRS, unless the US Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Non-US Holders who are not exempt recipients.

            In addition, upon the sale of the Capital Securities to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a Non-US Holder, certifies that such seller is a Non-US Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its Non-U.S. status (and certain other conditions are met).Certification of the registered owner's Non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it maybe possible to submit other documentary evidence.

Final Withholding Regulations

            Recently    promulgated    Treasury    regulations    (the    "Final
Regulations"),effective for payments made after December 31, 1999, provide alternative methods for satisfying the certification requirements described above under "--Non-US Holders" and "--Backup Withholding." The Final Regulations also will require, in the case of Capital Securities held by foreign partnerships, that (i) the certification described above be provided by the partners rather than the foreign partnership (unless the foreign partnership agrees to become a "withholding foreign partnership") and (ii) the partnership provides certain information, including a US taxpayer identification number. A look-through rule will apply in the case of tiered partnerships. Prospective investors are urged to consult their own tax advisors regarding the Final Regulations.

            The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the Capital Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

                          ERISA CONSIDERATIONS

            Southern States, the obligor with respect to the junior subordinated debentures held by the Trust, and its affiliates and the property trustee may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code) with respect to many employee benefit plans that are subject to ERISA. Any purchaser proposing to acquire Capital Securities with assets of any employee benefit plan should consult with its counsel. The purchase or holding of Capital Securities by an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Internal Revenue Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which Southern States, the property trustee, or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, unless the Capital Securities are acquired in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager); PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds); PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts); PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts); or PTCE 95-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, an employee benefit plan fiduciary considering the purchase of Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. Therefore, such a fiduciary should consider whether the purchase of Capital Securities could result in a delegation of fiduciary authority to the property trustee, and, if so, whether such a delegation of authority is permissible under the plan's governing instrument or any investment management agreement with the plan. In making that determination, an employee benefit plan fiduciary should note that the property trustee is a national banking institution qualified to be an investment manager (within the meaning of section 3(38) of ERISA) to which such a delegation of authority generally would be permissible under ERISA. Further, before a Debenture Event of Default, the property trustee will have only limited custodial and ministerial authority with respect to assets of the Trust.

                            UNDERWRITING

                  Subject to the terms and conditions set forth in the underwriting agreement, Southern States and the Trust have agreed that the Trust will sell to each of the underwriters named below (the "Underwriters"), and each of the Underwriters has agreed to purchase from the Trust, the respective liquidation amount of Capital Securities set forth opposite its name below:



                                                                                         Liquidation Amount of
                              Underwriters                                                   Capital Securities
                    -------------------------------                                      ----------------------
                  First Union Capital Markets Corp................................     $
                  Lehman Brothers Inc.............................................
                  NationsBanc Montgomery Securities LLC...........................
                                                                                         ---------------------
                       Total......................................................     $
                                                                                         ======================



            Under the terms and conditions of the underwriting agreement, the Underwriters are committed to take and pay for all of the Capital Securities offered by this prospectus, if any are taken.

            The initial purchase price for the Capital Securities will be the initial offering price set forth on the cover page of this prospectus. The Underwriters propose to offer the Capital Securities at such offering price. After the Capital Securities are released for sale, the Capital Securities offering price and other selling terms may from time to time be varied by the Underwriters.

            In view of the fact that the proceeds from the sale of the Capital Securities will be used to purchase the junior subordinated debentures issued by Southern States, the underwriting agreement provides that Southern States will pay as compensation for the Underwriters' arranging the investment in _______ of such proceeds an amount of $____ per Capital Security and will reimburse the Underwriters for ____________ of expenses.

            The Trust has granted to the Underwriters an option, exercisable for 30 days following the date of this Prospectus, to purchase up to $11,250,000 additional liquidation amount of Capital Securities from the Trust for $25 per Capital Security. If the Underwriters exercise such option, Southern States will pay as compensation to the Underwriters an amount of $____ per Capital Security purchased. The Underwriters may exercise this option only to cover over-allotments, if any, made on the sale of the Capital Securities offered by this prospectus. If the Underwriters exercise their over-allotment option, each of the Underwriters has severally agreed, subject to certain conditions, to purchase a liquidation amount of Capital Securities proportionate to such Underwriter's initial commitment as indicated in the preceding table.

            The Capital Securities are a new issue of securities with no established trading market. Application is expected to be made to list the Capital Securities on the New York Stock Exchange. If such application is made, trading of the Capital Securities on the New York Stock Exchange would be expected to commence within a 30-day period after the initial delivery of the Capital Securities. Southern States and the Trust have been advised by the Underwriters that they intend to make a market in the Capital Securities. However, the Underwriters are not obligated to do so and such market making may be interrupted or discontinued without notice.

            Southern States and the Trust have agreed in the underwriting agreement that, subject to certain conditions, during a period of 180 days from the issue date, they will not, without the prior written consent of the Underwriters, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any additional securities of Southern States, the Trust or any other trust the common securities of which are held by Southern States, that are substantially similar to the Capital Securities or any securities convertible into or exchangeable for or that represent the right to receive any such similar securities.

            Southern States and the Trust have agreed, running from the date of the underwriting agreement and continuing to and including the later of (i) the termination of trading restrictions for the Capital Securities, as notified to Southern States by the Underwriters and (ii) the time of delivery for the Capital Securities, not to offer, sell, contract to sell or otherwise dispose of, except as provided in this prospectus, securities of Southern States, the Trust or any other trust the common securities of which are held by Southern States that are substantially similar to the Capital Securities without the prior written consent of the Underwriters.

            Southern   States  and  the  Trust  have  agreed  to  indemnify  the
Underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act.

            Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, commercial banking, investment banking or advisory services to Southern States and their affiliates, for which they or its affiliates have received or will receive customary fees and commissions. In addition, affiliates of First Union Capital Markets Corp. are serving as property and Delaware trustees under the Trust Agreement and as debenture and guarantee trustees under the Indenture and guarantee. First Union National Bank, an affiliate of First Union Capital Markets, and NationsBank, N.A., an affiliate of NationsBanc Montgomery Securities LLC, are lenders to Southern States under the bridge loan facility utilized by Southern States to complete the purchase of the Gold Kist Inputs Business and each will receive repayments under such facility from the proceeds of the offering. See "Use of Proceeds." Because more than 10% of the proceeds of the offering will be paid to affiliates of members of the National Association of Securities Dealers, Inc. ("NASD") who are participating in the offering, the offering is being made pursuant to Rule 2710(c)(8) of the Rules of Conduct of the NASD, which requires the use of a "qualified independent underwriter" ("QIU") for certain purposes in such an offering. Lehman Brothers will serve as the QIU and has assumed the responsibilities of acting as QIU with respect to pricing the Capital Securities offered by this prospectus and conducting "due diligence" in respect to this offering. The price at which the Capital Securities are being sold to the public will be no higher than the price recommended by Lehman Brothers. See "Risk Factors--Interests of Certain Underwriters in the Offering." Lehman Brothers will receive customary compensation for acting as QIU.

                                  LEGAL MATTERS

            Potter Anderson & Corroon LLP, Wilmington, Delaware, will issue an opinion on behalf of the Trust concerning the legality of the Capital Securities. Mays & Valentine, L.L.P., Richmond Virginia, will issue an opinion for Southern States concerning the validity of the junior subordinated debentures and the guarantee, and on the United States federal income taxation of the Capital Securities. Sullivan & Cromwell, New York, New York, will issue an opinion for the underwriters.


                                     EXPERTS

            The consolidated balance sheet as of June 30, 1998 and 1997 and the consolidated statements of operations, patrons' equity and cash flows for each of the three years in the period ended June 30, 1998, included in this prospectus, have been included in this prospectus in reliance on the report, which includes an explanatory paragraph that Southern States changed its method of accounting for costs of computer software developed or obtained for internal use, of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

            The consolidated financial statements of the Gold Kist Inputs Business as of June 27, 1998 and June 28, 1997, and for the three years ended June 27, 1998, June 28, 1997 and June 29, 1996 have been included in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

            Following the offering of the Capital Securities, Southern States will file annual, quarterly and other periodic reports with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934. Although Southern States will not be required to provide holders of the Capital Securities with an annual report to shareholders containing audited financial statements, the annual reports on Form 10-K filed with the SEC will contain audited consolidated financial statements of Southern States. Such reports and other materials filed with the SEC may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Southern States' filings will also be available to the public at the SEC Internet site (http://www.sec.gov).

            Southern States and the Trust have filed a registration statement on Form S-1 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement for further information with respect to Southern States and the Capital Securities offered by this prospectus. While statements contained in this prospectus concerning the provisions of documents are necessarily summaries, Southern States believes that all material terms of these documents have been provided in the prospectus. Statements contained in this prospectus are qualified in their entirety by reference to the copy of the applicable document filed with the SEC.

                DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

                  This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Southern States expected financial position, business and financing plans. These forward-looking statements reflect Southern States views with respect to future events and financial performance. The words "believe," "expect," "plans" and "anticipate" and similar expressions as used with respect to the operations of the Gold Kist Inputs Business following our acquisition of that business, and otherwise, identify forward-looking statements. Although Southern States believes that the expectations reflected in such forward-looking statements are reasonable, Southern States can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in this prospectus (the "Cautionary Statements"), including the risks and uncertainties described under "Risk Factors." All subsequent written and oral forward-looking statements attributable to Southern States or persons acting on Southern States behalf are expressly qualified in their entirety by the Cautionary Statements. Southern States cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Southern States is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                        ---------------------



            Trademarks and service marks are italicized where they appear in this prospectus. All trademarks and service marks referred to in this prospectus other than Roundup(R) are registered trademarks of Gold Kist Inc., and (other than the "Gold Kist" mark), were conveyed to Southern States in connection with its acquisition of the Gold Kist Inputs Business. See "Acquisition of the Gold Kist Inputs Business." Roundup(R) is a registered trademark of the Monsanto Company.

                          INDEX TO FINANCIAL STATEMENTS


AUDITED FINANCIAL STATEMENTS
                                                                                                 PAGE
SOUTHERN STATES COOPERATIVE, INC. AND SUBSIDIARIES
Independent Accountants' Report..................................................................F-2
Consolidated Balance Sheet at June 30, 1998 and 1997.............................................F-3
Consolidated Statement of Operations for the Years Ended
     June 30, 1998, 1997, and 1996...............................................................F-5
Consolidated Statement of Patrons' Equity for the Years Ended
     June 30, 1998, 1997, and 1996...............................................................F-6
Consolidated Statement of Cash Flows for the Years Ended
    June 30, 1998, 1997, and 1996................................................................F-7
Notes to Consolidated Financial Statements.......................................................F-8

INPUTS BUSINESS OF GOLD KIST INC.
Independent Auditors' Report.....................................................................F-32
Statements of Assets to be Acquired and Liabilities to be Assumed at
     June 28, 1997 and June 27, 1998.............................................................F-33
Statements of Operations for the Years Ended June 29, 1996, June 28, 1997
     and June 27, 1998...........................................................................F-34
Statements of Cash Flows for the Years Ended June 29, 1996, June 28, 1997
     and June 27, 1998...........................................................................F-35
Notes to Financial Statements....................................................................F-36

UNAUDITED INTERIM FINANCIAL STATEMENTS

SOUTHERN STATES COOPERATIVE, INC. AND SUBSIDIARIES
Consolidated Balance Sheet at December 31, 1998 and June 30, 1998................................F-42
Consolidated Statement of Operations for the Six Months Ended
     December 31, 1998 and 1997..................................................................F-44
Consolidated Statement of Patrons' Equity for the Six Months Ended
     December 31, 1998 and June 30, 1998.........................................................F-45
Consolidated Statement of Cash Flows for the Six Months Ended
     December 31, 1998 and 1997..................................................................F-46
Notes to Consolidated Financial Statements.......................................................F-47

INPUTS BUSINESS OF GOLD KIST INC.
Statements of Assets to be Acquired and Liabilities to be Assumed at
    September 26, 1998 and June 27, 1998.........................................................F-51
Statements of Operations for the Three Months Ended
    September 26, 1998 and September 27, 1997....................................................F-52
Statements of Cash Flows for the Three Months Ended
    September 26, 1998 and September 27, 1997....................................................F-53
Notes to Financial Statements....................................................................F-54


PRO FORMA FINANCIAL STATEMENTS

SOUTHERN STATES COOPERATIVE, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Balance Sheet at
     December 31, 1998...........................................................................20
Unaudited Pro Forma Condensed Combined Statement of Operations for the
     Six Months Ended December 31, 1998..........................................................21
Unaudited Pro Forma Condensed Combined Statement of Operations for the
     Year Ended June 30, 1998....................................................................22
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.........................23

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
Southern States Cooperative, Incorporated:


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, patrons' equity and of cash flows present fairly, in all material respects, the financial position of Southern States Cooperative, Incorporated and Subsidiaries (the "Company") at June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1 to the financial statements, effective July 1, 1997, the Company changed its method of accounting for costs of computer software developed or obtained for internal use.

                                            /s/  PricewaterhouseCoopers LLP


August 31, 1998, except as to Note 19, for which the date is October 13, 1998

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

               CONSOLIDATED BALANCE SHEET, June 30, 1998 and 1997

                                     ASSETS                                              1998                    1997
                                                                                         ----                    ----

Current assets:
    Cash and cash equivalents (Note 1k)                                                 $  15,352,446           $  16,853,790
    Receivables, net (Notes 3 and 5)                                                       55,329,766              63,949,179
    Inventories (Notes 1c and 4)                                                          133,167,494             124,904,835
    Prepaid expenses                                                                        7,325,862               6,152,760
    Deferred income taxes (Notes 1h and 12)                                                 4,989,913               4,103,975
    Deferred charges                                                                          960,334               1,535,393



                                                                                  --------------------    --------------------


                Total current assets                                                      217,125,815             217,499,932
                                                                                  --------------------    --------------------





Investments and other assets:
    Investments:
         Statesman Financial Corporation (Notes 1a and 5)                                  18,144,573              18,125,983
         Michigan Livestock Credit Corporation (Notes 1a and 5)                            10,156,000
         Other companies (principally cooperatives) (Notes 1f and 6)                       75,573,146              64,242,819
    Receivables (Notes 3 and 5)                                                             1,316,515                 460,779
    Other assets                                                                           10,787,753               4,828,722
                                                                                  --------------------    --------------------

                Total investments and other assets                                        115,977,987              87,658,303
                                                                                  --------------------    --------------------



Property, plant and equipment (Notes 1d and 7)                                            304,577,628             264,987,502
Less accumulated depreciation                                                             175,384,990             160,985,624
                                                                                  --------------------    --------------------

                Property, plant and equipment, net                                        129,192,638             104,001,878



                                                                                  --------------------    --------------------


                                                                                        $ 462,296,440           $ 409,160,113
                                                                                  ====================    =====================

                                      F-3





                        LIABILITIES AND STOCKHOLDERS' AND
                                 PATRONS' EQUITY                                         1998                   1997
                                                                                         ----                   ----

Current liabilities:
   Short-term notes payable (Note 8)                                                     $  7,100,000           $  2,375,000
   Current maturities of long-term debt (Note 9)                                            1,833,434              1,420,725
   Accounts payable                                                                        71,235,641             64,957,946
   Accrued expenses:
      Environmental remediation (Note 13b)                                                    429,649                387,215
      Payrolls, employee benefits, related taxes and other                                 34,398,390             17,561,093
   Accrued income taxes                                                                     2,380,815              2,223,732
   Dividends payable                                                                          341,450                402,548
   Patronage refunds payable in cash                                                        2,378,378              6,884,321
   Advances from managed member cooperatives (Note 2)                                       6,929,943             12,605,601
                                                                                  --------------------  ---------------------

               Total current liabilities                                                  127,027,700            108,818,181
                                                                                  --------------------  ---------------------

Long-term debt (Note 9)                                                                   136,041,301            109,902,250
                                                                                  --------------------  ---------------------

Other noncurrent liabilities:
   Employee benefits                                                                        6,936,519              5,404,808
   Deferred income taxes (Notes 1h and 12)                                                  4,745,538              4,060,766
   Environmental remediation (Note 13b)                                                       746,498                752,864
   Miscellaneous                                                                            5,403,204              3,127,195
                                                                                  --------------------  ---------------------

                Total other noncurrent liabilities                                         17,831,759             13,345,633
                                                                                  --------------------  ---------------------

Redeemable preferred stock (Note 10)                                                        2,114,100              2,114,100

Capital stock (Note 10):
   Preferred                                                                                1,494,200              1,543,200
   Common - $1 par value; 12,195,018 and 11,921,422 shares
       outstanding at June 30, 1998 and 1997, respectively                                 12,195,018             11,921,422

Patrons' equity                                                                           165,592,362            161,515,327
                                                                                  --------------------  ---------------------


                                                                                        $ 462,296,440          $ 409,160,113
                                                                                  ====================  =====================


          See accompanying notes to consolidated financial statements.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                for the years ended June 30, 1998, 1997, and 1996

                                                                   1998                  1997                  1996
                                                                   ----                  ----                  ----

Sales and other operating revenue:
    Net purchases by patrons (Note 2)                           $1,022,846,771        $1,097,173,192        $1,008,840,446
    Net marketing for patrons                                       92,862,915           115,972,257           110,667,059
    Other operating revenue                                          3,793,344             2,954,306             3,141,354
                                                             ------------------    ------------------    ------------------

                                                                 1,119,503,030         1,216,099,755         1,122,648,859

Cost of products purchased and marketed
    (Notes 1c, 6 and 13b)                                          927,652,435         1,014,440,358           926,752,850
                                                             ------------------    ------------------    ------------------

                Gross margin                                       191,850,595           201,659,397           195,896,009

Selling, general and administrative expenses                       175,783,844           166,132,518           157,809,479
                                                             ------------------    ------------------    ------------------

                Savings on operations                               16,066,751            35,526,879            38,086,530
                                                             ------------------    ------------------    ------------------

Other deductions (income):
    Interest expense (Notes 5, 8, and 9)                            16,859,373            15,565,523            15,236,987
    Interest income and finance charges                             (7,800,390)           (7,660,693)           (6,919,039)
    Miscellaneous income, net                                       (6,624,656)           (5,917,803)           (4,877,412)
                                                             ------------------    ------------------    ------------------

                                                                     2,434,327             1,987,027             3,440,536
                                                             ------------------    ------------------    ------------------

                Savings before income taxes                         13,632,424            33,539,852            34,645,994

Income tax expense (Notes 1h and 12)                                 2,965,786             6,038,411             7,052,233
                                                             ------------------    ------------------    ------------------

                Net savings                                    $    10,666,638       $    27,501,441       $    27,593,761
                                                             ==================    ==================    ==================


          See accompanying notes to consolidated financial statements.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                    CONSOLIDATED STATEMENT OF PATRONS' EQUITY

                for the years ended June 30, 1998, 1997, and 1996

                                                                       1998                  1997                  1996
                                                                       ----                  ----                  ----
Patronage refund allocations:
    Balance, beginning of year                                     $    67,566,625       $    63,445,207       $    59,771,570
    Allocation from net savings for the year                             3,702,869            10,590,586            10,306,161
    Allocations assumed in merger (Note 17)                              2,683,000
    Adjustments to prior year's allocation                                 153,836               102,104               124,540
    Redemptions                                                         (5,955,206)           (6,571,272)           (6,757,064)
                                                                   ----------------    ------------------    ------------------

           Balance, end of year                                         68,151,124            67,566,625            63,445,207
                                                                   ----------------    ------------------    ------------------

Operating capital:
    Balance, beginning of year                                          93,948,702            84,653,534            75,220,267
    Net savings from operations                                         10,666,638            27,501,441            27,593,761
    Patronage refunds payable in:
       Cash                                                             (2,378,378)           (6,884,321)           (6,668,809)
       Patronage refund allocations                                     (3,702,869)          (10,590,586)          (10,306,161)
    Adjustments to prior year's estimated patronage refunds,
       net of income taxes                                                (123,724)               82,219              (143,988)
    Dividends on capital stock declared:
       Preferred                                                          (279,407)             (283,808)             (411,948)
       Common, $.06 per share                                             (681,536)             (521,439)             (577,295)
    Other reductions                                                        (8,188)               (8,338)              (52,293)
                                                                   ----------------    ------------------    ------------------

           Balance, end of year                                         97,441,238            93,948,702            84,653,534
                                                                   ----------------    ------------------    ------------------

               Total patrons' equity                                 $ 165,592,362        $  161,515,327        $  148,098,741
                                                                   ================    ==================    ==================




          See accompanying notes to consolidated financial statements.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                for the years ended June 30, 1998, 1997, and 1996


                                                                             1998                  1997                 1996
                                                                             ----                  ----                 ----
Operating activities:
    Net savings from operations                                          $    10,666,638       $    27,501,441      $    27,593,761
    Adjustments to reconcile net savings to cash provided by
          operating activities:
       Depreciation                                                           17,256,620            16,302,811           16,212,388
       Amortization                                                              355,252               295,558               54,608
       Deferred income taxes                                                     274,611              (392,258)            (528,607)
       Gain on sale of property and equipment                                   (510,695)             (927,289)            (187,048)
       Undistributed earnings of finance company and  joint ventures            (289,720)             (189,019)             (85,411)
       Noncash patronage refunds received                                     (6,764,372)           (9,855,976)          (9,055,759)
       Redemption of noncash patronage refunds received                        2,335,408             2,148,256            2,705,434
       Cash provided by (used) for current assets and liabilities (Note
          16)                                                                 10,277,837            (3,453,180)         (11,078,678)
                                                                        -----------------    ------------------   ------------------

                 Cash provided by operating activities                        33,601,579            31,430,344           25,630,688
                                                                        -----------------    ------------------   ------------------

Investing activities:
    Additions to property, plant and equipment                               (33,904,668)          (19,944,578)         (18,529,038)
    Proceeds from disposal of property, plant and equipment                    1,743,604             1,820,230
    Additional investments in other companies                                (10,430,352)           (2,856,293)             435,747
    Net cash paid for acquisition (Note 17)                                   (1,241,347)                                (1,596,798)
                                                                                             ------------------
                                                                        -----------------                         ------------------
                 Cash used in investing activities                           (43,832,763)          (20,980,641)         (19,690,089)
                                                                        -----------------    ------------------   ------------------

Financing activities:
    Net increase in short-term notes payable                                   4,725,000             2,200,000              175,000
    Proceeds from long-term debt                                              49,172,487             7,000,000           15,000,000
    Repayment of long-term debt                                              (31,594,763)           (7,969,689)          (3,430,490)
    Net redemptions (purchases) of equities required by lender (Note 9)           42,160               (67,009)             332,652
    Dividends on capital stock paid                                           (1,022,041)             (958,265)            (842,630)
    Patronage refunds paid in cash                                            (6,884,321)           (6,668,809)          (3,812,249)
    Redemption of stockholders' and patrons' equity                           (6,630,611)           (6,631,292)          (8,857,671)
    Proceeds from issuance of capital stock                                      921,929             1,214,365            1,294,645
                                                                        -----------------    ------------------   ------------------

                Cash provided by (used in) financing activities                8,729,840           (11,880,699)            (140,743)
                                                                        -----------------    ------------------   ------------------

                (Decrease) increase in cash and cash equivalents              (1,501,344)           (1,430,996)           5,799,856

Balance at beginning of year                                                  16,853,790            18,284,786           12,484,930
                                                                        -----------------    ------------------   ------------------

                Balance at end of year                                   $    15,352,446       $    16,853,790        $  18,284,786
                                                                        =================    ==================   ==================

          See accompanying notes to consolidated financial statements.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Summary of Significant Accounting Policies:

     a. Basis of Presentation - The consolidated financial statements include the accounts of Southern States Cooperative, Incorporated ("Southern States") and its wholly owned subsidiaries (collectively the "Company"). Upon consolidation, all significant intercompany accounts and transactions have been eliminated.

        Effective April 1, 1998 Michigan Livestock Exchange ("MLE") merged with the Company. Pursuant to the merger, MLE became a division of the Company, operating under the name MLE Marketing. The operating results of MLE Marketing have been included in the Company's consolidated financial statements since the date of the merger (see Note 17). Southern States' investment in Statesman Financial Corporation ("SFC"), a 46.3%-owned finance company and SFC's wholly owned subsidiary, Michigan Livestock Credit Corporation ("MLCC"), is accounted for by the equity method (see Note 5).

     b. Lines of Business - The Company's primary lines of business are the procurement, processing and distribution of agricultural production supplies and the marketing of grain and livestock, for its members. The Company distributes its products through a network of retail, wholesale and processing facilities primarily located in Delaware, Kentucky, Maryland, North Carolina, Virginia and West Virginia. The Company markets grain through a network of grain facilities located in Delaware, Kentucky, Maryland, North Carolina and Virginia. The Company markets livestock through a network of livestock facilities located in Indiana, Kentucky, Michigan and Ohio.

     c. Inventories and Cost of Products Purchased and Marketed - Inventories, except grain, are stated at the lower of cost or market. Cost is determined on various bases, including average; first-in, first-out; and specific-identification. Grain inventories are stated at net market, as adjusted for unrealized gains and losses on open futures contracts, and open purchase and sales contracts. Grain inventories are substantially hedged to minimize risks arising from price volatility due to market fluctuations. Patronage refunds from supplier cooperatives in the form of qualified written notices of allocation are recorded as received and are accounted for as reductions of cost of products purchased and marketed. Nonqualified written notices of allocation are not recorded until the cash is received.

     d. Property, Plant and Equipment - Property, plant and equipment is recorded at cost. The costs of property additions, major renewals and betterments are capitalized while the costs of ordinary maintenance and repairs are charged to operations as incurred. The costs of property additions include interest capitalized during major plant construction.

        The Company early adopted American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1") effective July 1, 1997. SOP 98-1 requires capitalization of certain costs incurred during the application development stage of an internal use software development project, including: (i) external direct costs of materials and services consumed in developing or obtaining internal-use computer software, which the company previously captitalized and (ii) payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project, which the company did not previously capitalize. This change in accounting principle increased fiscal 1998 savings before income taxes and net savings by approximately $969,000 and $583,000, respectively.

        Depreciation is determined principally by the straight-line method based on estimated useful lives (buildings and improvements - 20 to 40 years, machinery and equipment - 4 to 20 years, furniture and fixtures - 5 to 10 years). Gains and losses on disposition or retirement of assets are reflected in income as incurred.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

1.   Summary of Significant Accounting Policies, continued:

     e. Impairment of Long-Lived Assets - The Company reviews long-lived tangible and intangible assets in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." For assets to be held and used in operations, this standard requires that, whenever events indicate that an asset may be impaired, undiscounted cash flows is analyzed at the lowest level for which there are identifiable and independent cash flows. If the sum of these undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of the loss is based on the estimated fair value of the asset.

     f. Investments - Investments in other cooperatives are stated at cost (cash invested) plus unpaid qualified written notices of allocation, less redemptions. The equity method of accounting is used for investments in other companies in which Southern States' voting interest is 20 to 50 percent.

     g. Environmental Compliance and Remediation - Environmental compliance costs include the cost of purchasing and/or constructing assets to prevent, limit and/or control pollution or to monitor the environmental status at various locations. These costs are capitalized and depreciated based on estimated useful lives.

        Environmental remediation costs of facilities used in current operations are generally immaterial and are expensed as incurred. Remediation costs and post remediation costs at facilities that relate to an existing condition caused by past operations are accrued as liabilities on an undiscounted basis when it is probable that such costs will be incurred and when such costs are reasonably estimated.

     h. Income Taxes - For income tax purposes, Southern States is a nonexempt agricultural cooperative. Accordingly, Southern States does not pay income taxes on that portion of savings distributed in qualified written notices of allocation arising from sales to members, patrons eligible for membership and certain other patrons; such savings are included in the taxable income of these members and patrons. Deferred income tax liabilities and assets are determined based on differences between financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse.

     i. Employee Retirement Plan - The employees of Southern States and certain subsidiaries are covered under a multiemployer defined benefit retirement plan. Southern States' policy is to fund and expense an amount equal to Southern States' share of the actuarially determined funding requirement of the plan.

     j. Common Stock and Patronage Refunds Payable - Southern States is an agricultural cooperative operating for the benefit of its stockholders/members and other patrons. Pursuant to its bylaws, Southern States is obligated to return all patronage-sourced savings for each year, after payment of dividends on capital stock and reasonable additions to capital reserves, to such members, patrons eligible for membership and certain other patrons in proportion to the volume of business transacted with them during the year. See Note 10 with respect to requirements for membership and common stock ownership.

     k. Cash Equivalents - The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     l. Revenue Recognition - Revenue from the sale of goods is recognized when title and risk of loss have transferred to the buyer, which is generally when product is delivered. Service revenue is recognized upon completion of the rendered service.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

    m. Reclassifications - Certain reclassifications have been made to the 1997 financial statements to conform to the 1998 presentation.

    n. Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    o. Transfers of Financial Assets - The Company accounts for transfers of financial assets pursuant to Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS 125"). SFAS 125 applies a control oriented financial components approach to financial-asset-transfer transactions whereby Southern States (i) recognizes the financial and servicing assets it controls and the liabilities it has incurred, (ii) derecognizes financial assets when control has been surrendered, and
        (iii) derecognizes liabilities once they are extinguished.

        Because the transactions between SFC and Southern States met SFAS 125's conditions for sale accounting, consistent with prior years, the finance receivables sold to SFC were recorded as sales of financial assets and all related discounts were expensed as incurred.

     p. Derivatives - As part of its asset/liability management program, the Company utilizes financial derivatives to reduce the Company's sensitivity to interest rate fluctuations and commodity hedges to reduce market price fluctuations relating to grain and petroleum products. Net receipts or payments under the interest rate swap agreements are recognized as adjustments to interest expense. Realized and unrealized gains and losses on futures contracts for grain and petroleum products are accounted for on a deferral basis.

     q. New Accounting Standards - During the Company's fiscal year ended 1998, the Financial Accounting Standards Board issued several new pronouncements, including standards on information about derivatives, and employer's disclosures about pension and other postretirement benefit plans. The Company is currently evaluating any impact of the derivatives standard; the other standards are not expected to have a material impact on the Company's financial statements.




2.   Managed Member Cooperatives:

     Under management agreements, Southern States performs various financial, management and accounting services for other agricultural cooperatives ("managed member cooperatives"). There were 70, 72 and 74 such cooperatives at June 30, 1998, 1997 and 1996, respectively. These managed member cooperatives are owned entirely by their stockholders and patrons and thus are associated with Southern States solely by management agreements (the "Agreements"). For services performed, Southern States was reimbursed $3,947,069 in 1998, $3,795,021 in 1997 and $3,699,399 in 1996.

     Under the Agreements, cash is advanced by Southern States to the managed member cooperatives (primarily as revolving advances for sales of products to the managed member cooperatives) and excess cash of the managed member cooperatives is advanced to Southern States. The interest rate charged or credited on monthly balances of these advances approximates the CoBank, ACB national variable rate. Net interest income realized by Southern States on net advances totaled $296,423, $647,554 and $639,165 in 1998, 1997 and
     1996, respectively.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

2.   Managed Member Cooperatives, continued:

     During 1998, 1997 and 1996 certain managed member cooperatives chose to reinvest approximately $1.2 million, $1.2 million and $800,000, respectively, of their revolved patronage refund allocations in an equivalent amount of $1 par value shares of the Company's membership common stock.

     Net purchases by patrons include purchases by managed member cooperatives of approximately $208,833,488 in 1998, $218,673,169 in 1997 and
     $199,066,506 in 1996.

3.   Receivables:

     The Company grants credit to farmers and other retail and wholesale purchasers of agricultural production supplies primarily in Delaware, Indiana, Kentucky, Maryland, Michigan, North Carolina, Ohio, Virginia and West Virginia. Receivables at year end were as follows:

                                                                                                  1998                  1997
                                                                                                  ----                  ----
         Current:
             Trade:
                 Accounts                                                                      $149,625,090          $137,651,583
                 Notes                                                                            5,034,802             3,858,216
             Advances to managed member cooperatives (Note 2)                                    24,644,909            30,116,873
             Less receivables sold to SFC (Note 5)                                             (121,331,851)         (105,440,350)
                                                                                            -----------------     -----------------

                                                                                                 57,972,950            66,186,322
             Less allowance for doubtful accounts                                                (2,643,184)           (2,237,143)
                                                                                            -----------------     -----------------

                 Total current receivables                                                    $  55,329,766         $  63,949,179
                                                                                            =================     =================

         Noncurrent:
              Trade notes                                                                     $   1,316,515        $      460,779
                                                                                            -----------------     -----------------

                  Total noncurrent receivables                                                $   1,316,515        $      460,779
                                                                                            =================     =================


4.   Inventories:

     Inventories at year end consisted of the following:

                                                                                                  1998                  1997
                                                                                                  ----                  ----
         Finished goods:
             Purchased for resale                                                               $115,667,733          $109,516,828
             Manufactured                                                                          4,384,872             3,556,316
                                                                                            -----------------     -----------------

                                                                                                 120,052,605           113,073,144
         Materials and supplies                                                                   13,114,889            11,831,691

             Totals                                                                             $133,167,494          $124,904,835
                                                                                            =================     =================


           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

5.   Investments in Finance Companies:

     SFC and Southern States are parties to an agreement dated September 16, 1991, and amended effective November 3, 1997, under which SFC purchases from Southern States certain receivables without recourse. Under the terms of the agreement, Southern States pays certain fees on receivables sold to SFC. In addition, certain receivables are discounted to provide SFC with revenues sufficient to cover interest charges incurred and historical charge-offs. Receivables sold to SFC totaled approximately $996,700,000, $991,500,000 and $904,200,000 for 1998, 1997 and 1996, respectively. The related fees and discounts, which are recorded as interest expense in the statement of operations, for 1998, 1997 and 1996 were $9,500,000, $8,200,000 and $8,400,000, respectively. SFC paid volume incentive fees, which are recorded as miscellaneous income in the statement of operations, to Southern States for purchases of receivables of $1,320,000, $1,375,000 and $1,266,000 for 1998, 1997 and 1996, respectively.

     Under the terms of the agreement, Southern States is obligated to maintain a computed minimum investment in SFC's Class A noncumulative preferred stock ("Class A Preferred Stock"), based on the average daily balances of receivables sold to SFC. The amount of Class A Preferred Stock held by Southern States was $17,918,000 at June 30, 1998 and 1997, respectively.

     The consumer retail financing receivables, asset-based loans, and agrifinancing receivables are primarily due from customers of Southern States.

     SFC has entered into operating lease agreements with Southern States and its patrons whereby Southern States and its patrons lease computer equipment, liquid propane tanks, and agricultural equipment from SFC. The net book value of the assets leased to Southern States and its patrons by SFC totaled approximately $7,005,000 and $7,971,000 as of June 30, 1998 and 1997, respectively. Total operating lease expenses incurred by Southern States under the lease agreements totaled approximately $2,460,000, $2,663,000 and $2,617,000 in 1998, 1997 and 1996, respectively. SFC paid volume incentive fees to Southern States for operating lease agreements totaling $295,000, $392,000 and $351,000 in 1998, 1997 and 1996,
     respectively.

     As of April 1, 1998, MLCC became a wholly owned subsidiary of SFC (See Note
     17). MLCC and Southern States are parties to an agreement dated April 1, 1998, under which MLCC provides agricultural production loans, building loans, equipment loans, renovation loans, revolving credit loans, and other loans to and financing for customers of Southern States. Under the agreement, Southern States agrees to provide MLCC with equity capital in exchange for shares of MLCC preferred stock. The amount of MLCC preferred stock held by Southern States was $10,156,000 at June 30, 1998.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

5.   Investment in Finance Companies, continued:

     A consolidated condensed balance sheet for SFC as of June 30, 1998 and 1997, and the consolidated condensed statement of operations for the years ended June 30, 1998, 1997 and 1996 are as follows:


                                                   Balance Sheet
     Assets                                                                     1998                   1997
     ------                                                                     ----                   ----
     Cash                                                                       $  3,917,971          $  4,383,451
     Finance receivables, net of allowance for credit losses of
       $9,462,807 for 1998 and $2,931,800 for 1997                               202,908,086           127,717,039
     Other                                                                        18,394,143            11,844,430
     Investments in other cooperatives                                            10,922,574             8,454,647
                                                                         --------------------   -------------------

             Total assets                                                      $ 236,142,774         $ 152,399,567
                                                                         ====================   ===================

     Liabilities and Stockholders' Equity

     Notes payable:
       Short-term lines of credit                                              $ 166,545,000          $ 98,230,000
       Term loans                                                                 34,250,000            35,000,000
     Accounts payable and accrued expenses                                         3,773,693               820,106
     Preferred stock                                                              31,074,000            17,918,000
               -
     Stockholders' equity                                                            500,081               431,461
                                                                         --------------------   -------------------

             Total liabilities and stockholders' equity                         $236,142,774         $ 152,399,567
                                                                         ====================   ===================



                                                                                1998                   1997                  1996
                                                                                ----                   ----                  ----
                                                 Statement of Operations
     Net interest and fee income                                       $  4,152,215          $  3,793,217          $  3,560,414
     General and administrative expenses                                  3,932,000             3,652,292             3,428,209
                                                                --------------------   -------------------   -------------------

             Income before provision for income taxes                       220,215               140,925               132,205

     Provision for income taxes                                              86,318                55,703                46,558
                                                                --------------------   -------------------   -------------------

             Net income                                                 $   133,897           $    85,222           $    85,647
                                                                ====================   ===================   ===================

     Southern States' equity interest                                   $    61,967           $    38,368           $    42,823
                                                                ====================   ===================   ===================


     The Company's 46.3% equity interest in SFC's consolidated net income has been included in the Company's consolidated statement of operations as miscellaneous income.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

5.   Investments in Finance Companies, continued:

     The following unaudited proforma results of operations, assumes that the purchase of MLCC had occurred on July 1, 1996. The unaudited proforma results of operations are presented for informational purposes only and do not purport to be indicative of SFC's future consolidated results of operations.



                                                                            Year ended June, 30
                                                                        1998                  1997
                                                                        ----                  ----
     Interest and service fee income                                   $24,791,835           $20,684,915
                                                                  =================     ==================

     Net loss                                                           $2,026,773               $41,565
                                                                  =================     ==================


     SFC has a Master Loan Agreement with CoBank, ACB ("CoBank") that provides for a $25,000,000 term loan payable due November 1, 1999 plus interest at an average interest rate of 6.80%.

     On November 6, 1997, SFC renewed an agreement for a syndicated bank lending facility providing for line of credit borrowings totaling $150,000,000 and certain term loan borrowings. This agreement is renewable annually and is administered by CoBank. The line of credit borrowings of $107,000,000 at June 30, 1998 bear interest at varying rates (approximately 5.82% at June 30, 1998). As of June 30, 1998, the balance of the amortizing term loan was $5,500,000 payable $1,500,000 in 1999 and $2,000,000 annually in fiscal
     2000 and 2001 plus interest at varying interest rates (approximately 7.37% at June 30, 1998). SFC is required to maintain investments in CoBank's capital stock and allocated equities based on percentages of the average loans outstanding. These investments are pledged as collateral for the notes payable.

     SFC has a Loan Agreement with Crestar Bank ("Crestar") that provides for a $10,000,000 line of credit (subject to certain net worth restrictions), with a balance of $5,450,000 at June 30, 1998; and a $2,000,000 amortizing term loan outstanding at June 30, 1998, which is due on November 1, 1998 and bears interest at 5.85%. The line of credit bears interest at varying rates established by Crestar (approximately 6.73% at June 30, 1998).

     MLCC has an agreement for a syndicated bank lending facility that provides for a line of credit totaling $100,000,000 that is renewable annually and is administered by CoBank. The line of credit borrowings of $53,000,000 at June 30, 1998 bear interest at varying rates (approximately 5.84% at June 30, 1998). MLCC has a loan agreement with Crestar that provides for a $5,000,000 line of credit with a balance of $1,095,000 at June 30, 1998. The line of credit bears interest at varying rates established by Crestar (approximately 6.73% at June 30, 1998). MLCC has subordinated debt of $1,750,000 that consists of notes payable to two farm bureaus, which notes are unsecured and subordinated to all "senior debt" of MLCC. "Senior debt" includes all indebtedness of MLCC to banks. These notes have interest rates of 10% to 10.5% and are due at various times through October 31, 2000.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

5.   Investments in Finance Companies, continued:

     Under the most restrictive debt agreement, SFC cannot exceed a debt to net worth ratio of 7 to 1 at the end of each month. This requirement increases seasonally to 8.5 to 1 for the months of June, July and August 1998 and will revert to 7 to 1 on September 1, 1998. SFC plans to repay certain borrowings by August 31, 1998 in order to comply with this requirement. SFC is also required to achieve a "TIER" (Times Interest Earned Ratio) of 1.1 to 1 or greater. TIER is defined as net income before interest and taxes plus the sum of depreciation and net additions to reserves for losses, all divided by interest expense. SFC is also required to maintain a "Defaulted Receivable Ratio" not to exceed .0055 to 1.

     On August 1, 1996, SFC entered into a Financing Services and Contributed Capital Agreement (the "Agreement") with Countrymark Cooperative, Inc. ("Countrymark") whereby SFC extends revolving credit to customers of Countrymark through the issuance of credit cards. Under the terms of the Agreement, Countrymark is obligated to maintain a computed minimum investment in SFC's Class A noncumulative preferred stock. In connection with this transaction, SFC and Countrymark also entered into a Common Stock Subscription and Redemption Agreement (the "Common Stock Agreement"). Countrymark has the right to cancel the Common Stock Agreement and tender its common stock to SFC and SFC has the right to cancel the Common Stock Agreement and redeem the common stock at any time. As part of the Common Stock Agreement, Countrymark purchased 73 shares of SFC's common stock representing 10.2% of the 713 shares of authorized common stock; 66 managed member cooperatives and Southern States each own 43.5% and 46.3%, respectively. Additionally, for as long as Countrymark maintains at least a 9.96% ownership in SFC's common stock, Countrymark is entitled to maintain one representative on the Board of Directors of SFC.


6.   Investments in Other Companies:

     Investments in other companies consisted of the following at year end:



                                                                       1998                    1997
                                                                       ----                    ----
         CF Industries, Inc.                                           $ 43,473,877           $ 39,223,577
         CoBank, ACB                                                      7,479,858              7,187,751
         St. Paul Bank                                                    1,470,947
         Southern States Insurance Exchange                              11,266,484             10,010,493
         Universal Cooperatives, Inc.                                     3,216,156              3,396,809
         Other cooperatives and companies                                 2,772,154                933,179
         Joint ventures                                                   5,893,670              3,491,010
                                                                --------------------    -------------------

                Totals                                                 $ 75,573,146           $ 64,242,819
                                                                ====================    ===================

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

6.   Investments in Other Companies, continued:

     At June 30, 1998 and 1997, the Company's aggregate equity in the net assets of these investees exceeded the carrying value of such investments by approximately $15,650,000 and $17,000,000, respectively. Patronage refunds received for 1998 and 1997 were as follows:


                                                                        1998                  1997
                                                                        ----                  ----
         CF Industries, Inc.                                           $  5,512,596           $ 13,127,754
         CoBank, ACB                                                        477,526                537,623
         Southern States Insurance Exchange                               3,407,439              2,884,326
         Universal Cooperatives, Inc.                                       232,667                144,483
         Other cooperatives                                                  52,943                 45,076
                                                                 -------------------    -------------------

                Totals                                                $  9 ,683,171           $ 16,739,262
                                                                 ===================    ===================

     Purchases by Southern States from CF Industries, Inc. and Universal Cooperatives, Inc. were approximately $88,000,000 and $90,000,000 in 1998 and 1997, respectively.


7.   Property, Plant and Equipment:

     Property, plant and equipment at year end is summarized as follows:


                                                            1998                   1997
                                                            ----                   ----
         Land                                                $ 16,496,766          $ 14,620,768
         Buildings and improvements                            90,332,409            77,280,460
         Machinery and equipment                              100,032,931            96,145,743
         Furniture and fixtures                                28,667,191            24,743,450
         Automotive equipment                                  53,307,919            47,888,301
         Construction in progress                              15,740,412             4,308,780
                                                      --------------------   -------------------

                Totals                                      $ 304,577,628         $ 264,987,502
                                                      ====================   ===================


     At June 30, 1998 and 1997, property, plant and equipment, having an aggregate book value of $6,990,070 and $7,918,587, respectively, was pledged as collateral under industrial revenue financings (see Note 9).

     The cost of property, plant and equipment includes: interest capitalized in the amount of $451,478, $164,506, and $115,576 in 1998, 1997, and 1996,
     respectively; and capitalized software in the amount of $9,610,641 and $2,938,329 at June 30, 1998 and 1997, respectively. Depreciation expense associated with capitalized software was $237,251 and $234,027 in 1998 and 1997, respectively. There was no capitalized software or depreciation expense associated with capitalized software for the year ended June 30, 1996.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

8.   Short-Term Notes Payable:

     At June 30, 1998, short-term notes of $7,100,000 bearing interest at rates of 7.75% and 8.00% were payable to CoBank. At June 30, 1997, short-term notes of $2,375,000 bearing interest at 8.00% were payable to CoBank. At June 30, 1998, the Company had a $50,000,000 short-term line of credit with CoBank and short-term lines of credit with other institutions totaling $97,000,000 which do not require the maintenance of compensating balances because generally credit extension is subject to availability of funds. At June 30, 1998 and June 30, 1997, there were no borrowings under these lines of credit.

     During 1998, average daily short-term borrowings were approximately $47,636,986 (maximum outstanding - $81,300,000) at a weighted average interest rate approximating 5.77%. During 1997, such borrowings averaged approximately $32,416,301 (maximum outstanding - $74,250,000) at a weighted average interest rate approximating 5.57%. These rates were computed net of qualified patronage refunds received from CoBank.


9.   Long-Term Debt:

     Long-term debt at year end consisted of:

                                                                                                1998                   1997
                                                                                                ----                   ----
         Term notes - CoBank due 2005, 6.99% and 7.02% per annum at
             June 30, 1998 and 1997, respectively (a)                                       $   38,000,000       $     41,700,000
         Variable-rate revolving term loan - CoBank due 2001, 6.11%-6.31%
             and 6.12% per annum at June 30, 1998 and 1997, respectively (a)                    93,000,000             44,000,000
         Senior Notes - Aetna Life Insurance Company 9.25% per
             annum (b)                                                                                                 18,000,000
         Industrial revenue financings (c)                                                       6,620,000              7,520,000
         Notes due through 2003 (maximum rate 10%)                                                 254,735                102,975
                                                                                         -------------------    --------------------

                Total long-term debt                                                           137,874,735            111,322,975

         Less current maturities                                                                 1,833,434              1,420,725
                                                                                         -------------------    --------------------

                Long-term debt due after one year                                          $   136,041,301        $   109,902,250
                                                                                         ===================    ====================


     (a) The term notes with CoBank are payable $1,000,000 in 1999, $3,000,000 annually in 2000 and 2001, $7,000,000 annually in 2002 and 2003,
           $9,000,000 in 2004, and $8,000,000 in 2005. The credit facilities with CoBank include a variable-rate revolving bank line of credit agreement totaling, in aggregate, $93,000,000. This agreement, which expires in 2001, enables the Company to refinance short-term debt on a long-term basis. Accordingly, certain current maturities of long-term debt intended to be refinanced were reclassified as long-term debt (see Note 9(b)). Under the terms of the short-term and long-term loan agreements with CoBank, the Company is required to maintain investments in CoBank's capital stock and allocated equities based on percentages of the average loans outstanding. At June 30, 1998, such investments in the amount of $7,479,858 were pledged as collateral for indebtedness to CoBank.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

9.   Long-Term Debt, continued:

     (b) The Senior Notes, Series A (the "Notes") issued to Aetna Life Insurance Company and due August 4, 1999 were payable $6,000,000 1998 through 2000. At June 30, 1997, the $6,000,000 payable in 1998 was classified as long-term debt since the Company had the ability and intent to refinance this debt. The Company prepaid the Notes in full on August 4, 1997, utilizing funds available under its revolving credit facility. Prepayment penalties of $240,000 were incurred related to this prepayment.

     (c) Two industrial revenue financings require payments sufficient to enable the industrial development authorities to pay principal, premium, if any, and interest on the revenue bonds. The obligations mature serially in the following annual amounts: $750,000 annually in fiscal 1999 through 2004, $1,620,000 in 2005 and $500,000 in 2006.
           The obligations bear interest at rates ranging from 3.60% to 3.70%.

     Long-term debt maturing within each of the four fiscal years after June 30, 1999 is as follows: 2000 - $3,810,331; 2001 - $96,811,398; 2002 -
     $7,793,742; 2003 - $7,755,830; thereafter - $19,870,000. The Company has an outstanding letter of credit in the amount of $20,000,000 at June 30, 1998 to collateralize certain borrowings.

     Under the most restrictive outstanding debt agreement, the Company is required to maintain, at fiscal year end, on a consolidated basis: (a) working capital of at least $65,000,000, (b) a ratio of current assets to current liabilities of at least 1.45 to 1, (c) net worth of at least 35% of total assets and not less than $140,000,000, and (d) a ratio of adjusted long-term debt to tangible net worth not to exceed .775 to 1 through December 31, 1998 and .75 to 1 thereafter.

     See Note 15, Derivative Financial Instruments for information relating to interest rate swaps.


10.  Capital Stock:

     At June 30, 1998, Southern States' authorized capital stock consisted of 20,000,000 shares of common stock ($1 par value) and 200,000 shares of cumulative preferred stock ("5%-6% Preferred Stock") ($100 par value), issuable in series. The 5% to 6% Preferred Stock is redeemable at par value plus declared and unpaid dividends, if any, and redemption is limited to 20,000 shares annually. The Company's Articles of Incorporation were restated on July 13, 1998 to increase the authorized shares of preferred stock from 200,000 shares to 1,000,000 shares, $100 par value per share.

     Wetsel, Inc. ("Wetsel"), a wholly owned subsidiary, has authorized 35,000 shares of Series 1, Class A cumulative redeemable preferred stock. At June 30, 1998 and 1997, Wetsel had 21,141 shares ($2,114,000) of 9% Series 1,
     Class A cumulative redeemable preferred stock ("9% Redeemable Preferred Stock") outstanding ($100 par value). Pursuant to an agreement dated February 3, 1995, this stock may not be called for redemption by Wetsel or put for redemption by the holders prior to December 31, 1999.

     Southern States' authorized common stock is membership common stock and, pursuant to the requirements of the Agricultural Cooperative Association Act of Virginia and the Articles of Incorporation and Bylaws of Southern States, its issuance or transfer is limited to bona fide producers of agricultural products and cooperative associations that are owned and controlled by such producers who use the services or supplies of Southern States. Dividends on Southern States' common stock are limited annually to 6% of this stock's aggregate par value.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

10.  Capital Stock, continued:

     Patronage refund allocations represent allocated undistributed member margins. Patronage refund allocations do not bear interest and are subordinated to all common and preferred shares outstanding and indebtedness of the Company. Patronage refund allocations may be redeemed at the discretion of the Board of Directors.


     Each member, regardless of the number of shares of common stock registered in the member's name, is entitled to one vote in the affairs of Southern States. Under various circumstances (e.g., death of stockholder), Southern States repurchases common stock from its members at par value plus declared and unpaid dividends, if any. In the event of liquidation or other disposition of the assets of Southern States, the holders of common stock, after satisfaction of obligations to creditors and to holders of all preferred stock, would be entitled to receive a maximum of $1 per share (par value) plus declared and unpaid dividends, if any. Any remaining amounts shall be returned to members and other patrons on a pro rata basis of their respective interest therein.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

         10.  Capital Stock, continued:

              Changes in preferred stock ($100 par) and common stock ($1 par) during 1996, 1997 and 1998 follow:

                                                                             9%
                                   5% - 6% Preferred                Redeemable Preferred                           Common
                             ------------------------------      -----------------------------       ------------------------------

                              Outstanding      Aggregate         Outstanding     Aggregate           Outstanding      Aggregate
                                Shares         Par Value            Shares       Par Value              Shares        Par Value
                             -------------  ---------------      -------------  ------------       ---------------   --------------
 Balances, June 30, 1995            16,754       $1,675,400             21,141    $2,114,100             9,705,086       $9,705,086
       Issued                          385           38,500                                              1,256,145        1,256,145
       Redeemed                       (750)         (75,000)                                              (113,867)        (113,867)
                             -------------  ---------------      -------------  ------------       ---------------   --------------

 Balances, June 30, 1996            16,389       $1,638,900             21,141    $2,114,100            10,847,364      $10,847,364
       Issued                          349           34,900                                              1,179,465        1,179,465
       Redeemed                     (1,306)        (130,600)                                              (105,407)        (105,407)
                             -------------  ---------------      -------------  ------------       ---------------   --------------


 Balances, June 30, 1997            15,432       $1,543,200             21,141    $2,114,100            11,921,422      $11,921,422
       Issued                          424           42,400                                                879,529          879,529
       Redeemed                       (914)         (91,400)                                              (605,933)        (605,933)
                             -------------  ---------------      -------------  ------------       ---------------   --------------


 Balances, June 30, 1998            14,942       $1,494,200             21,141    $2,114,100            12,195,018      $12,195,018
                             =============  ===============      =============  ============       ===============   ==============

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

11. Employee Benefit and Compensation Plans:

     Southern States sponsors a multiemployer defined benefit retirement plan (the "Plan") which is noncontributory and includes substantially all employees of Southern States, certain subsidiaries, SFC, and 70 managed member cooperatives ("Participating Employers"). Plan assets are not segregated for each Participating Employer and are used to provide benefits for participants of all Participating Employers. Benefit formulas and pension cost allocation and funding methodologies are the same for all Participating Employers. If a Participating Employer withdraws from the plan, the Participating Employer does not withdraw any assets from the Plan and does not assume any of the Plan's obligation. Thus, the information relating specifically to Southern States is not available. For 1998, 1997 and 1996, Southern States' expenses, including administrative expenses, were $3,004,146, $3,899,638 and $3,897,414, respectively. A comparison of accumulated benefits, as estimated by the Plan's actuary, and net assets of the Plan is presented below.

                                                                                July 1
                                                                ------------------------------------------

                                                                       1998                   1997
                                                                       ----                   ----
         Actuarial present value of plan benefits:
             Vested                                               $    98,115,602       $    86,795,627
             Nonvested                                                  2,834,524             2,452,758
                                                                 ------------------    -------------------

                 Total benefits                                    $  100,950,126       $    89,248,385
                                                                 ==================    ===================

         Net assets available for benefits                         $  148,571,687        $  122,878,661
                                                                 ==================    ===================

     The discount rates used in computing the present value of plan benefits were 7.34%, 7.47% and 7.88% for the years ended June 30, 1998, 1997 and 1996, respectively.

     The Corporation has a non-qualified supplemental retirement plan covering certain employees, which provides for incremental retirement payments from the Company's funds so that total retirement payments equal amounts that would have been payable from the Company's multiemployer retirement plan if it were not for limitations imposed by income tax regulations. The amounts expensed for the supplemental retirement plan were $232,755, $422,530 and $446,103 in 1998, 1997 and 1996, respectively. The accumulated benefit obligation recognized in the Company's consolidated balance sheet at June 30, 1998 and 1997 was $1,115,854 and $904,432, respectively.

     Under the Company's 401(k) plan, the Company matches employee contributions and may make discretionary contributions based on the Company's performance. Employee contributions are matched to the extent of 40% of the participant's first 3% contributed and 15% of the next 2% contributed. The Company's matching contributions for 1998, 1997 and 1996 were $1,001,382, $865,909 and $783,191, respectively. The Company provided for an additional contribution of $672,136 for 1997 and $880,727 for 1996.

     Southern States provides certain life insurance benefits for retired employees. Substantially all of Southern States' employees may become eligible for those benefits, generally upon attaining normal retirement age while employed by Southern States. Those and similar benefits for active employees are provided through insurance companies whose premiums are based on benefits paid. The costs of these benefits for retired employees are a function of the annual pension plan valuation.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

11.  Employee Benefit and Compensation Plans, continued:

     Costs for postretirement benefits other than pensions, primarily medical benefit costs, are accrued during the employee's period of service. The accumulated postretirement benefit obligation ("APBO") as of July 1, 1993 (the "transition obligation") of $5,043,773 is being amortized over a period of 20 years and is recorded in miscellaneous other noncurrent liabilities. The Company's policy is to fund these benefits on a pay-as-you-go basis.

     Summary postretirement plan information is as follows:


                                                                          June 30, 1998        June 30, 1997
                                                                         -----------------   ------------------
       APBO:
           Retirees                                                       $     2,732,229     $     2,809,411
           Fully eligible active participants                                     621,812             639,355
           Other active plan participants                                         585,216             601,748
                                                                         -----------------   ------------------

                  Total APBO                                                    3,939,257           4,050,514

       Unrecognized prior service cost                                           (551,158)           (612,398)
       Unrecognized net gain                                                    1,076,486           1,124,446
       Transition obligation                                                   (3,782,828)         (4,035,017)

       Accrued  postretirement benefit cost                              $        681,757    $        527,545
                                                                         =================   ==================



     The components of net periodic postretirement benefit cost are as follows:

                                                                                             Year ended June 30,
                                                                               1998                1997                 1996
                                                                               ----                ----                 ----
       Net periodic postretirement benefit cost:
           Service cost                                                  $         80,194    $        116,692     $        108,551
           Interest cost                                                          285,888             339,746              350,363
           Amortization of unrecognized prior service cost                         61,240
           Amortization of net (gain)                                             (47,960)
           Amortization of transition obligation                                  252,189             252,189              252,189
                                                                         -----------------   ------------------   ------------------

                                                                         $        631,551    $        708,627     $        711,103
                                                                         =================   ==================   ==================

     The health care cost trend rates used to determine the APBO at June 30, 1998 were 10%, 9% in 1999, and 0% thereafter for those under age 65, and were 8% in 1998, 7% in 1999 and 0% thereafter for those age 65 and over as benefits to participants are frozen. The discount rate used to determine the APBO at June 30, 1998 and 1997 was 7.5%. A one percent increase in the health care cost trend rate would increase the APBO at June 30, 1998 by $62,000 and the net postretirement benefit cost by $6,000. The unrecognized prior service cost resulted from a 1997 plan amendment which extended an employer cost freeze, previously effective January 1, 1997, to January 1, 2000.

     The Company has in effect other compensation plans for management and retail store personnel under which current and deferred awards, based principally on operating results, are made. The aggregate charge to operations with respect to these plans approximated $1,816,084 in 1998, $2,488,144 in 1997 and $2,530,723 in 1996.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

12. Income Taxes:
     Income tax expense consisted of the following:


                                                                 1998                  1997                  1996
                                                                 ----                  ----                  ----
        Current:
           Federal                                         $      2,123,899      $      5,299,458       $     6,256,673
           State                                                    567,276             1,131,211             1,296,002
                                                           ------------------    ------------------    ------------------

           Total current                                          2,691,175             6,430,669             7,552,675

        Deferred federal and state                                  274,611              (392,258)             (500,442)
                                                           ------------------    ------------------    ------------------

           Total                                           $      2,965,786      $      6,038,411       $     7,052,233
                                                           ==================    ==================    ==================

     The significant differences between the U.S. federal statutory income tax rate and the effective income tax rate are as follows:


                                                                               1998                  1997                  1996
                                                                               ----                  ----                  ----
        Statutory federal income tax rate                                      35.0%                 35.0%                 35.0%
        Patronage refund deduction                                            (15.6)                (18.2)                (17.1)
        State income taxes, net of federal benefits                             3.0                   2.1                   2.3
        Other, net                                                             (0.6)                 (0.9)                  0.2
                                                                               ----                  ----                   ---

            Effective income tax rate                                          21.8%                 18.0%                 20.4%
                                                                               ====                  ====                  ====

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of June 30, 1998 and 1997 are as follows:

                                                                               1998                  1997
                                                                               ----                  ----
        Current deferred tax assets:
            Allowance for doubtful accounts                               $   1,058,273         $     882,372
            Inventory costs                                                     935,034               821,472
            Uninsured losses                                                    512,983               491,161
            Accrued vacation pay                                              2,062,041             1,908,970
            Other, net                                                          421,582
                                                                         ------------------    ------------------

               Net current deferred income tax asset                          4,989,913             4,103,975
                                                                         ------------------    ------------------

        Noncurrent deferred tax assets (liabilities):
            Deferred compensation                                             2,603,258             1,959,773
            Non-qualified patronage refund allocations:
               Issued                                                         1,419,261             1,413,572
               Received                                                      (1,001,333)             (986,636)
            Property, plant and equipment                                    (7,933,404)           (6,896,902)
            Other, net                                                          166,680               449,427

               Net noncurrent deferred income tax liability                  (4,745,538)           (4,060,766)
                                                                         ------------------    ------------------

        Net deferred income tax asset                                    $      244,375        $       43,209
                                                                         ==================    ==================

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

13. Commitments, Contingencies and Other Matters:

     a. Leases - Southern States is party to an agreement whereby an investment company (the "Owner") constructed, on land owned by Southern States and leased to the Owner for a 70-year term expiring in 2048, a headquarters building for lease to Southern States. Under the terms of the building lease, Southern States is obligated to pay rent (net of income from the land rental) based upon the cost of the building and executory costs such as insurance, maintenance and property taxes. This operating lease has an initial term of 30 years, expiring in October 2008, and contains options allowing Southern States to renew the lease for two additional five-year periods and to purchase the building, at certain times throughout the lease, at the greater of the building's original cost or its then fair market value as defined in the lease. Should Southern States not exercise its purchase option by the expiration of the building lease, the Owner has options, exercisable throughout the remaining term of the land lease, to purchase the land at its then fair market value.

        In addition, the Company leases transportation, data processing and other equipment under operating leases expiring generally during the next five years. Rent expense approximated $8,700,650 in 1998, $8,109,700 in 1997 and $7,271,500 in 1996.

        The Company's approximate minimum lease commitments under noncancellable operating leases, less noncancellable subleases, are as follows:

                                                                             Office Building
                                                                 ---------------------------------------
                   Year                     Equipment                  Lease                Subleases                Totals
                   ----                     ---------                  -----                ---------                ------

                   1999                    $4,807,330               $ 742,538              $(549,499)              $5,000,369
                   2000                     3,298,218                 742,538               (571,479)               3,469,277
                   2001                     2,306,421                 742,538               (594,338)               2,454,621
                   2002                     1,291,509                 742,538               (618,112)               1,415,935
                   2003                     1,019,345                 742,538               (208,713)               1,553,170
                Thereafter                  1,323,884               3,898,323                                       5,222,207


     b. Other Matters - The Company's 1998, 1997 and 1996 consolidated statement of operations includes a provision in cost of products purchased and marketed and other operating costs of $872,306, $477,447 and $309,801, respectively, to cover estimated environmental remediation costs. These costs are offset by recoveries, primarily from state agencies, of certain environmental costs expended in prior periods, of $100,000, $41,415 and $591,383 in 1998, 1997 and 1996, respectively. The unpaid portion of such costs totaled $1,176,147 and $1,140,079 at June 30, 1998 and 1997, respectively, and is included as a liability in the Company's consolidated balance sheet for the respective years. Amounts accrued do not take into consideration claims for recovery from insurance or state underground storage tank remediation trust funds. When specific amounts within a range cannot be determined, the Company has accrued the minimum amount within that range. The remaining actual environmental remediation liability may be different from management's estimates due to the uncertainty of the extent of pollution, the complexity of laws and government regulations and their interpretation, the varying costs and effectiveness of alternative cleanup technologies and methods, the uncertain level of insurance or other types of recovery, and the uncertain level of the Company's involvement. As the scope of the Company's environmental contingencies becomes more clearly defined, it is possible that expenditures in excess of those amounts already accrued may be necessary. However, management believes that these overall costs are expected to be incurred over an extended period of time and, as a result, such contingencies are not anticipated to have a material impact on the consolidated financial position or liquidity, but could have a material adverse effect on future quarterly or annual operating result.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

        The Company is a defendant in several lawsuits arising in the ordinary course of business. While the outcome of any litigation cannot be predicted with certainty, the Company believes that the ultimate disposition of these matters will not have a material adverse effect on its consolidated financial position or results of operations.

        At June 30, 1998 and 1997, commitments for the construction and acquisition of plant and equipment totaled approximately $7,079,926 and $1,517,342, respectively.

14.   Fair Value of Financial Instruments:

        The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

        Cash and Accounts Receivable - The carrying amounts approximate fair value because of the short maturity of these assets.

        Long-term Investments - Long-term investments, principally in supplier cooperatives, are carried at cost and unpaid qualified written notices of allocation are carried at stated or par value. The Company believes it is not practicable to estimate the fair value of the securities of supplier cooperatives without incurring excessive costs because there is no established market for these securities and it is inappropriate to estimate future cash flows which are largely dependent on future patronage earnings of the supplier cooperatives.

        Accounts Payable and Notes Payable - The carrying amounts approximate fair value because of the short maturity of these liabilities.

        Long-term Debt - The fair value of the Company's long-term debt is estimated based on the discounted cash flow of that debt, using estimated current rates for debt of the same remaining maturities. At June 30, 1998, the estimated fair value of the long-term debt totaling $137,874,735 was $134,290,704. At June 30, 1997, the estimated fair value of the long-term debt totaling $111,322,975 was $104,903,697.


15.   Derivative Financial Instruments:

        At June 30, 1998, the Company had outstanding four variable to fixed interest rate swaps with a notional amount of $65,000,000 and fair market value of $63,783,631 with terms ranging from two to five years. Under the terms of these agreements, the Company is paying fixed interest rates ranging from 6.335% to 6.760% and receiving a variable rate based on 3-month London Interbank Offered Rates ("LIBOR") of 5.71875% at June 30, 1998. At June 30, 1997, the Company had outstanding three variable to fixed interest rate swaps with a notional amount of $50,000,000 and fair market value of $49,618,826 with terms ranging from two to five years. Under the terms of those agreements, the Company was paying fixed interest rates ranging from 6.335% to 6.760% and receiving a variable interest rate based on 3-month LIBOR of 5.78125% at June 30, 1997. These interest rate swaps are being used to convert certain floating rate debt to fixed rates. Net receipts or payments under the agreements are being recognized as adjustments to interest expense. The Company is exposed to credit losses in the event of counterparty nonperformance, but does not anticipate any such losses.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

15.   Derivative Financial Instruments, continued:

        The Company uses futures contracts to protect purchase and sales contract prices from directly related fluctuations in the market price of grains and petroleum products. Those futures contracts are commitments to either purchase or sell designated amounts and varieties of grain and petroleum products at a future date, generally not exceeding a period of six months, for a specified price, and may be settled in cash or through delivery. The Company hedges purchases and sales with the sole purpose of eliminating the risk of market price fluctuations. No futures contracts are purchased or sold for purely speculative purposes. The Company is exposed to credit losses in the event of counterparty nonperformance, but does not anticipate any such losses.

        Realized and unrealized gains and losses on futures contracts are accounted for on a deferral basis. Net realized gains and losses on open and closed futures contracts, primarily in grain futures, reported in the statement of operations under cost of products purchased and marketed were net gains of $1,016,672 and $2,417,602 and a net loss of $9,208,824 for 1998, 1997 and 1996, respectively. Since these net realized gains were the result of hedging transactions, they were substantially offset by net losses and gains realized on cash transactions. Deferred gains on open and closed new crop grain futures reported in the balance sheet under accrued expenses were $274,802 and $1,149,269 for 1998 and 1997, respectively. Deferred losses on open and closed new crop grain futures reported in the balance sheet under other assets were $1,144,721 and $1,558,156 for 1998 and 1997, respectively.


16.   Supplemental Disclosures of Cash Flow Information:

        The components of cash provided by (used in) current assets and liabilities, net of the effect of balances acquired from MLE on April 1, 1998, follow:


                                                                    1998                 1997                  1996
                                                                    ----                 ----                  ----
           Receivables                                          $   27,870,279       $   (3,475,635)        $ (12,737,390)
           Inventories                                              (6,476,370)          (7,664,598)          (12,583,677)
           Prepaid expenses                                         (1,173,102)             840,253            (1,010,521)
           Accounts payable                                        (29,534,741)           6,738,389            13,117,776
           Accrued expenses                                         20,838,166            1,335,287             2,589,490
           Other, net                                               (1,246,395)          (1,226,876)             (454,356)
                                                              -----------------    ------------------    ------------------

                                                                $   10,277,837       $   (3,453,180)        $ (11,078,678)
                                                              =================    ==================    ==================

        Cash payments for interest (net of amounts capitalized) were $16,694,502, $15,480,960 and $15,244,333 for 1998 1997 and 1996,
        respectively. Cash payments for income taxes were $2,533,809, $6,463,517 and $6,040,107 for 1998 1997 and 1996, respectively. Noncash transactions included the assumption of patronage refund allocations from MLE during 1998 totaling $2,683,000.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

17.    Merger:

        On April 1, 1998, Southern States completed a merger with MLE Marketing, a livestock marketing cooperative headquartered in East Lansing, Michigan. MLE operates livestock dealer and auction markets in Indiana, Kentucky, Michigan and Ohio. The merger constituted a tax-free reorganization and has been accounted for using the purchase method under Accounting Principles Board Opinion No. 16 ("APB 16"). The acquisition of MLE was completed for approximately $3.5. In that connection, the Company issued 76,000 shares (par value $76,000) of its common stock to the former members of MLE and assumed patronage refund allocations issued in prior years to MLE members in the amount of $2,683,000. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $1 million is being amortized over 15 years.

        The fair value of the assets acquired and liabilities assumed is summarized as follows (in thousands):

                --------------------------------------------------------------
                Current assets                                        $23,290
                --------------------------------------------------------------
                Investments                                            10,352
                --------------------------------------------------------------
                Property, plant and equipment                           6,680
                --------------------------------------------------------------
                Other non-current assets                                5,389
                --------------------------------------------------------------
                Current liabilities                                  (33,251)
                --------------------------------------------------------------
                Long-term liabilities                                 (8,963)
                --------------------------------------------------------------

                --------------------------------------------------------------
                                                                      $ 3,497
                --------------------------------------------------------------

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

   18.  Segment Information:

        The Company has six reporting segments or divisions: Crops, Feed, Petroleum, Retail Farm Supply, Farm and Home, and Marketing. The crops segment procures, manufactures, processes and distributes fertilizer, seed and crop protection products. The feed segment procures and manufactures dairy, livestock, equine, poultry, pet and aquacultural feeds. The petroleum segment distributes all grades of gasoline, kerosene, fuel oil, propane and other related petroleum products. The retail farm supply segment distributes agricultural supplies through approximately 200 Company owned and managed member cooperatives. The farm and home segment distributes farm and home products through wholesale and retail centers. The marketing segment purchases corn, soybean, wheat, barley and livestock from its members and markets these products.

        The Company evaluates performance based upon operating profit or loss. Interest expense is allocated to each of the segments based upon segment assets employed and excluding the allocation of general corporate overhead. The Company accounts for intersegment sales at current market prices.

        The following tables present information about the Company's reported segment profit and segment assets as well as the reconciliation of reportable segment revenues, operating profit and assets to the Company's consolidated totals.



1998                                                                                    Retail          Farm
                                        Crops            Feed       Petroleum        Farm Supply     and Home
                                        -----            ----       ---------        -----------     ----------
Revenues from external customers      $151,041,777    $145,581,994  $ 193,097,559    $ 336,259,693  $196,116,317
Intersegment revenues                  156,898,258      62,314,122     17,555,622               --    40,404,007
Interest expense                         2,461,380       1,805,800      1,488,294        6,570,858     2,965,678
Depreciation and amortization            1,315,274       2,107,916      2,057,166        6,594,762     1,844,868
Profit                                  16,865,664       6,120,876      1,650,180        4,855,530     5,966,802
Assets                                  55,508,563      34,270,787     35,634,480      104,946,956    69,168,805
Capital expenditures                     1,102,859       3,046,937        173,721       18,086,655       991,688

                                          Marketing      Other            Total
                                          ---------      -----            -----
Revenues from external customers           $94,516,837   $2,888,853   $1,119,503,030
Intersegment revenues                        8,876,637      711,122      286,759,768
Interest expense                             (191,898)    1,759,261       16,859,373
Depreciation and amortization                  910,256    2,781,630       17,611,872
Profit                                       1,781,884    (526,980)       36,713,756
Assets                                      51,698,503  111,068,346      462,296,440
Capital expenditures                           820,786    9,682,022       33,904,668

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

18.      Segment Information, continued:



1997                                                                                        Retail            Farm
                                            Crops            Feed          Petroleum      Farm Supply       and Home
                                            -----            ----          ---------      -----------       --------
Revenues from external customers          $160,448,334     $161,939,799   $250,260,067     $336,043,632     $188,425,641
Intersegment revenues                      152,832,784       65,124,073     21,514,906               --       40,531,928
Interest expense                             1,911,693        1,711,774      1,078,107        6,376,174        2,963,301
Depreciation and amortization                1,253,195        2,118,456      1,946,686        6,220,394        1,721,362
Profit                                      26,609,406        6,301,755      7,106,830        5,854,165        7,172,649
Assets                                      50,852,032       32,269,622     36,414,775      106,164,547       64,464,842
Capital expenditures                         1,363,892        2,481,491         20,468       10,558,910        1,017,205


                                           Marketing        Other           Total
                                           ---------        -----           -----
Revenues from external customers           $116,211,167    $2,771,115   $1,216,099,755
Intersegment revenues                        20,572,748       781,968      301,358,407
Interest expense                                  1,989     1,522,485       15,565,523
Depreciation and amortization                   756,392     2,581,884       16,598,369
Profit                                        3,585,102     (197,898)       56,432,009
Assets                                       15,487,755   103,506,540      409,160,113
Capital expenditures                          1,104,470     3,398,142       19,944,578


1996                                                                                        Retail            Farm
                                            Crops            Feed          Petroleum      Farm Supply       and Home
                                            -----            ----          ---------      -----------       --------
Revenues from external customers          $148,597,613     $147,420,122   $219,607,207     $317,920,739    $175,826,722
Intersegment revenues                      145,140,890       59,673,434     18,095,863               --      39,959,963
Interest expense                             1,960,080        1,710,515      1,222,895        6,331,607       2,852,076
Depreciation and amortization                1,166,721        2,282,108      1,845,856        6,146,954       1,675,101
Profit                                      24,360,025        6,922,153      8,719,018        5,427,573       7,811,436
Assets                                      47,868,106       30,397,519     32,914,630      106,619,166      60,291,080
Capital expenditures                         1,417,489          997,917       (22,783)       11,208,338         669,820

                                              Marketing        Other           Total
                                              ---------        -----           -----

Revenues from external customers              $110,731,601    $2,544,855   $1,122,648,859
Intersegment revenues                           19,278,730       241,545      282,390,425
Interest expense                                   778,599       381,215       15,236,987
Depreciation and amortization                      769,842     2,380,414       16,266,996
Profit                                           2,268,773       237,947       55,746,925
Assets                                          18,850,103    88,610,024      385,550,628
Capital expenditures                               684,008     3,574,249       18,529,038

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                                 --------------


        18.   Segment Information, continued:

              The following is a reconciliation of reportable segment profit to the Company's consolidated totals.




               Profit
               Total profit for reportable segments             $     36,713,756    $        56,432,009  $      55,746,925

               General corporate overhead                            (23,081,332)           (22,892,157)       (21,100,931)
                                                                ------------------  -------------------- -------------------

               Net savings before income taxes                  $     13,632,424    $        33,539,852  $      34,645,994
                                                                ==================  ==================== ===================


    ------------------------------------------------------------------------------------------------------------------------

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                                 --------------


19.    Subsequent Event:

        On July 23, 1998, the Company entered into a definitive agreement to acquire the assets of the farm supply inputs business of Gold Kist Inc., a Georgia cooperative marketing association for approximately $218,313,000, net of liabilities assumed of approximately $38,096,000 (estimated based on August 31, 1998 information). The transaction closed on October 13, 1998. The final purchase price will be based on a post-closing statement of net current asset value. The net assets purchased include certain inventory, real property, personal property, and certain accounts receivable, other assets, and certain liabilities. The transaction will be accounted for using the purchase method. The Company financed the transaction utilizing a bridge loan facility.


20.    Quarterly Results of Operations (Unaudited):

       The Company's unaudited quarterly results of operations were as follows:


                                                                             Fiscal 1997 Quarters

                                                    September 30         December 31           March 31            June 30
                                                    ------------         -----------           --------            -------
      Sales and other operating revenue         $     252,339,354     $  285,393,263           $ 306,900,158      $ 371,466,980
      Gross margin                                     37,670,114         41,343,163              61,499,930         61,146,190
      Net savings/(loss)                                 (746,431)          (443,772)             15,750,418         12,941,226

                                                                              Fiscal 1998 Quarters

                                                    September 30         December 31           March 31            June 30
                                                    ------------         -----------           --------            -------

      Sales and other operating revenue         $     234,836,413     $  244,738,151           $ 277,043,216      $ 362,885,250
      Gross margin                                     34,115,913         39,788,781              52,918,937         65,026,964
      Net savings/(loss)                               (5,501,643)        (2,029,222)              7,885,182         10,312,321


                          INDEPENDENT AUDITORS' REPORT


The Boards of Directors
Gold Kist Inc.:
Southern States Cooperative, Incorporated:

      We have audited the accompanying statements of assets to be acquired and liabilities to be assumed of the Inputs Business (as defined in Note 1) of Gold Kist Inc. and subsidiaries (the "Company") as of June 28, 1997 and June 27, 1998, and the related statements of operations and cash flows for each of the years in the three-year period ended June 27, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      The accompanying financial statements of the Company's Inputs Business to be sold to Southern States Cooperative, Inc. were prepared pursuant to the Asset Purchase Agreement described in Note 1, and are not intended to be a complete presentation of the Inputs Business's financial position, results of operations and cash flows as if the Inputs Business had operated as a stand-alone company.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of the Inputs Business as of June 28, 1997 and June 27, 1998, and the results of their operations and cash flows for each of the years in the three-year period ended June 27, 1998, pursuant to the Asset Purchase Agreement described in Note 1, in conformity with generally accepted accounting principles.


                                                     KPMG LLP


Atlanta, Georgia
August 26, 1998

                                         INPUTS BUSINESS OF GOLD KIST INC.
                                        STATEMENTS OF ASSETS TO BE ACQUIRED
                                           AND LIABILITIES TO BE ASSUMED
                                              (AMOUNTS IN THOUSANDS)



                                                                         JUNE 28, 1997       JUNE 27, 1998
                                                       ASSETS
Current assets:
  Receivables, principally trade, less allowance for doubtful accounts
    of $4,830 in 1997 and $6,493 in 1998...............................    $  70,540              77,205
  Crop notes receivable, less allowance for doubtful notes of $2,706
    in 1997 and $6,816 in 1998 (note 2)................................       64,431              71,073
  Inventories (note 3).................................................       81,594              89,218
  Other current assets.................................................        1,680               1,116
                                                                            --------            --------
    Total current assets...............................................      218,245             238,612
Investments (note 4)...................................................          310               1,535
Property, plant and equipment, net (note 5)............................       49,984              48,185
Other assets (note 6)..................................................          500                 811
                                                                             -------             -------
 ..  Total assets.......................................................     $269,039             289,143
                                                                             -------             -------


                                                     LIABILITIES
Current liabilities:
  Current maturities of long-term debt (note 7)........................   $      232                 235
  Accounts payable.....................................................       49,453              59,134
  Accrued compensation and related expenses............................        1,922               1,251
  Other current liabilities............................................        2,382               2,538
                                                                             -------             -------
    Total current liabilities..........................................       53,989              63,158
Long-term debt, excluding current maturities (note 7)..................        8,863               8,628
                                                                             -------             -------
    Total liabilities..................................................       62,852              71,786
                                                                             -------             -------
    Net assets.........................................................     $206,187             217,357
                                                                             =======             =======




                 See accompanying notes to financial statements.

                        INPUTS BUSINESS OF GOLD KIST INC.
                            STATEMENTS OF OPERATIONS
                             (AMOUNTS IN THOUSANDS)

                                                                                          YEARS ENDED
                                                                   ------------------------------------------------
                                                                   JUNE 29, 1996    JUNE 28, 1997     JUNE 27, 1998
                                                                   -------------    -------------     -------------
Net sales.........................................................    $458,927          488,409           480,542
Cost of sales.....................................................     363,725          389,798           393,711
                                                                       -------          -------           -------
    Gross margin..................................................      95,202           98,611            86,831
Distribution, administrative and general expenses.................      85,531           98,456           105,291
                                                                       -------          -------           -------
    Net operating margin (loss)...................................       9,671              155           (18,460)
                                                                       -------         --------           -------
Other income (deductions):
    Interest income...............................................       6,918            8,448            10,041
    Interest expense..............................................     (10,741)         (11,282)          (12,675)
     Miscellaneous, net...........................................         417               88             1,169
                                                                      --------        ---------           -------
         Total other deductions...................................     (3,406)           (2,746)           (1,465)
                                                                      -------           -------           -------
    Earnings (loss) before income taxes...........................       6,265           (2,591)          (19,925)
Income tax (expense) benefit-(note 9).............................      (2,256)             972             7,576
                                                                      --------          -------           -------
    Net income (loss).............................................    $  4,009           (1,619)          (12,349)
                                                                      ========          =======           =======





                 See accompanying notes to financial statements.

                        INPUTS BUSINESS OF GOLD KIST INC.
                            STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                                   YEARS ENDED
                                                               -------------------------------------------------
                                                               JUNE 29, 1996     JUNE 28, 1997     JUNE 27, 1998
                                                               -------------     -------------     -------------
Cash flows from operating activities:
  Net income (loss)...........................................    $   4,009           (1,619)          (12,349)
  Non-cash items included in net income (loss):
    Depreciation and amortization.............................        5,855            6,186             6,188
    Allowance for doubtful accounts...........................          678            2,282             5,773
    Gains on sales of assets..................................         (243)             (23)             (475)
    Equity in loss of limited liability corporation...........            -                -               481
    Other.....................................................           59              (82)              (34)
  Changes in operating assets and liabilities:
    Receivables...............................................      (13,385)           2,831            (8,334)
    Crop notes receivable.....................................      (24,811)          (8,479)          (10,746)
    Inventories...............................................          282           (1,678)           (7,623)
    Other current assets......................................          (78)             447               564
    Accounts payable and accrued expenses.....................         (81)            4,909             9,166
                                                                  --------           -------          --------
      Net cash provided by (used in) operating activities.....      (27,715)           4,774           (17,389)
                                                                    -------          -------           --------
Cash flows from investing activities:
  Acquisitions of investments.................................            -                -            (1,673)
  Acquisitions of property, plant and equipment...............      (16,322)          (9,375)           (4,729)
  Proceeds from disposals of property, plant and equipment....        2,930              404               871
  Other  .....................................................            -             (101)             (367)
                                                                    -------           ------           -------
      Net cash used in investing activities...................      (13,392)          (9,072)           (5,898)
                                                                    -------           ------           -------
Cash flows from financing activities:
  Proceeds from long-term borrowings..........................        6,905                -                 -
  Principal payments of long-term debt........................         (329)            (270)             (232)
  Net transfers from Gold Kist Inc............................       34,531            4,568            23,519
                                                                    -------          -------           -------
        Net cash provided by financing activities.............       41,107            4,298            23,287
                                                                    -------          -------           -------
        Net change in cash and cash equivalents...............            0                0                 0
Cash and cash equivalents at beginning of year................            0                0                 0
                                                                 ----------        ---------        ----------
Cash and cash equivalents at end of year......................  $         0                0                 0
                                                                 ==========        =========        ==========

Supplemental disclosure of cash flow data:
Cash paid during the years for:
    Interest paid to third parties............................    $     268              510               468
                                                                   ========          =======         =========
    Income taxes (note 9).....................................  $         -                -                 -
                                                                 ==========        =========       ===========


                 See accompanying notes to financial statements.

                        INPUTS BUSINESS OF GOLD KIST INC.
                          NOTES TO FINANCIAL STATEMENTS
                  JULY 1, 1996, JUNE 28, 1997 AND JUNE 27, 1998
                          (DOLLAR AMOUNTS IN THOUSANDS)


(1)      BASIS OF PRESENTATION

     Gold Kist Inc. ("Gold Kist" or "Company") and Southern States Cooperative, Incorporated ("Southern States") have entered into an Asset Purchase Agreement (the "Agreement"), dated as of July 23, 1998, pursuant to which the Company has agreed to sell and assign, and Southern States has agreed to purchase and assume, the assets and certain of the liabilities of the Company's agricultural inputs business. The affected assets include substantially all of the assets of the Company's Agri-Services segment, as well as certain crop notes receivable of AgraTrade Financing, Inc., the Company's wholly-owned finance subsidiary (such businesses and certain other assets to be acquired are referred to as the "Inputs Business"). The Agri-Services segment purchases, manufactures and processes fertilizers, agricultural chemicals, seeds, pet foods, feed and animal health products and other farm supply items for distribution and sale at wholesale and retail. Additionally, the segment serves as a contract procurement agent for and storer of farm commodities such as soybeans, grain and peanuts and is engaged in cotton processing and storage.

     The financial statements are not intended to be a complete presentation of the financial position, results of operations and cash flows as if the Inputs Business had operated as a stand-alone company. Intercompany balances and transactions within the Inputs Business have been eliminated. The accompanying financial statements present the assets to be acquired and liabilities to be assumed and the results of operations and cash flows of the Inputs Business, based upon the structure of the transaction as described in the Agreement. The transaction as set forth in the Agreement is hereinafter referred to as the Acquisition.

     Gold Kist provides various services to the Inputs Business including, but not limited to, facilities management, information systems processing, corporate protection and risk management, payroll and employee benefits administration, auditing and financial reporting, credit, engineering, and government and public relations services. Gold Kist allocates these expenses and all other central operating costs, first on the basis of direct usage when identifiable, with the remainder allocated among Gold Kist's businesses on the basis of their respective assets, revenues, headcount, or other measures. In the opinion of management of Gold Kist, these methods of allocated costs are reasonable. These expenses totaled $5.2 million, $5.8 million and $5.4 million in 1996, 1997 and 1998, respectively.

     The Inputs Business has been financed by operating cash flow and advances from Gold Kist. Gold Kist has allocated interest expense to the Inputs Business based upon net operating assets employed at interest rates that approximate market. Interest expense charged to the Inputs Business for 1996, 1997 and 1998 was $10.6 million, $10.8 million and $12.2 million, respectively.

     Sales of animal feeds from the Inputs Business to Gold Kist approximated $6.3 million in 1996, $5.4 million in 1997 and $6.0 million in 1998. The Inputs Business recorded cotton procurement commission revenue from Gold Kist of $95 for 1998. These amounts have been included in the statements of operations.

     The Inputs Business participates in a centralized cash management system wherein cash receipts are transferred to and cash disbursements are funded by Gold Kist. Since cash and cash equivalents related to the Inputs Business operations will not be acquired by the Buyer, they are excluded from the statements of assets to be acquired and liabilities to be assumed.

     Significant accounting policies are designated below as an integral part of the notes to financial statements to which the policies relate.

                        INPUTS BUSINESS OF GOLD KIST INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                  JULY 1, 1996, JUNE 28, 1997 AND JUNE 27, 1998
                          (DOLLAR AMOUNTS IN THOUSANDS)


     (A)  FISCAL YEAR

             Gold Kist employs a 52/53 week fiscal year. The financial statements for 1996, 1997 and 1998 reflect 52 weeks.

     (B)  USE OF ESTIMATES

             Management of Gold Kist has made a number of estimates and assumptions to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

     (C)  FAIR VALUE OF FINANCIAL INSTRUMENTS

             The Inputs Business's financial instruments include accounts receivables, crop notes receivable, accounts payables and accrued expenses and debt. Because of the short maturity of accounts receivables, crop notes receivable, accounts payable and accrued expenses, and long-term debt with variable interest rates, the carrying value approximates fair value. All financial instruments are considered to have an estimated fair value which approximates carrying value at June 28, 1997 and June 27, 1998 unless otherwise specified.

(2)  CROP NOTES RECEIVABLE

     The Inputs Business issues crop notes receivables to farmers and third party agricultural inputs dealers which are generally secured by crop liens and bear interest at variable rates based on the prime lending rate. The increase in the bad debts provision on crop notes receivable for the year ended June 27, 1998 allowed for the possibility of the impact of low commodity prices and poor crop yields on certain farm operations. An allowance for doubtful notes has been recorded, the activity of which is summarized as follows:

                                                                 YEARS ENDED
                                             --------------------------------------------
                                             JUNE 29, 1996   JUNE 28, 1997  JUNE 27, 1998
                                             -------------   -------------  -------------
     Allowance for doubtful notes -
          beginning of the fiscal year......      $2,118           2,193         2,706

     Bad debts provisions on crop
           notes receivable.................         379           1,528         6,798

     Write-off of crop notes receivable.....        (304)        (1,015)        (2,688)
                                                   -----         ------         ------
     Allowance for doubtful notes -
          end of the fiscal year............      $2,193           2,706         6,816
                                                   =====         =======       =======

(3)  INVENTORIES

     Inventories are summarized as follows:

                                                 JUNE 28, 1997     JUNE 27, 1998
                                                 -------------     -------------

     Merchandise for sale......................      $79,358           87,428
     Raw materials and supplies................        2,236            1,790
                                                     -------          -------
                                                     $81,594           89,218
                                                      ======           ======

                        INPUTS BUSINESS OF GOLD KIST INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                  JULY 1, 1996, JUNE 28, 1997 AND JUNE 27, 1998
                          (DOLLAR AMOUNTS IN THOUSANDS)


     Merchandise for sale includes feed, fertilizers, seed, pesticides, equipment and general farm supplies purchased or manufactured by Gold Kist for sale to agricultural producers and consumers. These inventories are stated, generally, on the basis of the lower of cost (weighted average) or market.

     Raw materials and supplies consist of feed ingredients, packaging materials and operating supplies. These inventories are stated, generally, on the basis of the lower of cost (weighted average) or market. Gold Kist on behalf of the Inputs Business engages in commodity futures and options transactions to manage the risk of adverse price fluctuations with regard to its animal feed ingredient purchases. Gains and losses on futures contracts are recognized when closed. Option contracts are valued at fair market value. Gains or losses on futures and options transactions are included as a part of product cost. Cost of sales for the fiscal years ended June 28, 1997 and June 27, 1998 include losses on futures and options transactions of $465 thousand and $4.1 million, respectively. Cost of sales for the fiscal year ended June 29, 1996 includes gains of $2.7 million on futures and options transactions. There were no significant unrealized futures gains or losses included in the statements of assets to be acquired and liabilities to be assumed as of June 28, 1997 and June 27, 1998. At June 27, 1998, Gold Kist had no significant positions in agricultural futures or options contracts on behalf of the Inputs Business.

(4)  INVESTMENTS

     In 1998, the Inputs Business entered into a 50% ownership interest in a limited liability corporation engaged in the manufacturing of fertilizer ingredients. This joint venture is accounted for using the equity method of accounting. An investment in Southern States is recorded at cost and includes the amount of patronage refund certificates and patrons' equities allocated, less distributions received. These investments are not readily marketable and quoted market prices are not available, as a result, it is not practical to determine these investment's fair value.

     At June 27, 1998, Gold Kist had a $28.8 million investment in CF Industries, Inc., a major fertilizer cooperative, that is not included in the acquisition. The Inputs Business Statements of Operations include patronage refunds from CF Industries, Inc. of $8.9 million, $10.1 million and $3.7 million, respectively, for 1996, 1997 and 1998. These patronage refunds are reflected as a reduction in cost of sales.

(5)  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is recorded at cost. Depreciation of plant and equipment is calculated by the straight-line method over the estimated useful lives of the respective assets (buildings and improvements - 10 to 25 years, machinery and equipment - 4 to 10 years).

     Property, plant and equipment is summarized as follows:

                                              JUNE 28, 1997    JUNE 27, 1998
                                              -------------    -------------
     Land...................................     $  4,018           4,205
     Land improvements......................        5,184           5,800
     Buildings..............................       34,247          35,262
     Machinery and equipment................       66,451          68,680
     Construction in progress...............        1,230               -
                                                 --------     -----------
                                                  111,130         113,947
     Less accumulated depreciation..........       61,146          65,762
                                                  -------         -------
                                                 $ 49,984          48,185
                                                  =======         =======

                        INPUTS BUSINESS OF GOLD KIST INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                  JULY 1, 1996, JUNE 28, 1997 AND JUNE 27, 1998
                          (DOLLAR AMOUNTS IN THOUSANDS)

(6)      OTHER ASSETS

     Other assets are summarized as follows:
                                                   JUNE 28, 1997   JUNE 27, 1998
                                                   -------------   -------------
     Goodwill..................................           $395            367
     Other assets..............................            105            444
                                                           ---            ---
                                                          $500            811
                                                           ===            ===

     In 1997, Gold Kist acquired a cotton gin at Morven, Georgia that is included in the Inputs Business. The cash purchase price totaled $1.7 million. Of this amount, $423 of goodwill was recorded to reflect the excess of cash prices for these businesses over the fair values of their net assets. The goodwill for this acquisition is being amortized on a straight-line basis over a 15 year period.

(7)      LONG-TERM DEBT

     Long-term debt is summarized as follows:
                                                                                 JUNE 28, 1997       JUNE 27, 1998
                                                                                 -------------       -------------
     Taxexempt industrial revenue bonds due in 2016, secured by property, plant and equipment (weighted average interest rate of 3.7% at
        June 28, 1997 and 3.8% at June 27, 1998).............................         $6,700              6,700
     Capitalized lease obligation at 8.0% interest, due in monthly
        installments to December 31, 2004, secured by real property..........          2,174              1,980
     Capitalized lease obligation at 8.25% interest, due in annual
        installments to March 25, 2005.......................................            206                183
     Other...................................................................             15                  -
                                                                                      ------            -------
                                                                                       9,095              8,863
     Less current maturities.................................................            232                235
                                                                                       -----              -----
                                                                                      $8,863              8,628
                                                                                       =====              =====

     Annual required principal repayments on long-term debt for the five years subsequent to June 27, 1998 are as follows:

             Year:
             1999 ...................................................    $235
             2000 ...................................................     255
             2001 ...................................................     276
             2002 ...................................................     299
             2003 ...................................................     323

                        INPUTS BUSINESS OF GOLD KIST INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                  JULY 1, 1996, JUNE 28, 1997 AND JUNE 27, 1998
                          (DOLLAR AMOUNTS IN THOUSANDS)

(8)      LEASES

     The Inputs Business leases certain facilities and equipment from third parties under capital leases and operating leases, many of which contain renewal options. Commitments for minimum rentals under non-cancelable leases at the end of 1998 are as follows:

                                                     CAPITALIZED   OPERATING
                                                        LEASES       LEASES
                                                        ------       ------
             1999................................     $  401          6,747
             2000................................        401          4,550
             2001................................        401          2,815
             2002................................        401          1,200
             2003................................        401            425
             Thereafter..........................        881             39
                                                      ------       --------
             Total minimum lease payments........      2,886         15,776
                                                                     ======
             Less amount representing interest...        723
                                                      ------
             Present value of net minimum lease
                payments, including current
                maturities of $235...............     $2,163
                                                       =====

     Property, plant and equipment at year-end includes the following amounts for capital leases.

                                                 JUNE 28, 1997    JUNE 27, 1998
                                                 -------------    -------------
             Land................................  $   184               184
             Buildings...........................      761               761
             Machinery & equipment...............    1,798             1,798
                                                     -----             -----
                                                     2,743             2,743
             Less allowances for depreciation....      796             1,129
                                                    ------             -----
                                                    $1,947             1,614
                                                     =====             =====

Total rental expense on operating leases was $11.7 million, $12.4 million and $12.0 million in 1996, 1997 and 1998, respectively.

(9) INCOME TAXES

     The operations of the Inputs Business are included in the consolidated income tax returns of Gold Kist. All income tax payments are made by Gold Kist and are not allocated to the Inputs Business. Pursuant to the Agreement, Gold Kist will retain all income tax liabilities and rights to all tax refunds relating to operations prior to the closing date of the acquisition. Accordingly, the statements of assets to be acquired and liabilities to be assumed do not reflect current or prior period income tax receivables or payables. The statements of operations reflect management's estimates of income tax (expense) benefit using effective federal and state statutory rates as if the Inputs Business was operated as a stand-alone company. As Gold Kist manages its tax position on a consolidated basis, which takes into account the results of all of its operations, the Inputs Business's effective tax rate could vary in the future from that reported in the accompanying statement of earnings. The Inputs Business's future effective tax rate will largely depend on Southern States' structure and tax strategies.

                        INPUTS BUSINESS OF GOLD KIST INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                  JULY 1, 1996, JUNE 28, 1997 AND JUNE 27, 1998
                          (DOLLAR AMOUNTS IN THOUSANDS)

     The components of the income tax expense (benefit) were as follows:

                                               JUNE 29, 1996          JUNE 28, 1997           JUNE 27, 1998
                                               -------------          -------------           -------------
Current:
     Federal                                      $ 1,880                  (222)                 (5,007)
     State                                            308                   (12)                   (698)
                                                  -------                  -----                 -------
                                                    2,188                  (234)                 (5,705)
                                                  -------                  -----                 -------
Deferred:
     Federal                                           62                  (671)                 (1,701)
     State                                              6                   (67)                   (170)
                                                       68                  (738)                 (1,871)
                                                  -------                  -----                 -------
                                                   $ 2256                  (972)                 (7,576)
                                                  =======                  =====                 =======

     The effective tax rates were different from the United States statutory rates for the reasons set forth below:

                                               JUNE 29, 1996          JUNE 28, 1997          JUNE 27, 1998
                                               -------------          -------------          -------------
Computed expected income tax expense (benefit)
                                                  $ 2,130                  (881)                (6,974)
Effect of state income taxes                          203                    (8)                  (433)
Other                                                (77)                   (83)                  (169)
                                                  -------                  -----                -------
                                                  $ 2,256                  (972)                (7,576)
                                                  =======                  =====                =======


(10) PROFIT SHARING AND RETIREMENT PLANS

     The Inputs Business participates in various incentive plans provided by Gold Kist for its employees, including a voluntary profit sharing and investment plan, as well as an annual incentive plan for key employees. The Inputs Business also participates in Gold Kist's two noncontributory defined benefit pension plans, as well as a retiree health care benefit plan. All obligations and liabilities of these plans associated with Inputs Business will be retained by Gold Kist.

     The costs of these plans have been allocated by Gold Kist to the Inputs business based upon either plan participation, unit profitability or relative payroll costs. Total benefit plan costs charged to the Inputs Business operations were $1.9 million for 1996, $1.5 million for 1997 and $1.1 million for 1998.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                    as of December 31, 1998 and June 30, 1998


                                                               December 31,
                                                                  1998
                               ASSETS                          (Unaudited)              June 30, 1998
                                                               -----------              -------------
Current assets:
    Cash and cash equivalents                                 $  54,601,368             $  15,352,446
    Receivables, net                                            129,640,121                55,329,766
    Inventories                                                 245,328,311               133,167,494
    Prepaid expenses                                              9,337,553                 7,325,862
    Deferred income taxes                                         6,712,247                 4,989,913
    Deferred charges                                              1,062,407                   960,334
                                                      ----------------------     ---------------------
                Total current assets                            446,682,007               217,125,815
                                                      ----------------------     ---------------------
Investments and other assets:
    Investments:
         Statesman Financial Corporation                         18,172,205                18,144,573
         Michigan Livestock Credit Corporation                   12,878,032                10,156,000
         Other companies (principally cooperatives)              75,732,129                75,573,146
    Receivables                                                   1,510,521                 1,316,515
    Other assets                                                 10,965,465                10,787,753
                                                      ----------------------     ---------------------
                Total investments and other assets              119,258,352               115,977,987
                                                      ----------------------     ---------------------
Property, plant and equipment                                   366,276,887               304,577,628
Less accumulated depreciation                                   183,195,209               175,384,990
                                                      ----------------------     ---------------------
                Property, plant and equipment, net              183,081,678               129,192,638
                                                      ----------------------     ---------------------
                                                             $  749,022,037             $ 462,296,440
                                                      ======================     =====================

                             See accompanying notes

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                    as of December 31, 1998 and June 30, 1998


                                                                           December 31,
                  LIABILITIES AND STOCKHOLDERS' AND                            1998
                           PATRONS' EQUITY                                  (Unaudited)             June 30, 1998
                                                                      ---------------------     ---------------------
Current liabilities:
   Short-term notes payable                                                 $  2,400,000               $   7,100,000
   Current maturities of long term debt                                       63,809,088                   1,833,434
   Accounts payable                                                          158,028,909                  71,235,641
   Accrued expenses:
      Environmental remediation                                                1,664,398                     429,649
      Payrolls, employee benefits, related taxes and other                    46,053,946                  34,398,390
   Accrued income taxes                                                          724,816                   2,380,815
   Dividends payable                                                             478,855                     341,450
   Patronage refunds payable in cash                                           1,802,728                   2,378,378
   Advances from managed member cooperatives                                  21,496,855                   6,929,943
                                                                      ---------------------     ---------------------
               Total current liabilities                                     296,459,595                 127,027,700
                                                                      ---------------------     ---------------------
Bridge loan facility                                                         218,313,467
Long-term debt                                                                49,210,602                 136,041,301
                                                                      ---------------------     ---------------------
               Total long term debt                                          267,524,069                 136,041,301

Other noncurrent liabilities:
   Employee benefits                                                           7,054,106                   6,936,519
   Deferred income taxes                                                       4,129,741                   4,745,538
   Environmental remediation                                                   2,101,094                     746,498
   Miscellaneous                                                               5,249,307                   5,403,204
                                                                      ---------------------     ---------------------
                Total other noncurrent liabilities                            18,534,248                  17,831,759
                                                                      ---------------------     ---------------------

Redeemable preferred stock                                                     2,114,100                   2,114,100

Capital stock:
     Preferred                                                                 1,465,400                   1,494,200
     Common - $1 par value; 12,166,244 and 12,195,018 shares
        outstanding at September 30, 1998 and June 30, 1998,
        respectively                                                          12,166,244                  12,195,018

Patrons' equity                                                              150,758,381                 165,592,362
                                                                      ---------------------     ---------------------
                                                                           $ 749,022,037               $ 462,296,440
                                                                      =====================     =====================

                             See accompanying notes

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
               for the six months ended December 31, 1998 and 1997

                                   (Unaudited)

                                                              Six Months Ended
                                                                 December 31,
                                                        1998                   1997
                                                        ----                   ----
Sales and other operating revenue:
    Net purchases by patrons                      $    438,108,984       $    420,396,937
    Net marketing for patrons                           42,773,380             57,738,498
    Other operating revenue                              2,092,136              1,439,129
                                                 --------------------   --------------------
                                                       482,974,500            479,574,564

Cost of products purchased and marketed                392,567,340            405,669,870
                                                 --------------------   --------------------
                Gross margin                            90,407,160             73,904,694

Selling, general and administrative expenses           108,578,082             81,850,223
                                                 --------------------   --------------------
                Loss on operations                     (18,170,922)            (7,945,529)
                                                 --------------------   --------------------
Other deductions (income):
    Interest expense                                    13,356,897              8,523,699
    Interest income and service charges                 (8,736,765)            (4,775,519)
    Miscellaneous income, net                           (3,535,790)            (1,945,723)
                                                 --------------------   --------------------
                                                         1,084,342              1,802,457
                                                 --------------------   --------------------
                Loss before income tax benefit         (19,255,264)            (9,747,986)

Income tax benefit                                       4,794,561              2,125,061
                                                 --------------------   --------------------
                Net loss                           $   (14,460,703)      $     (7,622,925)
                                                 ====================   ====================

                             See accompanying notes

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                    CONSOLIDATED STATEMENT OF PATRONS' EQUITY as of December 31, 1998 and June 30, 1998

                                                                  December 31,
                                                                      1998
                                                                   (Unaudited)            June 30, 1998
                                                             -------------------     -------------------
Patronage refund allocations:
    Balance, beginning of year                                $      68,151,124       $      67,566,625
    Allocation from net savings for the year                                                  3,702,869
    Allocations assumed in merger                                                             2,683,000
    Adjustments to prior year's allocation                                                      153,836
    Redemptions                                                        (211,555)             (5,955,206)
                                                             -------------------     -------------------
           Balance, end of quarter                                   67,939,569              68,151,124
                                                             -------------------     -------------------
Operating capital:
    Balance, beginning of year                                       97,441,238              93,948,702
    Net (loss) savings from operations                              (14,460,703)             10,666,638
    Patronage refunds payable in:
       Cash                                                                                  (2,378,378)
       Patronage refund allocations                                                          (3,702,869)
    Adjustments to prior year's estimated patronage refunds,
       net of income taxes                                                                     (123,724)
    Dividends on capital stock declared:
       Preferred                                                       (138,952)               (279,407)
       Common, $.06 per share                                                                  (681,536)
    Other reductions                                                    (22,771)                5(8,188)
                                                             -------------------     -------------------
           Balance, end of period                                    82,818,812              97,441,238
                                                             -------------------     -------------------
               Total patrons' equity                           $    150,758,381        $    165,592,362
                                                             ===================     ===================

                             See accompanying notes

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
               for the six months ended December 31, 1998 and 1997

                                   (Unaudited)

                                                                                   Six Months Ended
                                                                                     December 31,
                                                                           1998                    1997
                                                                           ----                    ----
Operating activities:
    Net loss from operations                                          $   (14,460,703)       $     (5,906,209)
    Adjustments to reconcile net savings to cash provided by
          operating activities:
       Dividend declared                                                      137,405                 138,723
       Depreciation and amortization                                       10,374,180               8,397,061
       Deferred income taxes                                                 (615,797)
       Gain on sale of property and equipment                                 228,536                  92,216
       Undistributed earnings of finance company and  joint ventures          449,428                (536,955)
       Noncash patronage refunds received                                      (2,529)                   (674)
       Redemption of noncash patronage refunds received                        86,124                   3,308
       Cash provided by current assets and liabilities                     94,689,635              43,147,590
                                                                      -----------------     --------------------
                 Cash from operating activities                            90,886,279              45,337,240
                                                                      -----------------     --------------------
Investing activities:
    Additions to property, plant and equipment                            (24,529,052)            (17,268,500)
    Proceeds from disposal of property, plant and equipment                   626,112                 861,521
    Additional investments in other companies                              (3,441,670)             (1,332,265)
    Net cash paid for acquisition                                        (203,105,507)
                                                                      -----------------     --------------------
                 Cash used in investing activities                       (230,450,117)            (17,739,244)
                                                                      -----------------     --------------------
Financing activities:
    Net decrease in short-term notes payable                               (4,700,000)             (2,125,000)
    Proceeds from bridge loan facility                                    218,313,467
    Proceeds from long term debt                                            7,000,000               6,000,000
    Repayment of long-term debt                                           (40,794,205)            (20,524,648)
    Patronage refunds paid in cash                                           (575,650)
    Net redemption of stockholders' and patrons' equity                      (430,852)               (624,669)
                                                                      -----------------     --------------------
                Cash provided (used) in financing activities              178,812,760             (19,549,219)
                                                                      -----------------     --------------------
                Increase (decrease) in cash and cash equivalents           39,248,922              (8,048,777)

Balance at beginning of year                                               15,352,446              16,853,790
                                                                      -----------------     --------------------
                Balance at end of period                               $   54,601,368       $       8,805,013
                                                                      =================     ====================


                             See accompanying notes

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)



1.   BASIS OF PRESENTATION

     In the opinion of management, the accompanying consolidated financial statements of Southern States Cooperative, Inc. ("Southern States") and its wholly owned subsidiaries (collectively the "Company") contain all adjustments necessary to present fairly, in all material respects, the Company's consolidated financial position as of December 31, 1998 and the consolidated results of operations and cash flows for the six month periods ended December 31, 1998 and 1997. All adjustments are of a normal, recurring nature. These financial statements should be read in conjunction with the June 30, 1998 consolidated financial statements and notes thereto included herein. The results of operations for the six months ended December 31, 1998 and 1997 are not indicative of the results to be expected for the full year.

     On October 13, 1998, the Company purchased the agricultural farm supply inputs business ("Inputs Business") of Gold Kist Inc. (the "Gold Kist Inputs Business"), a Georgia cooperative marketing association. The Gold Kist Inputs Business' results of operations have been included in the Company's consolidated statement of operations since the date of acquisition (See Note 7).

2.   INVENTORY

     Inventories at December 31, 1998 and June 30, 1998 consisted of the following:

                                          December 31, 1998     June 30, 1998
                                          -----------------     -------------
        Finished goods:
           Purchased for resale             $201,739,231          $115,667,733
           Manufactured                        7,807,983             4,384,872
                                            ------------          ------------
                                             209,547,214           120,052,605
        Materials and supplies                35,781,097            13,114,889
                                            ------------          ------------
           Totals                           $245,328,311          $133,167,494
                                            ============          ============

3.       OTHER INFORMATION

     The Company is a defendant in several lawsuits arising in the ordinary course of business. While the outcome of any litigation cannot be predicted with certainty, the Company believes that the ultimate disposition of these matters will not have a material adverse effect on its consolidated financial position, results of operations or cash flows.

     In early January of 1999 the Company received additional information and revised estimates of the cost of containment, remediation and monitoring activities at one of the Company's environmental sites. Based upon this additional information the Company accrued $3.0 million for the estimated cost of remediating this site.

     The Company's accrued environmental costs represents the cost to cover estimated environmental remediation costs. The remaining actual environmental remediation liability may be different from management's estimates due to uncertainty of the extent of the pollution, the complexity of laws and government regulations and their interpretation, the varying costs and effectiveness of alternative cleanup technologies and methods, the uncertain level of insurance or other types of recovery, and the uncertain level of the Company's involvement. As the scope of the Company's environmental contingencies becomes more clearly defined, it is possible that expenditures in excess of these amounts already accrued may be necessary. However, management believes that these overall costs are expected to be incurred over an extended period of time and, as a result, such contingencies are not anticipated to have a material impact on consoldated financial position or liquidity, but could have a material adverse effect on future quarterly or annual operating results.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

                               ------------------



4.   SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     The components of cash provided by (used in) current assets and liabilities:

                                             1998                       1997
                                             ----                       ----

          Receivables                  $33,736,221                  $43,137,839
          Inventories                  (36,901,730)                 (42,187,653)
          Prepaid expenses                (603,851)                  (2,209,089)
          Accounts payable              73,898,941                   47,403,486
          Accrued expenses              11,655,556                   (3,590,664)
          Other, net                    12,904,498                      593,671
                                       -----------                  ------------
                                       $94,689,635                  $43,147,590
                                       ===========                  ============


5.   SEGMENT INFORMATION

     The Company has six reporting segments or divisions: Crops, Feed, Petroleum, Retail Farm Supply, Farm and Home, and Marketing. The crops segment procures, manufactures, processes and distributes fertilizer, seed and crop protection products. The feed segment procures and manufactures dairy, livestock, equine, poultry, pet and aquacultural feeds. The petroleum segment distributes all grades of gasoline, kerosene, fuel oil, propane and other related petroleum products. The retail farm supply segment distributes agricultural supplies through approximately 200 Company owned and managed local cooperatives. The farm and home segment distributes farm and home products at wholesale and retail centers. The marketing segment purchases corn, soybean, wheat, barley and livestock from its members and markets these products.

     The Company evaluates performance based on operating profit or loss. Interest expense is allocated to each of the segments based upon segment assets employed and excludes the allocation of general corporate overhead. The Company accounts for intersegment sales at current market prices.

     The following tables present information about the Company's reported segment profits and losses as well as the reconciliation of reportable segment revenues and operating losses to the Company's consolidated totals for the six months ended December 31, 1998 and 1997, respectively.

                           REVENUES FROM                             INTERSEGMENT                           SEGMENT
                           EXTERNAL CUSTOMERS                            REVENUES                             PROFIT
                  -----------------------------------------    ----------------------------------    ------------------------------
                           SIX MONTHS ENDED                         SIX MONTHS ENDED                    SIX MONTHS ENDED
                             DECEMBER 31,                             DECEMBER 31,                        DECEMBER 31,
                  -----------------------------------------    ----------------------------------    ------------------------------
                                  1998             1997               1998             1997                1998           1997
                                  ----             ----               ----             ----                ----           ----
Retail Farm Supply            145,660,417      118,123,384                  0                 0       (5,618,493)     (2,854,329)
Feed                           84,536,467       75,063,368         32,660,337        31,041,209        5,864,444       4,094,325
Crops                          44,809,535       37,543,608         50,377,109        42,117,572       (1,071,968)       (306,836)
Farm and Home                  85,922,994       79,326,261         18,677,222        17,127,339           76,351          55,654
Petroleum                      76,319,727      110,268,198          6,981,099        10,425,408       (5,403,341)        631,126
Marketing                      44,624,623       57,867,126          3,469,108         5,923,818          122,639         958,805
Other                           1,100,740        1,382,619            296,775           231,414         (533,628)       (420,809)
                  -----------------------------------------    ----------------------------------    ------------------------------
  Total                       482,974,503      479,574,564        112,461,650       106,866,760       (6,563,996)      2,157,936

                     General corporate overhead                                                      (12,691,268)     (11,905,922)
                     Income tax benefit                                                                4,794,561        2,125,061
                                                                                                   --------------------------------
                     Net loss                                                                       ($14,460,703)      $7,622,925
                                                                                                    ===============================

6.   NEW ACCOUNTING STANDARDS

      During the Company's fiscal year ended June 30, 1998, the Financial Accounting Standards Board ("FASB") issued several new pronouncements, including Statement of Financial Accounting Standards ("SFAS") No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits", which standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable and eliminates certain disclosures that are no longer useful. Both of these standards are effective for the year ended June 30, 1999. The adoption of these standards will result only in additional disclosure and are not expected to have an impact on the financial position or results of operations. In addition in June of 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which is effective for fiscal quarters beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company will adopt SFAS No. 133 in fiscal year 2000. The Company is currently evaluating any impact of the derivatives standard.


7.   ACQUISITION OF GOLD KIST, INC. OPERATIONS

     On October 13, 1998, the Company purchased the Gold Kist Inputs Business. The net assets purchased included certain inventory, real property, personal property, and certain accounts receivable, other assets, and certain liabilities. The net purchase price of $218.3 million, (net of liabilities assumed of approximately $21.5 million and subject to a final purchase price adjustment) was financed utilizing a bridge loan facility. This acquisition has been accounted for under the purchase method of accounting. The purchase price has been preliminarily allocated to inventory, accounts receivables and property plant and equipment based on estimated fair values at the date of acquisition, pending final determination of certain acquired balances. The Inputs Business' results of operations have been included in the Company's consolidated statement of operations since the date of acquisition.

     In connection with the purchase transaction, the Company delivered to Gold Kist a post-closing statement of net asset value (the "Post-Closing Valuation") prepared pursuant to the terms of the purchase agreement (the "Agreement"). The final purchase price as determined by the Company pursuant to the Post-Closing Valuation was approximately $202.8 million compared to an estimated purchase price (after deducting the $10 million hold back provided for in the Agreement) of $218.3 million. Taking into account certain agreed upon adjustments, the Company's Post-Closing Valuation would result in a repayment by Gold Kist to the Company of approximately $16 million, with interest from the closing date. The difference between the estimated purchase price as determined by the pre-closing valuation and the Company's determination of the final purchase price as shown by the Post-Closing Valuation was principally due to a material increase in the reserve for bad debts applicable to the accounts receivable purchased pursuant to the Agreement as a result of the Company's post-closing evaluation and analysis of the receivables. Gold Kist subsequently objected to the Company's Post-Closing Valuation, and asserted that the Company owed Gold Kist an additional $6 million. Currently, the Company and Gold Kist have been working together to resolve their differences. If these differences cannot be mutually resolved, the matter will be submitted to a mutually agreed upon nationally recognized independent certified public accounting firm who shall act as arbitrator. Upon conclusion of the arbitration procedure, any difference between the estimated purchase price and the final purchase, will be paid by the Company or Gold Kist, as the case may be, including interest.

8.    SUBSEQUENT EVENTS

     On January 12, 1999, Southern States entered into a new $200 million three-year revolving credit facility with various commercial banks, including NationsBank, N.A., First Union National Bank and CoBank. This facility replaced the $140 million in short-term facilities with CoBank that were in place at December 31, 1998 and the $92 million in uncommitted facilities with various commercial banks. Under the terms of this facility, Southern States must maintain a ratio of funded indebtedness to capitalization of less than or equal to .50 to 1, have tangible net worth of at least $256 million plus 25% of net income in a fiscal year and maintain a ratio of consolidated cash flow to consolidated interest expense and distribution of greater than 1.50 to 1. Interest rates under this facility are determined on a competitive bid basis or at a LIBOR-based maximum rate.

                        INPUTS BUSINESS OF GOLD KIST INC.
                       STATEMENTS OF ASSETS TO BE ACQUIRED
                          AND LIABILITIES TO BE ASSUMED
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)


                                                                           SEPTEMBER 26, 1998            JUNE 27, 1998
                                                                           ------------------            -------------
                                                       ASSETS
Current assets:
  Receivables, principally trade, less allowance for doubtful accounts of $5,481 as of September 26, 1998 and $6,493
    as of June 27, 1998................................................          $ 52,516                    77,205
  Crop notes receivable, less allowance for doubtful notes of $7,000
    as of September 26, 1998 and $6,816 as of June 27, 1998............            77,893                    71,073
  Inventories (note 2).................................................            75,378                    89,218
  Other current assets.................................................               708                     1,116
                                                                                ---------                  --------
    Total current assets...............................................           206,495                   238,612
Investments............................................................               391                     1,535
Property, plant and equipment, net.....................................            46,614                    48,185
Other assets...........................................................               826                       811
                                                                                ---------                 ---------
    Total assets.......................................................          $254,326                   289,143
                                                                                  =======                   =======


                                                     LIABILITIES
Current liabilities:
  Current maturities of long-term debt.................................         $     235                       235
  Accounts payable.....................................................            23,292                    59,134
  Accrued compensation and related expenses............................                                       1,251
  Other current liabilities............................................             1,096                     2,538
                                                                                  -------                   -------
    Total current liabilities..........................................            24,623                    63,158
Long-term debt, excluding current maturities...........................             8,576                     8,628
                                                                                  -------                   -------
    Total liabilities..................................................            33,199                    71,786
                                                                                  -------                   -------
    Net assets.........................................................          $221,127                   217,357
                                                                                  =======                   =======




                 See accompanying notes to financial statements.

                        INPUTS BUSINESS OF GOLD KIST INC.
                            STATEMENTS OF OPERATIONS
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                       THREE MONTHS ENDED
                                                                       SEPTEMBER 26, 1998          SEPTEMBER 27, 1997
Net sales.........................................................            $ 91,508                    104,735
Cost of sales.....................................................              78,506                     91,495
                                                                               -------                    -------
    Gross margin..................................................              13,002                     13,240
Distribution, administrative and general expenses.................              22,054                     22,444
                                                                               -------                    -------
    Net operating loss............................................              (9,052)                    (9,204)
Other income (deductions):
    Interest income...............................................               3,209                      2,972
    Interest expense..............................................              (3,994)                    (3,168)
    Miscellaneous, net............................................                 171                        753
                                                                              --------                   --------
         Total other deductions...................................                (614)                       557
                                                                              --------                   --------
    Loss before income taxes......................................              (9,666)                    (8,647)
Income tax benefit (note 3).......................................               3,625                      3,288
                                                                               -------                    -------
    Net loss......................................................            $ (6,041)                    (5,359)
                                                                               =======                    =======




                 See accompanying notes to financial statements.

                                           INPUTS BUSINESS OF GOLD KIST INC.
                                               STATEMENTS OF CASH FLOWS
                                              (AMOUNTS IN THOUSANDS)
                                                    (UNAUDITED)


                                                                                    THREE MONTHS ENDED
                                                                      -----------------------------------------------
                                                                      SEPTEMBER 26, 1998           SEPTEMBER 27, 1997
                                                                      ------------------           ------------------
Cash flows from operating activities:
  Net income (loss)...........................................               $ (6,041)                  (5,359)
  Non-cash items included in net income (loss):
    Depreciation and amortization.............................                  1,592                    1,520
    Allowance for doubtful accounts...........................                   (828)                     292
    (Gains) losses on sales of assets.........................                     11                     (396)
    Other.....................................................                  1,062                       30
  Changes in operating assets and liabilities:
    Receivables...............................................                 25,692                   17,428
    Crop notes receivable.....................................                 (6,996)                  (7,017)
    Inventories...............................................                 13,840                    8,233
    Other current assets......................................                    408                   (3,068)
    Accounts payable and other current liabilities............                (38,535)                 (24,348)
                                                                              -------                  -------
      Net cash used in operating activities...................                 (9,795)                 (12,685)
                                                                               ------                  -------
Cash flows from investing activities:
  Acquisitions of investments.................................                      -                         -
  Acquisitions of property, plant and equipment...............                    (21)                  (2,270)
  Proceeds from disposals of property, plant and equipment....                     56                      594
                                                                             --------                  -------
      Net cash provided by (used in) investing activities.....                     35                   (1,676)
                                                                             --------                  -------
Cash flows from financing activities:
  Proceeds from long-term borrowings..........................                      -                        -
  Principal payments of long-term debt........................                    (52)                    (47)
  Net transfers from Gold Kist Inc............................                  9,812                   14,409
                                                                              -------                  -------
        Net cash provided by financing activities.............                  9,760                   14,362
                                                                              -------                  -------
        Net change in cash and cash equivalents...............                      -                        -
Cash and cash equivalents at beginning of year................                      -                        -
                                                                            ---------                ---------
Cash and cash equivalents at end of year......................             $        -                        -
                                                                            =========                =========

Supplemental disclosure of cash flow data: Cash paid during the years for:
    Interest paid to third parties............................               $     87                      117
                                                                              =======                  =======
    Income taxes (note 3).....................................              $       -                        -
                                                                             ========                =========




                 See accompanying notes to financial statements.

                        INPUTS BUSINESS OF GOLD KIST INC.
                          NOTES TO FINANCIAL STATEMENTS
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)


1. Gold Kist Inc. ("Gold Kist" or "Company") and Southern States Cooperative, Incorporated ("Southern States") have entered into an Asset Purchase Agreement (the "Agreement"), dated as of July 23, 1998, pursuant to which the Company has agreed to sell and assign, and Southern States has agreed to purchase and assume, the assets and certain of the liabilities of the Company's agricultural inputs business. The affected assets include substantially all of the assets of the Company's Agri-Services segment, as well as certain crop notes receivable of AgraTrade Financing, Inc., the Company's wholly-owned finance subsidiary (such businesses and certain other assets to be acquired are referred to as the "Inputs Business"). The Agri-Services segment purchases, manufactures and processes fertilizers, agricultural chemicals, seeds, pet foods, feed and animal health products and other farm supply items for distribution and sale at wholesale and retail. Additionally, the segment serves as a contract procurement agent for and storer of farm commodities such as soybeans, grain and peanuts and is engaged in cotton processing and storage.

     The financial statements are not intended to be a complete presentation of the financial position, results of operations and cash flows as if the Inputs Business had operated as a stand-alone company. Intercompany balances and transactions within the Inputs Business have been eliminated. The accompanying financial statements present the assets to be acquired and liabilities to be assumed and the results of operations and cash flows of the Inputs Business, based upon the structure of the transaction as described in the Agreement. The transaction as set forth in the Agreement is hereinafter referred to as the Acquisition.

     The accompanying unaudited financial statements reflect the accounts of the Inputs Business of Gold Kist Inc. ("Inputs Business"). All significant intercompany balances and transactions have been eliminated. Due to the seasonality of the Inputs Business, results of operations for interim periods are not necessarily indicative of results for the entire year.

     In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position, the results of operations, and the cash flows. All significant intercompany balances and transactions have been eliminated in consolidation. Results of operations for the interim periods are not necessarily indicative of results for the entire year.

2. Inventories consist of the following:

                                                                  SEPT. 26, 1998        JUNE 27, 1998
             Merchandise for sale.............................        $73,781                87,428
             Raw materials and supplies.......................          1,597                 1,790
                                                                       ------                ------
                                                                      $75,378                89,218
                                                                       ======                ======

3. The operations of the Inputs Business are included in the consolidated income tax returns of Gold Kist. All income tax payments are made by Gold Kist and are not allocated to the Inputs Business. Pursuant to the Agreement, Gold Kist will retain all income tax liabilities and rights to all tax refunds relating to operations prior to the closing date of the acquisition. Accordingly, the statements of assets to be acquired and liabilities to be assumed do not reflect current or prior period income tax receivables or payables. The statements of operations reflect management's estimates of income tax (expense) benefit using effective federal and state statutory rates as if the Inputs Business was operated as a stand-alone company. As Gold Kist manages its tax position on a consolidated basis, which takes into account the results of all of its operations, the Inputs Business's effective tax rate could vary in the future from that reported in the accompanying statement of earnings. The Inputs Business's future effective tax rate will largely depend on Southern States's structure and tax strategies.

[Picture of tractor in field and Southern States logos]


================================================================          ============================================
================================================================          ============================================



NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR
TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN
THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS
PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR
ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY
CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN
NO CHANGE IN THE AFFAIRS OF SOUTHERN STATES OR THE TRUST                                 $75,000,000
SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY
JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT
AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR                             [Southern States LOGO]
SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO
WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                                                                       SOUTHERN STATES
       TABLE OF CONTENTS                                                               CAPITAL TRUST I
                                             PAGE
Prospectus Summary..................................  2
Risk Factors........................................  9
Southern States Capital Trust I..................... 15
Use of Proceeds..................................... 15                            __% CAPITAL SECURITIES
Capitalization...................................... 18                            (LIQUIDATION AMOUNT $25
Unaudited Pro Forma Condensed Combined Financial                                    PER CAPITAL SECURITY)
   Information...................................... 19                           FULLY AND UNCONDITIONALLY
Selected Historical Consolidated Financial                                              GUARANTEED BY
   Information...................................... 24
Management's Discussion and Analysis of
   Financial Condition and Results of Operations.....28
Farm Cooperatives................................... 45
Southern States..................................... 46                                SOUTHERN STATES
Business of Southern States......................... 51                                 COOPERATIVE,
Acquisition of the Gold Kist Inputs Business........ 67                                 INCORPORATED
Management.......................................... 72
Description of the Capital Securities............... 82
Description of the Junior Subordinated Debentures... 98                       --------------------------------
The Guarantee.......................................109                                  PROSPECTUS
The Expense Agreement...............................112                       --------------------------------
Effect of Obligations Under the Junior Subordinated
   Debentures, the Guarantee and the Expense
   Agreement........................................112                       FIRST UNION CAPITAL MARKETS CORP.
United States Federal Income Taxation...............115
ERISA Considerations................................121                                LEHMAN BROTHERS
Underwriting........................................122
Legal Matters.......................................124                            NATIONSBANC MONTGOMERY
Experts.............................................124                                SECURITIES LLC
Available Information...............................124
Disclosure Regarding Forward Looking Statements.....125
Index to Financial Statements.......................F-1
                                                                                      _______ __, 1999




================================================================          ============================================
================================================================          ============================================


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses (excluding underwriting commissions) to be incurred by Southern States in connection with the issuance and distribution of the [capital and common] securities to be offered. All amounts are estimates except for the SEC registration fee:


        Registration under the Securities Act of 1933,
          as amended............................................    $   23,978
        New York Stock Exchange Listing Fee.....................        77,033
        Accounting Fees and Expenses ...........................
        Blue Sky Fees and Expenses .............................
        Legal Fees and Expenses.................................
        Trustee and Transfer Agent Fees.........................
        Printing and Engraving Expenses.........................
        Miscellaneous ..........................................
                                                                     ---------
               Total............................................    $
                                                                     =========


ITEM 14.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Sections 13.1-698 and 13.1-702 of the Code of Virginia (1950) (the "Code") provide that, unless limited by its articles of incorporation, a corporation shall indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. Further, under Sections 13.1-697 and 13.1-702 of the Code, a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against reasonable expenses incurred in the proceeding if (i) he conducted himself in good faith, and (2) he believed, in the case of conduct in his official capacity with the corporation that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests, and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Such indemnification is not permissible however, (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (b) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

        Article D of the Restated Articles of Incorporation of Southern States reads as follows:

                      The Association shall indemnify any person who was or is a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted under Title 13.1 of the Code of Virginia, as the same may be amended from time to time, and under any other controlling statutes or regulation whether Federal or State. Such indemnification shall be in addition to, and not in limitation of, any other indemnity required by law or agreement.

        The Company maintains a Directors and Officers Liability Insurance Policy (the "Policy") in place with Federal Insurance Company which indemnifies directors and officers of the Company against certain damages and expenses relating to claims against them caused by negligent acts, errors or omissions. The Policy is a "claims made" policy with a $15,000,000 policy aggregate.

        Reference is made to the indemnity provisions in the Underwriting Agreement which is filed as Exhibit 1 to this Registration Statement.

        Under the Trust Agreement, the Company agrees to indemnify each Trustee with respect thereto or any predecessor Trustee for the Trust, and to hold each such Trustee harmless against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred without negligence or bad faith on its part, arising out of or in connection with the creation, administration or termination of the Trust, including the costs and expenses of defending itself against any claim or liability in connection with the good faith exercise or performance of any of its powers or duties under the Trust Agreement.


ITEM 15.       RECENT SALES OF UNREGISTERED SECURITIES

        During the three fiscal years ended June 30, 1998, the Company issued the following:

        A. Southern States Membership Common Stock. Southern States' common stock is membership common stock, issued at a price equal to its $1.00 par value per share. Southern States' membership common stock, notwithstanding a 6% dividend feature, does not have characteristics typical of an investment security. As an agricultural cooperative, voting rights in the Company are per capita, regardless of the number of shares of membership common stock held; there is no opportunity for capital appreciation, as shares are issued at par ($1.00 per share) and are redeemable at par; there is no trading market in such shares as they are subject to significant transfer restrictions. Pursuant to the requirements of the Agricultural Cooperative Association Act of Virginia and the Articles of Incorporation and Bylaws of Southern States, its issuance and transfer is limited to bona fide producers of agricultural products and cooperative associations that are owned and controlled by such producers who use the services or supplies of Southern States. An agricultural producer who qualifies for membership but is not already a member will automatically receive the first $1.00 of any patronage refund in the form of one share of membership common stock. Southern States is of the opinion that its membership common stock should not be considered a security within the meaning of the federal securities laws, but is nevertheless providing the information below to comply with the requirements of this item 15 under a contrary view.

        1. Issuance of Shares of Membership Common Stock to Managed Local Cooperatives in Lieu of Cash Refunds of Patronage Refund Allocations.

               (a) Securities Issued. During the fiscal years ended June 30, 1996, 1997 and 1998, the Company issued an aggregate of 1,255,945 shares, 1,179,265 shares, and 803,329 shares of its membership common stock, respectively, to 66 managed local cooperatives, all of which are managed by the Company under uniform management contracts and all of which operate as an integral part of the Southern States cooperative distribution system. See "Southern States--The Southern States Distribution System--Managed Local Cooperatives" in the Prospectus included as Part I of this Registration Statement. The shares of membership stock were issued in lieu of cash payments made on the Company's patronage refund allocations previously distributed to patrons for the fiscal years ended June 30, 1974, 1975 and 1976, respectively. See "Southern States--Cooperative Structure--Patronage Refunds" in the Prospectus included as Part I of this Registration Statement.

               (b) Underwriters and Other Purchasers. No underwriters were involved. See (a) above.

               (c) Consideration. The shares were issued at par value ($1.00 per share) in lieu of an equivalent dollar amount otherwise payable in cash upon revolvement of the Company's patronage refund allocations for the years in question.

               (d) Exemption from Registration Claimed. The Company is of the opinion that even if its shares of membership common stock are considered to be securities for purposes of the Securities Act of 1933, the issuance of such shares was exempt from registration pursuant to Section 4(2) of the Securities Act in the circumstances described. The offer and sale of shares exchanged with the managed local cooperatives was made exclusively to a limited and clearly defined class of offerees, namely the 70 managed local cooperatives who operate under a management agreement with Southern States and who, by virtue of their relationship with Southern States, are familiar with and have access to complete information concerning the business and financial position of Southern States. The offer and sale was not made through any general advertisement or solicitation.

        2. Issuance of Shares of Membership Common Stock to Agricultural Producers Who Wish to Qualify to Do Business with the Company on a Cooperative Basis.

               (a) Securities Issued. During each of the fiscal years ended June 30, 1996, 1997 and 1998, the Company issued one (1) share of its membership common stock, $1.00 par value per share, to each of approximately 200 agricultural producers who purchased one share each in order to qualify for membership in the Company. Such transactions usually involved agricultural producers who did not wish to wait to receive a share of membership common stock in connection with a future patronage refund based upon business done with the Company.

               (b) Underwriters and Other Purchasers. No underwriters were involved. See (a) above.

               (c)    Consideration.  $1.00 per share.  See (a) above.

               (d) Exemption from Registration Claimed. The Company is of the opinion that the issuance of one (1) share of its membership common stock, at a purchase price of $1.00, to persons wishing to qualify to do business with the Company on a cooperative basis, does not involve the issuance of a security for purposes of the Securities Act of 1933, and that even if such transactions are viewed as involving the issuance of a security, such transactions were exempt under Rule 504 of Regulation D. In no year during the three year period ending June 30, 1998, did the issuance of shares of membership common stock by the Company pursuant to Section 3(b) or in violation of Section 5(a) of the Securities Act exceed the aggregate $1 million limitation of Rule 504. The Company believes it complied with the requirements of Rule 504 in all material respects with respect to the issuance of these shares.

        3. Issuance of Shares in Connection with Mergers of Managed Local Cooperatives into the Company.

               (a) Securities Issued. In the fiscal year ended June 30, 1998, the Company issued approximately 4,120 shares of its membership common stock to members of two managed local cooperatives that were merged into the Company during that period.

               (b) Underwriters and Other Purchasers. No underwriters were involved.

               (c)    Consideration.  $1.00 per share.  See (a) above.


               (d) Exemption from Registration Claimed. The Company is of the opinion that even if its shares of membership common stock are considered to be securities for purposes of the Securities Act of 1933, the issuance of such shares was exempt from registration under Rule 504 of Regulation D. The aggregate dollar amount of this offering, based upon the par value of the shares of membership common stock issued, was under $5,000. The Company believes all applicable requirements of Rule 504 were met. The Company filed a Form D with respect to these two transactions under cover of letter dated February 17, 1998.

        4. Issuance of Shares in Connection with Merger of Michigan Livestock Exchange with and into the Company.

               (a) Securities Issued. The Company has issued or will issue a maximum of approximately 78,000 shares of its membership common stock to members of Michigan Livestock Exchange ("MLE"), a Michigan cooperative, in connection with the merger of MLE into the Company effective April 1, 1998. The merger agreement specified that each active member of MLE who held allocated equities of MLE at the time of the merger would receive one share of the Company's membership common stock in exchange for and in lieu of the first $1.00 of allocated equity held in MLE, which allocated equity was assumed by the Company in the merger.

               (b) Underwriters and other Purchasers. No underwriters were involved.

               (c)    Consideration.

                      (i) One share of membership common stock, $1.00 par value, was issued or will be issued to each of approximately 38,000 members of MLE as described in (a) above as part of the consideration for the merger; there were no discounts or commissions. Members of MLE are required by law to own one share of the Company's membership common stock in order to be a member of the Company. Each share issued represents, and will be issued in lieu of, the first $1.00 of any allocated equity due to such member of MLE, which allocated equities were assumed by the Company in the merger.

                      (ii) A maximum of approximately 40,000 of the shares referenced in (a) above will be issued on the basis of one share per member, to MLE members who were not due any allocated equity from MLE at the time of merger, in order to qualify such members of MLE for membership in the Company. The consideration is $1.00 per share which was deemed by the parties to the merger to have been paid as part of the merger consideration.

               (d) Exemption from Registration Claimed. The Company is of the opinion that even if its shares of membership common stock are considered to be securities for purposes of the Securities Act of 1933, the issuance of such shares was exempt from registration under Rule 504 of Regulation D, as the consideration for such shares was limited to $1.00 per share, or a maximum of approximately $78,000. The Company believes all requirements of Rule 504 were met. The Company filed a Form D with respect to this transaction under cover of letter dated February 17, 1998.

        B. Southern States 6% Cumulative Preferred Stock. Southern States' 6% cumulative preferred stock is issued at a price equal to its $100.00 par value.

               (a) Securities Issued. During its fiscal years ended June 30, 1996, 1997 and 1998, the Company issued 385, 349 and 424 shares, respectively, of its 6% cumulative preferred stock to existing holders of such securities, in lieu of cash dividends thereon, pursuant to prior elections made by such holders to receive additional shares in lieu of cash dividends.

               (b) Underwriters and other Purchasers. No underwriters were involved.

               (c) Consideration. Each of the shares referenced in (a) above were issued at par value, for $100.00 per share, in lieu of cash dividends in like amount.

               (d) Exemption from Registration Claimed. The Company's 6% cumulative preferred stock was initially sold in 1970 pursuant to the exemption in Section 3(a)(5)(B) of the Securities Act. At that time, purchasers were given the option of electing to receive future dividends, if declared, in the form of cash or in additional shares of the same issue. The Company is of the opinion that the issuance of additional shares of its 6% cumulative preferred stock pursuant to such elections is not a sale of such securities within the meaning of Section 2(3) of the Securities Act. The Company relies on the interpretive ruling of the General Counsel of the SEC listed at 17 C.F.R. Section 231.929 (par. 1121 of the CCH Federal Securities Law Reports) in support of this position.

        C.     "Payment Plus" Debt Obligations.

               (a) Securities Issued. On April 1, 1998, Michigan Livestock Exchange ("MLE"), a Michigan cooperative, merged into the Company. MLE has, for a number of years, operated a "Payment Plus" program under which farmers and other members of MLE who sell livestock to or through MLE, can elect to receive sales proceeds on a deferred basis. Such proceeds are payable upon demand of the MLE member, and are paid with interest at a specified rate. If not earlier paid, such obligations are paid 12 months after the date of the livestock sale transaction that gave rise to such proceeds. The Payment Plus obligations of MLE, at the time of its merger into the Company, were secured by an irrevocable stand-by letter of credit issued by the St. Paul Bank for Cooperatives. MLE had outstanding Payment Plus indebtedness of approximately $17,000,000 at April 1, 1998, held by approximately 550 members of MLE. Payment Plus obligations became obligations of the Company upon the effective date of the merger and at June 30, 1998, were outstanding at approximately the same level outstanding at April 1, 1998.

               (b) Underwriters and other Purchasers. No underwriters were involved.

               (c) Consideration. Payment Plus obligations are interest-bearing debt obligations for livestock sales proceeds owed by MLE (now the Company) to members as a result of commercial transactions handled by MLE (now the Company).

               (d) Exemption from Registration Claimed. Prior to its merger into the Company, MLE was a farmers' cooperative organization exempt from tax under section 521 of the Internal Revenue Code of 1954. Accordingly, if the Payment Plus obligations of MLE are viewed as securities, the Company is of the view they were exempt from registration pursuant to section 3(a)(5)(B) of the Securities Act of 1933. Upon the merger of MLE into the Company effective April 1, 1998, the Payment Plus obligations became obligations of the Company. Although the Payment Plus obligations (as obligations of the Company) no longer qualify for the exemption in section 3(a)(5)(B) of the 1933 Act, the Company has continued to maintain the bank letter of credit securing such obligations and, accordingly, is of the opinion that if such obligations constitute securities, they are exempt from registration by virtue of the exemption from registration provided by section 3(a)(2) of the 1933 Act.


ITEM 16.       EXHIBITS, FINANCIAL STATEMENT SCHEDULES

(A)     EXHIBITS

        An index of exhibits appears at page II-11 and is incorporated herein by reference.

(B)     FINANCIAL STATEMENT SCHEDULES

        Schedule II - Valuation and Qualifying Accounts was previously filed.

        All other schedules are omitted as the required information is inapplicable or the information is presented in the Consolidated Financial Statements or related notes included herein.


ITEM 17.       UNDERTAKINGS

        (a) Each of the undersigned registrants hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit delivery to each purchaser.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Southern States Cooperative, Incorporated has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, State of Virginia on May 6, 1999.

                                    SOUTHERN STATES COOPERATIVE,
                                      INCORPORATED


                                    BY:    /s/  Wayne A. Boutwell
                                           ------------------------
                                           Wayne A. Boutwell
                                           President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed for the following persons in the capacities indicated on May 6, 1999.


    /s/  Wayne A. Boutwell                         President and Chief
--------------------------------                   Executive Officer
         Wayne A. Boutwell


   /s/  Jonathan A. Hawkins                     Senior Vice President and
--------------------------------                Chief Financial Officer
      Jonathan A. Hawkins


  /s/  Robert W. Taylor                              Controller and
--------------------------------              Principal Accounting Officer
       Robert W. Taylor



Michael W. Beahm, Cecil D. Bell, Jr., Floyd K. Blessing,
James E. Brady, Earl L. Campbell, Jere L. Cannon,
William F. Covington, Herbert A. Daniel, H. Michael Davis, George
E. Fisher, R. Bruce Johnson, James A. Kinsey,
J. Wayne McAtee, Fred K. Norris, Phil Ogletree, Jr.,
Richard F. Price, Willliam Pridgeon, Curry A. Roberts, John Henry
Smith, James A. Stonesifer, William W. Vanderwende, Wilbur C.
Ward, Charles A. Wilfong                                            Directors


 By:       /s/  N. Hopper Ancarrow, Jr.
          ---------------------------------
           N. Hopper Ancarrow, Jr.
           Attorney-In-Fact

        Pursuant to the requirements of the Securities Act of 1933, Southern States Capital Trust I has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, State of Virginia, on May 6, 1999.

                                            SOUTHERN STATES CAPITAL TRUST I



                                            BY:    /s/  Jonathan A. Hawkins
                                                   -----------------------------
                                                   Jonathan A. Hawkins
                                                   Administrative Trustee

                                  EXHIBIT INDEX
                               TO AMENDMENT NO. 1
                            TO REGISTRATION STATEMENT
                                   ON FORM S-1

                    SOUTHERN STATES COOPERATIVE, INCORPORATED
                         SOUTHERN STATES CAPITAL TRUST I

EXHIBIT NO.           DESCRIPTION OF EXHIBIT

           UNDERWRITING AGREEMENT:
1.             Form of Underwriting Agreement between Southern States Capital Trust I, Southern States
               Cooperative, Incorporated, First Union Capital Markets, Lehman Brothers and NationsBanc
               Montgomery Securities LLC, dated __________, 1999

           ARTICLES OF INCORPORATION AND BYLAWS:

3.1*           Restated Articles of Incorporation of Southern States Cooperative, Incorporated, effective
               July 30, 1998

3.2*           Bylaws of Southern States Cooperative, Incorporated, amended as of October 13, 1998

           INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES:

4.1*           Certificate of Trust executed by First Union Trust Company, National Association, filed on
               December 16, 1998

4.2*           Trust Agreement among Southern States Cooperative, Incorporated and First Union Trust
               Company, National Association, dated December 15, 1998

4.3            Form of Amended and Restated Trust Agreement among Southern States Cooperative,
               Incorporated, First Union National Bank, First Union Trust Company, National Association and
               the Administrative Trustees, dated ___________, 1999

4.4            Form of Junior Subordinated Indenture between Southern States Cooperative, Incorporated and
               First Union National Bank, as Indenture Trustee, dated ____________, 1999

4.5            Form of Capital Securities Certificate for Southern States Capital Trust I (included as
               Exhibit E to Exhibit 4.3 above)

4.6            Form of Junior Subordinated Debenture

4.7            Form of Guarantee Agreement between Southern States Cooperative, Incorporated and First
               Union National Bank, dated ____________, 1999

           Certain instruments relating to long-term debt not being registered have been omitted in accordance with Item 601(b) (4) (iii) of Regulation S-K. Registrant will furnish a copy of any such instrument to the Commission upon its request.

5.1**          Opinion of Mays & Valentine, L.L.P. regarding the legality of the Junior Subordinated
               Debentures and the Guarantee

5.2**          Opinion of Potter Anderson & Corroon LLP regarding the legality of the Capital Securities

8.**           Opinion of Mays & Valentine, L.L.P. regarding certain federal income tax matters

           MATERIAL CONTRACTS:

10.1*          (a)    Asset Purchase Agreement between Gold Kist Inc. and Southern States     Cooperative,
               Inc., dated July 23, 1998

               (b)    Letter Agreement between Gold Kist Inc. and Southern States      Cooperative, Inc.,
               dated as of October 13, 1998, amending the Asset  Purchase Agreement

               (c)    Commitment Letter between Gold Kist Inc. and Southern States Cooperative, Inc.,
               dated October 13, 1998

10.2*          Term Loan Credit Agreement by and among Southern States
               Cooperative, Incorporated and NationsBank, N.A., First Union
               National Bank and CoBank, ACB, dated October 9, 1998

10.3**         Revolving Loan Agreement between Southern States Cooperative, Incorporated and CoBank, ACB,
               First Union National Bank, NationsBank, N.A. and various other lenders, dated January __,
               1999

10.4*          Third Amended and Restated Financing Services and Contributed Capital Agreement between
               Southern States Cooperative, Incorporated and Statesman Financial Corporation, dated
               November 3, 1997
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10.5*          Financing Services and Contributed Capital Agreement between Southern States Cooperative,
               Incorporated and Michigan Livestock Credit Corporation, dated April 1, 1998

10.6*          (a)    Southern States Insurance Exchange Subscriber's Agreement and Power
                      of Attorney, dated April 27, 1988

               (b)    Agreement between Southern States Insurance Exchange and Southern States
               Underwriters, Incorporated, dated April 27, 1988

10.7*          (a)    Form of Management Agreement between Southern States Cooperative, Incorporated and various local managed cooperatives (listed in Attachment A to Exhibit 10.7)

               (b)    Management/Operating Agreement between Orange-Madison
                      Cooperative Farm Service, Inc. and Southern States
                      Cooperative, Inc., dated March 1, 1991, as amended by
                      Reclassification Agreement, dated September 1, 1991, as amended November 20, 1992, as amended April 1, 1993, as amended February 1, 1994, as amended May 1, 1994, as amended March 2, 1995

10.8*          (a)    Member Product Purchase Agreement between CF Industries, Inc. and
                      Southern States Cooperative, Incorporated, dated October 18, 1974, as supplemented by letter from J. Sultenfuss to G. Adlich, dated January 7,
                      1998

               (b)    CF Industries, Inc. Product Purchase Agreement Assignment and
                      Assumption Agreement by and among Gold Kist Inc., Southern States Cooperative,
               Inc. and CF Industries, Inc., dated October 13, 1998

10.9*          Agreement and Plan of Merger between and among Southern States Cooperative, Incorporated, and Michigan Livestock Exchange, Statesman Financial Corporation and Michigan Livestock
               Credit Corporation, dated as of December 31, 1997

10.10*         (a)    Ground Lease between Southern States Cooperative, Incorporated, as
                      Lessor, and Gold Bond Stamp Company of Georgia, as Lessee, dated as of
                      July 15, 1977
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                                     II-13


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               (b)    Lease and Agreement between Gold Bond Stamp Company of Georgia, as
                      Lessor, and Southern States Cooperative, Incorporated, as Lessee, dated as of July 15, 1977

10.11*         Lease Agreement with Purchase Option by and between Scott Petroleum Corporation and Gold
               Kist Inc., dated January 5, 1995

           MANAGEMENT REMUNERATION PLANS:

10.12*         Southern States Supplemental Retirement Plan, effective November
               11, 1987, as amended and restated through Fourth Amendment, effective July 1, 1995

10.13*         Southern States Deferred Compensation Plan, effective July 1,
               1995, as amended and restated through Fourth Amendment, effective
               July 1, 1998

10.14*         Southern States Directors Deferred Compensation Plan, effective
               July 1, 1989, as amended and restated through First Amendment, effective July 1, 1995

10.15*         Form of Executive Split Dollar Agreement between Southern States
               Cooperative, Incorporated and certain executive officers (listed in Attachment A to Exhibit 10.15)

12.            Computation of Ratios

21.*           List of Subsidiaries

           CONSENTS OF EXPERTS AND COUNSEL:

23.1           Consent of PricewaterhouseCoopers LLP

23.2           Consent of KPMG Peat Marwick LLP

23.3**         Consent of Mays & Valentine, L.L.P. (included in Exhibit 5.1 and Exhibit 8)

23.4**         Consent of Potter Anderson & Corroon LLP (included in Exhibit 5.2)

24.*           Powers of Attorney

25.*           Statement of Eligibility on Form T-1 under the Trust Indenture
               Act of 1939, as amended, of First Union National Bank, as
               Property Trustee under the Trust Agreement and the Amended and Restated Trust Agreement, and as Trustee under the Junior
               Subordinated Indenture and the Guarantee

27.            Financial Data Schedule

-----------------------
*              Filed previously.
**             To be filed by amendment.

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